PROSPECTUS SUPPLEMENT
(To Prospectus dated January 26, 2004)


                                  $616,382,060
                                 (Approximate)

                                  CWALT, INC.
                                   Depositor

                          [COUNTRYWIDE HOME LOANS logo]
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                         Alternative Loan Trust 2004-J4
                                     Issuer

               Mortgage Pass-Through Certificates, Series 2004-J4

              Distributions payable monthly, beginning May 25, 2004

                                ----------------

The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:

 ---------------------------------------------------------------------------------------------------------------------------------
                                        Initial Class       Pass-Through                          Initial Class       Pass-Through
                                     Certificate Balance        Rate                           Certificate Balance        Rate
 ---------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-1                             $119,351,000         Variable     Class 1-A-IO                Notional          1.500%
 ---------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-2                             $ 14,370,000          3.230%      Class 2-A-1             $299,035,000         Variable
 ---------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-3                             $ 64,219,000          4.052%      Class 2-A-IO                Notional          1.500%
 ---------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-4                             $ 29,485,000          5.133%      Class A-R               $        100           N/A
 ---------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-5                             $ 27,954,000          5.855%      Class M-1               $ 14,484,000         Variable
 ---------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-6                             $ 14,365,000          4.900%      Class M-2               $ 11,711,000         Variable
 ---------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-7                             $ 14,010,000          4.950%      Class B                 $  7,397,960         Variable
---------------------------------------------------------------------------------------------------------------------------------



The Class 1-A-IO and Class 2-A-IO Certificates are interest-only notional amount certificates. The pass-through rates for the Class 1-A-1, Class 2-A-1, Class M-1, Class M-2 and Class B Certificates may adjust monthly and are calculated as described in this prospectus supplement under "Description of the Certificates -- Distributions -- Distributions of Interest." The pass-through rates for the offered certificates, other than the Class 1-A-IO and Class 2-A-IO Certificates, will be subject to an interest rate cap. The pass-through rates for the offered certificates, other than the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-IO and Class 2-A-IO Certificates, will be subject to increase after the optional termination date. See "Description of the Certificates -- Distributions -- Distributions of Interest" in this prospectus supplement.

The assets of the trust will consist primarily of two loan groups: one group will consist of fixed-rate mortgage loans and the other group will consist of conventional hybrid adjustable-rate mortgage loans, all of which are secured by first liens on one- to four-family residential properties and have stated terms to maturity of up to 30 years.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

Countrywide Securities Corporation will offer the certificates listed above (other than the Class A-R Certificates) to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates are expected to be approximately $634,863,804, plus accrued interest, before deducting expenses. The offered certificates will be purchased by Countrywide Securities Corporation on or about April 30, 2004. See "Method of Distribution" in this prospectus supplement. The offered certificates will be available for delivery to investors in book-entry form through the facilities of the Depository Trust Company, Clearstream, Luxembourg and the Euroclear System. The Class A-R Certificates will not be purchased by Countrywide Securities Corporation but, instead, will be transferred to the seller on or about April 30, 2004 as partial consideration for the sale of the mortgage loans to the depositor, See "Method of Distribution" in this prospectus supplement.


                       Countrywide Securities Corporation
April 29, 2004


--------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page S-8 in this prospectus supplement and on page 5 in the prospectus.
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                  Table of Contents

Prospectus Supplement                         Page
---------------------                         ----

Table of Contents..............................S-2
Summary........................................S-3
Risk Factors...................................S-8
The Mortgage Pool.............................S-17
Servicing of Mortgage Loans...................S-56
Description of the Certificates...............S-60
Yield, Prepayment and Maturity Considerations.S-95
Use of Proceeds..............................S-105
Material Federal Income Tax Consequences.....S-105
Other Taxes..................................S-109
ERISA Considerations.........................S-109
Method of Distribution.......................S-110
Legal Matters................................S-111
Experts......................................S-111
Ratings......................................S-111
Index to Defined Terms.......................S-113
Global Clearance, Settlement And Tax
    Documentation Procedures...................I-1


Prospectus                                       Page
----------                                       ----

Important Notice About Information in
    This Prospectus and Each Accompanying
    Prospectus Supplement...........................4
Risk Factors........................................5
The Trust Fund.....................................12
Use of Proceeds....................................22
The Depositor......................................23
Mortgage Loan Program..............................23
Description of the Certificates....................25
Credit Enhancement.................................38
Yield and Prepayment Considerations................42
The Pooling and Servicing Agreement................43
Certain Legal Aspects of the Mortgage Loans........57
Material Federal Income Tax Consequences...........63
Other Tax Considerations...........................87
ERISA Considerations...............................87
Legal Investment...................................90
Method of Distribution.............................91
Legal Matters......................................92
Financial Information..............................92
Rating.............................................92
Index to Defined Terms.............................93

                                     Summary

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, read carefully this entire document and the accompanying prospectus.

Offered Certificates

Alternative Loan Trust 2004-J4 will issue sixteen classes of certificates, fourteen of which are being offered by this prospectus supplement and the accompanying prospectus. The assets of the trust fund that will support both the offered certificates and other classes of certificates will consist, on the closing date, of a pool of mortgage loans with an aggregate stated principal balance of approximately $616,381,960 as of April 1, 2004, and certain other property and assets described in this prospectus supplement.

The mortgage pool consists of two loan groups. Loan group 1 will consist of conventional fixed-rate mortgage loans with maturities of up to 30 years secured by first liens on one- to four-family residential properties and are expected to have an aggregate principal balance of approximately $300,110,358 as of the cut-off date. Loan group 2 will consist primarily of mortgage loans with maturities of up to 30 years secured by first liens on one- to four-family residential properties and that have fixed mortgage rates for approximately 24, 36 or 60 months after the date of origination of each mortgage loan before the mortgage rates become subject to adjustment based on a specified index. Loan group 2 is expected to have an aggregate principal balance of $316,271,603 as of the cut-off date.

The following chart lists certain characteristics of the classes of the offered certificates. The classes of certificates listed below will not be offered unless they receive the respective ratings at least as high as those set forth below by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and by Moody's Investors Service, Inc. ("Moody's"):

                  S&P     Moody's
   Class        Rating   Rating         Type
   -----        ------   ------         ----

Class 1-A-1      AAA       Aaa     Senior/Variable
                                   Pass-Through
                                   Rate*
Class 1-A-2      AAA       Aaa     Senior/Fixed
                                   Pass-Through
                                   Rate*
Class 1-A-3      AAA       Aaa     Senior/Fixed
                                   Pass-Through
                                   Rate*
Class 1-A-4      AAA       Aaa     Senior/Fixed
                                   Pass-Through
                                   Rate*
Class 1-A-5      AAA       Aaa     Senior/Fixed
                                   Pass-Through
                                   Rate*
Class 1-A-6      AAA       Aaa     Senior/NAS/Fixed
                                   Pass-Through
                                   Rate*
Class 1-A-7      AAA       Aaa     Senior/NAS/Fixed
                                   Pass-Through
                                   Rate*
Class 1-A-IO     AAA       Aaa     Senior/Notional
                                   Amount/Interest
                                   Only/Fixed
                                   Pass-Through
                                   Rate
Class 2-A-1      AAA       Aaa     Senior/Variable
                                   Pass-Through
                                   Rate*
Class 2-A-IO     AAA       Aaa     Senior/Notional
                                   Amount/Interest
                                   Only/Fixed
                                   Pass-Through
                                   Rate
Class A-R        AAA       Aaa     Senior/Residual
Class M-1        AA+       Aa2     Subordinate/
                                   Variable
                                   Pass-Through
                                   Rate*
Class M-2         A+       A2      Subordinate/
                                   Variable
                                   Pass-Through
                                   Rate*
Class B          BBB+     Baa2     Subordinate/
                                   Variable
                                   Pass-Through
                                   Rate*
-----
* Subject to an interest rate cap.


A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See "Ratings," "Description of the Certificates -- General" and "-- Book-Entry Certificates" in this prospectus supplement and "The Mortgage Pool" in this prospectus supplement and "The Trust Fund -- The Mortgage Loans -- General" in the prospectus.

Other Certificates

In addition to the offered certificates, the trust fund will issue the Class C and Class P Certificates, which are not being offered to the public pursuant to this prospectus supplement and the prospectus. Each of the Class A-R and the Class P Certificates will have an initial class certificate balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment penalties or charges received in respect of the mortgage loans. Any information contained in this prospectus supplement with respect to the Class C and Class P Certificates is provided only to permit a better understanding of the offered certificates.

Cut-off Date

For each mortgage loan, the later of April 1, 2004 and the date of origination for that mortgage loan (either of these dates is sometimes referred to in this prospectus supplement as the cut-off date).

Closing Date

On or about April 30, 2004.

Depositor

CWALT, Inc. is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sellers

Countrywide Home Loans, Inc. will be the seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation which, in turn, acquired those mortgage loans directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP

Trustee

The Bank of New York

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions on the next business day. The first distribution is scheduled for May 25, 2004.

Registration of Certificates

The offered certificates will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

See "Description of Certificates - Book-Entry Certificates" in this prospectus supplement.

Interest Payments

On each distribution date, holders of each class of offered certificates will be entitled to receive:

o the interest that has accrued at the related pass-through rate during the related accrual period on the class certificate balance or notional amount, as applicable, of that class of certificates immediately prior to that distribution date, and

o    any interest due on a prior distribution date that was not paid.

The interest accrual period for the Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6 and Class 1-A-7 Certificates (we sometimes refer to these certificates as the "Fixed Rate Certificates") and the Class 1-A-IO and Class 2-A-IO Certificates (we sometimes refer to these certificates as the "Notional Amount Certificates") for any distribution date will be the calendar month before the month in which that distribution date occurs. Interest on the Fixed Rate Certificates and the Notional Amount Certificates will be calculated on the basis of a 360-day year divided into twelve 30-day months. The interest accrual period for the Class 1-A-1, Class 2-A-1, Class M-1, Class M-2 and Class B Certificates (we sometimes refer to these certificates as the "LIBOR Certificates") for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that interest accrual period.

The Class 1-A-IO and Class 2-A-IO Certificates will only be entitled to receive distributions of interest on each distribution date to and including the distribution date in October 2006.

See "Description of the Certificates -- Distributions -- Distributions of Interest" in this prospectus supplement.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates in accordance with the priorities of payment set forth in this prospectus supplement to the extent there is cash available on that date.

The Class 1-A-IO and Class 2-A-IO Certificates are notional amount certificates and do not have class certificate balances but will bear interest during each interest accrual period to and including the interest accrual period related to the October 2006 distribution date on their respective notional amounts. After the interest accrual period related to the October 2006 distribution date, the respective notional amounts of the Class 1-A-IO and Class 2-A-IO Certificates will be equal to zero and these classes of certificates will no longer be entitled to receive distributions of interest.

See "Description of the Certificates -- Distributions -- Distributions of Principal" in this prospectus supplement.

Optional Termination

The master servicer may purchase all of the remaining assets of the trust fund and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and real estate owned by the trust fund declines to 10% or less of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

See "Description of the Certificates -- Optional Termination" in this prospectus supplement.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of Mortgage Loans -- Advances" in this prospectus supplement.

Credit Enhancement

Credit enhancements provide limited protection to certain holders of certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization

When excess interest payments received in respect of the mortgage loans are used to reduce principal owed on the offered certificates, the aggregate stated principal balance of the mortgage loans is expected to become greater than the aggregate class certificate balance of the offered certificates. If this occurs, the offered certificates will be "overcollateralized," and on any distribution date, the amount of any such overcollateralization will be available to absorb the offered certificates' share of losses from liquidated mortgage loans, if such losses are not otherwise covered. The required level of overcollateralization may change over time.

On the closing date the aggregate stated principal balance of the mortgage loans is expected to approximately equal the principal balance of the offered certificates. Therefore, there will be no overcollateralization as of the closing date. However, the mortgage loans in the mortgage pool are expected to generate more interest than is needed to pay interest on the offered certificates and expenses of the trust fund because the weighted average interest rate of the mortgage loans is expected to be higher than the sum of the weighted average pass-through rate on the certificates and the weighted average expense fee rate. Beginning with the November 2004 distribution date, any interest payments received in respect of the mortgage loans in the mortgage pool in excess of the amount that is needed to pay interest on the offered certificates and trust expenses will be used to reduce the total class certificate balance of the offered certificates, creating overcollateralization until a required level of overcollateralization has been achieved.

See "Description of the Certificates--Overcollateralization" in this prospectus supplement.

Financial Guaranty Insurance Policies

The Class 1-A-5 and Class 1-A-6 Certificates will each have the benefit of a separate financial guaranty insurance policy (referred to in this prospectus supplement as the Class 1-A-5 Policy and Class 1-A-6 Policy, respectively), pursuant to which MBIA Insurance Corporation will unconditionally and irrevocably guarantee certain payments on the Class 1-A-5 and Class 1-A-6 Certificates on each distribution date.

See "The Financial Guaranty Insurance Policies" in this prospectus supplement.

Subordination

The issuance of senior certificates and subordinated certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a payment priority over the subordinated certificates. With respect to the subordinated certificates, the Class M-1 Certificates will have a payment priority over the Class M-2 and Class B Certificates and the Class M-2 Certificates will have a payment priority over the Class B Certificates.

Subordination is designed to provide the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of payment.


See "Description of the Certificates -- Applied Realized Loss Amounts" in this prospectus supplement and "Description of the Certificates -- Allocation of Losses" in this prospectus supplement and "Credit Enhancement" in the prospectus.

The Corridor Contract Agreements


The trust fund will have the benefit of three corridor contracts which will be assigned to the trust fund on the closing date. One corridor contract will be for the benefit of the holders of the Class 1-A-1 Certificates, one corridor contract will be for the benefit of the holders of the Class 2-A-1 Certificates and the other corridor contract will be for the benefit of the holders of the subordinated certificates. On or prior to each corridor contract termination date, amounts paid under each corridor contract will be available to the holders of the related certificates, as described in this prospectus supplement to cover net rate carryover resulting from the application of the net rate cap to the related pass-through rate(s).


Payments under each corridor contract will be made pursuant to the formulas described in "Description of the Certificates -- The Corridor Contract Agreements" in this prospectus supplement. Any amounts received on each corridor contract for a distribution date that are not used on that date to cover net rate carryover on the related certificates, are expected to be distributed to the holders of the Class C Certificates as provided in the pooling and servicing agreement and will not be available thereafter for payment of net rate carryover on any class of offered certificates.

See "Description of the Certificates -- The Corridor Contract Agreements" in this prospectus supplement.

Tax Status

For federal income tax purposes, the trust fund (exclusive of the corridor contracts and the assets held in the carryover reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The Class 1-A-1, Class 2-A-1, Class M-1, Class M-2 and Class B Certificates will also represent the beneficial interest in the right to receive payments from the carryover reserve fund pursuant to the pooling and servicing agreement.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, so long as certain conditions are met.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment

The senior certificates and the Class M-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class M-2 and Class B Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore will not be mortgage related securities for purposes of that act.

See "Legal Investment" in the prospectus.

                                  Risk Factors

The following information, which you should carefully consider, identifies significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under "Risk Factors" beginning on page 5 in the prospectus.

Your Yield Will Be Affected By Prepayments                     Borrowers may, at their option, prepay their
                                                               mortgage loans in whole or in part at any
                                                               time. We cannot predict the rate at which
                                                               borrowers will repay their mortgage loans. A
                                                               prepayment of a mortgage loan, however, will
                                                               usually result in a prepayment on the
                                                               certificates.

                                                               The rate and timing of prepayment of the
                                                               mortgage loans will affect the yields to
                                                               maturity and weighted average lives of the
                                                               certificates. Any reinvestment risks from
                                                               faster or slower prepayments of mortgage
                                                               loans will be borne entirely by the holders
                                                               of the certificates.

                                                               o    If you purchase your certificates at a
                                                                    discount and principal is repaid slower than you
                                                                    anticipate, then your yield may be lower than you
                                                                    anticipate.

                                                               o    If you purchase notional amount certificates or
                                                                    you purchase your certificates at a premium and
                                                                    principal is repaid faster than you anticipate,
                                                                    then your yield may be lower than you anticipate.

                                                               o    If you purchase notional amount certificates and
                                                                    principal is repaid faster than you anticipate,
                                                                    you may lose your initial investment.

                                                               o    Approximately 30.85% of the mortgage loans by
                                                                    aggregate stated principal balance of the
                                                                    mortgage loans as of the cut-off date require the
                                                                    mortgagor to pay a penalty if the mortgagor
                                                                    prepays the mortgage loan during periods ranging
                                                                    from one year to five years after the mortgage
                                                                    loan was originated. A prepayment penalty may
                                                                    discourage a mortgagor from prepaying the
                                                                    mortgage loan during the applicable period.
                                                                    Prepayment penalties will be distributed to the
                                                                    Class P Certificates and will not be available to
                                                                    the holders of other classes of certificates.

                                                               You bear the reinvestment risks resulting from a
                                                               faster or slower rate of principal payments than you
                                                               expected.

The Yields On LIBOR Certificates Will Be                       The pass-through rates on the LIBOR
Affected By The Level Of LIBOR                                 Certificates for any distribution date will
                                                               be equal to the value of one-month LIBOR plus the
                                                               related margin, but subject to a cap. For these
                                                               classes of certificates your yield will be sensitive
                                                               to:

                                                                    (1) the level of one-month LIBOR,

                                                                    (2) the timing of adjustment of the pass-through
                                                                        rate on your certificate as it relates to the
                                                                        interest rates on the

                                                                        related mortgage loans and, with
                                                                        respect to the adjustable ratemortgage
                                                                        loans, the level of the mortgage index,
                                                                        the timing of adjustment of the
                                                                        interest rates on the adjustable rate
                                                                        mortgage loans, and periodic and lifetime
                                                                        limits on those adjustments, and

                                                                    (3) other limitations on the pass-through rates
                                                                        of such certificates as described further in
                                                                        this prospectus supplement.

                                                               See "Description of the Certificates--Interest" and
                                                               "Yield, Prepayment and Maturity Considerations" in
                                                               this prospectus supplement for a description of
                                                               factors that may influence the rate and timing of
                                                               prepayments on the mortgage loans.

The Subordinated Certificates Have A                           Except for the Class 1-A-5 and Class 1-A-6
Greater Risk Of Loss Than Senior                               Certificates, the certificates are not
Certificates And Subordination May Not  Be                     insured by any financial guaranty insurance
Sufficient To Protect Senior Certificates                      policy. The subordination and over-
From Losses                                                    collateralization features are intended
                                                               to enhance the likelihood that senior
                                                               certificateholders will receive regular payments
                                                               of interest and principal.

                                                               When certain classes of certificates provide credit
                                                               enhancement for other classes of certificates this is
                                                               sometimes referred to as "subordination." The
                                                               subordination feature is intended to enhance the
                                                               likelihood that senior certificateholders will receive
                                                               regular payments of interest and principal.

                                                               Credit enhancement in the form of subordination will
                                                               be provided for the certificates, first, by the right
                                                               of the holders of the senior certificates to receive
                                                               payments of principal on the mortgage loans in the
                                                               related loan group prior to the subordinated classes
                                                               and, second, to the extent there is no
                                                               overcollateralization in the trust fund, by the
                                                               allocation of realized losses on the mortgage loans in
                                                               a loan group to reduce the class certificate balance
                                                               of the subordinated classes, beginning with the Class
                                                               B Certificates.

                                                               This type of credit enhancement is provided by using
                                                               collections on the mortgage loans in a loan group
                                                               otherwise payable to the holders of the subordinated
                                                               classes to pay amounts due on the more senior classes
                                                               related to that loan group. After the credit
                                                               enhancement provided by excess cashflow and
                                                               overcollateralization (if any) have been exhausted,
                                                               collections on the mortgage loans in a loan group
                                                               otherwise payable to the subordinated classes will
                                                               comprise the sole source of funds from which such
                                                               credit enhancement is provided to the senior
                                                               certificates related to that loan group. Realized
                                                               losses on the mortgage loans in each loan group are
                                                               allocated to the subordinated certificates, beginning
                                                               with the subordinated certificates with the lowest
                                                               payment priority, until the principal balance of that
                                                               subordinated class has been reduced to zero. This
                                                               means that after the credit enhancement provided by
                                                               excess cashflow and overcollateralization (if any)
                                                               have been exhausted, realized losses on the mortgage
                                                               loans in each loan group will first be allocated to
                                                               the Class B

                                                               Certificates, until its class certificate balance
                                                               is reduced to zero. Subsequent realized losses
                                                               will be allocated to the next most junior class of
                                                               subordinated certificates, beginning with the Class
                                                               M-2 Certificates, until its class certificate balance
                                                               is reduced to zero. If the aggregate class certificate
                                                               balance of the subordinated classes were to be reduced
                                                               to zero, delinquencies and defaults on the mortgage
                                                               loans in a loan group would reduce the amount of funds
                                                               available for monthly distributions to holders of the
                                                               senior certificates related to that loan group.

                                                               You should fully consider the risks of investing in a
                                                               subordinated certificate, including the risk that you
                                                               may not fully recover your initial investment as a
                                                               result of realized losses. In addition, investors in a
                                                               class of senior certificates should consider the risk
                                                               that, after the credit enhancement provided by excess
                                                               cashflow and overcollateralization (if any) have been
                                                               exhausted, the subordination of the subordinated
                                                               certificates may not be sufficient to protect the
                                                               senior certificates from losses. There will be no
                                                               overcollateralization created until at least the
                                                               distribution date in November 2004.

                                                               See "Description of the Certificates" in
                                                               this prospectus supplement.

Excess Interest From The Mortgage Loans                        The mortgage loans in the trust fund are
May Not Provide Adequate Credit                                expected to generate more interest than is needed to
Enhancement                                                    pay interest on the offered certificates and expenses
                                                               of the trust fund because the weighted average
                                                               interest rate on the mortgage loans is expected to be
                                                               higher than the weighted average pass-through rate on
                                                               the offered certificates plus the weighted average
                                                               expense fee rate. Beginning with the distribution date
                                                               in November 2004, if the mortgage loans generate more
                                                               interest than is needed to pay interest on the offered
                                                               certificates, such "excess interest" will be used to
                                                               make additional principal payments on the offered
                                                               certificates to the extent described in this
                                                               prospectus supplement. The use of excess interest to
                                                               make additional distributions of principal on the
                                                               offered certificates will reduce the total class
                                                               certificate balance of the offered certificates below
                                                               the aggregate stated principal balance of the mortgage
                                                               loans in the mortgage pool, thereby creating
                                                               "overcollateralization." Overcollateralization is
                                                               intended to provide limited protection to the holders
                                                               of the offered certificates by absorbing these
                                                               certificates' share of losses from any liquidated
                                                               mortgage loans. However, we cannot assure you that
                                                               enough excess interest will be generated on the
                                                               mortgage loans in the mortgage pool to establish or
                                                               maintain the required level of overcollateralization.
                                                               In addition, even if the initial required level of
                                                               overcollateralization is reached, the pooling and
                                                               servicing agreement provides that under certain
                                                               conditions the level of overcollateralization required
                                                               may diminish over time. Investors in the offered
                                                               certificates should also be aware that there will be
                                                               no overcollateralization until at least the
                                                               distribution date in November 2004.

                                                               The excess interest available on any distribution date
                                                               will be affected by the actual amount of interest
                                                               received, collected or

                                                               advanced in respect of the mortgage loans during the
                                                               preceding month. Such amount will be influenced by
                                                               changes in the weighted average of the mortgage rates
                                                               resulting from prepayments and liquidations of the
                                                               mortgage loans as well as, with respect to the
                                                               adjustable-rate mortgage loans, from adjustments of
                                                               the mortgage rates on those mortgage loans. The
                                                               mortgage rates on the group 1 mortgage loans are fixed
                                                               and the mortgage rates on the group 2 mortgage loans
                                                               adjust semi-annually or annually based on six-month
                                                               LIBOR, twelve-month LIBOR or one-year CMT, each of
                                                               which is referred to as a mortgage index, but only
                                                               after a period of two, three or five years after
                                                               origination. The pass-through rate of each class of
                                                               offered certificates, other than the Notional Amount
                                                               Certificates, is subject to a net rate cap which
                                                               generally is based on the weighted average net
                                                               mortgage rates of the related mortgage loans. If the
                                                               pass-through rate on one or more classes is limited by
                                                               the applicable net rate cap, it may be necessary to
                                                               apply all or a portion of the interest funds available
                                                               to distribute interest at the pass-through rates for
                                                               such classes of certificates. As a result, interest
                                                               may be unavailable for any other purpose.

                                                               If the protection afforded by overcollateralization is
                                                               insufficient, then the holders of the offered
                                                               certificates could experience a loss on their
                                                               investment.


Excess Interest Will Also Be Reduced By                        When a borrower makes a full or partial
Prepayments On The Mortgage Loans                              prepayment on a mortgage loan, the amount of
                                                               interest that the borrower is required to pay may be
                                                               less than the amount of interest certificateholders
                                                               would otherwise be entitled to receive with respect to
                                                               the mortgage loan. The master servicer is required to
                                                               reduce its master servicing fee to offset this
                                                               shortfall, but the reduction for any distribution date
                                                               is limited to one half of the master servicing fee for
                                                               the related month. If the aggregate amount of interest
                                                               shortfalls resulting from prepayments exceeds the
                                                               amount of the reduction in the master servicing fee,
                                                               the amount of interest available to make distributions
                                                               of interest to the certificates and to build or
                                                               maintain overcollateralization will be reduced.

Your Yield Will Be Affected By The Interest                    Approximately 12.96% of the mortgage loans
Only Feature Of The Mortgage Loans                             in Loan Group 1 and approximately 68.30% of
                                                               the mortgage loans in Loan Group 2 require monthly
                                                               payments of only accrued interest for a substantial
                                                               period of time after origination. During the
                                                               interest-only period, less principal will be available
                                                               for distribution to the related certificateholders
                                                               than otherwise would be the case. In addition, these
                                                               loans may have a higher risk of default after the
                                                               interest-only period due to the larger outstanding
                                                               balance and the increased monthly payment necessary to
                                                               amortize fully the mortgage loan.

                                                               During the interest-only period, these mortgage loans
                                                               may be less likely to prepay since the perceived
                                                               benefits from refinancing may be less than if the
                                                               mortgage loans were fully

                                                               amortizing. As the interest-only period approaches its
                                                               end, however, these mortgage loans may be more likely
                                                               to be refinanced in order to avoid higher monthly
                                                               payments necessary to fully amortize these mortgage
                                                               loans.


Your Yield On Certificates Will Be Affected                    The pass-through rate on each class of
By The Mortgage Rates Of The Related                           offered certificates, other than the
Mortgage Loans                                                 Notional Amount Certificates, is subject to
                                                               a net rate cap which generally is calculated by
                                                               reference to the weighted average net mortgage rate of
                                                               the related mortgage loans. The Fixed Rate
                                                               Certificates and the Class 1-A-1 Certificates are
                                                               related to the group 1 mortgage loans. Prepayments of
                                                               group 1 mortgage loans with relatively higher mortgage
                                                               rates than other group 1 mortgage loans may reduce
                                                               this net rate cap. If the net rate cap applies to a
                                                               class of Fixed Rate Certificates, it may apply for an
                                                               extended period or indefinitely.

                                                               The pass-through rate on the Class 1-A-1 Certificates
                                                               may adjust monthly based on one-month LIBOR while the
                                                               mortgage rates on the group 1 mortgage loans will not
                                                               adjust. The mortgage rates on the mortgage loans in
                                                               loan group 1 are fixed. As a result, there is not a
                                                               correlation between the pass-through rate on the Class
                                                               1-A-1 Certificates and the mortgage rates on the group
                                                               1 mortgage loans, which may result in the imposition
                                                               of the net rate cap on those certificates for an
                                                               extended period of time.

                                                               The pass-through rates on the Class 2-A-1, Class M-1,
                                                               Class M-2 and Class B Certificates may adjust monthly
                                                               and are based on one-month LIBOR. The mortgage rates
                                                               on the group 2 mortgage loans, to which the Class
                                                               2-A-1 Certificates are related, adjust semi-annually
                                                               or annually based on the mortgage index, but only
                                                               after a period of two, three or five years after
                                                               origination. The subordinated certificates are related
                                                               to all of the mortgage loans. Because the mortgage
                                                               index may respond to economic and market factors
                                                               different than those affecting one-month LIBOR, there
                                                               is not necessarily a correlation in movement between
                                                               the interest rates on the adjustable rate mortgage
                                                               loans and the pass-through rates of the related
                                                               classes of certificates. For example, it is possible
                                                               that the interest rates on the adjustable rate
                                                               mortgage loans may decline while the pass-through
                                                               rates on the related classes of LIBOR Certificates are
                                                               stable or rising. In addition, although it is possible
                                                               that both the mortgage rates on the adjustable rate
                                                               mortgage loans and the pass-through rates on the
                                                               related classes of LIBOR Certificates may decline or
                                                               increase during the same period, the mortgage rates on
                                                               the adjustable rate mortgage loans may decline or
                                                               increase more slowly than the pass-through rates of
                                                               these certificates because of the difference between
                                                               interest rate adjustment periods on the mortgage loans
                                                               and pass-through rate adjustment periods on these
                                                               certificates. In addition, prepayments of mortgage
                                                               loans with relatively higher mortgage rates may reduce
                                                               the net rate cap and consequently reduce the
                                                               pass-through rate for one or more of these classes of
                                                               certificates.

                                                               It is intended that the amount by which a
                                                               certificateholder's

                                                               interest payment has been reduced by operation of the
                                                               net rate cap will be paid first, in the case of the
                                                               LIBOR Certificates from payments (if any) under the
                                                               related corridor contract prior to its corridor
                                                               contract termination date, and then, in each case,
                                                               from remaining excess cashflow (if any), in each case
                                                               as described in this prospectus supplement. However,
                                                               we cannot assure you that any excess cashflow or
                                                               corridor contract proceeds will be available, or
                                                               sufficient, to make any such payments.

Your Yield Will Be Affected By How                             The timing of principal payments on the certificates
Distributions Are Allocated To The                             will be affected by a number of factors, including:
Certificates
                                                               o    the extent of prepayments on the mortgage loans
                                                                    in the related loan group, in the case of the
                                                                    senior certificates, and all of the mortgage
                                                                    loans, in the case of the subordinated
                                                                    certificates,

                                                               o    how payments of principal are allocated
                                                                    among the classes of certificates,

                                                               o    whether the master servicer exercises
                                                                    its right, in its sole discretion, to
                                                                    terminate the trust fund,

                                                               o    the rate and timing of payment defaults and
                                                                    losses on the mortgage loans in the related loan
                                                                    group, in the case of the senior certificates,
                                                                    and all of the mortgage loans, in the case of the
                                                                    subordinated certificates, and

                                                               o    repurchases of mortgage loans in the related loan
                                                                    group, in the case of the senior certificates,
                                                                    and all of the mortgage loans, in the case of the
                                                                    subordinated certificates, for material breaches
                                                                    of representations and warranties.

                                                               Since distributions on the certificates are dependent
                                                               upon the payments on the applicable mortgage loans, we
                                                               cannot guarantee the amount of any particular payment
                                                               or the amount of time that will elapse before the
                                                               trust is terminated.

                                                               See "Description of the Certificates -- Principal,"
                                                               and " -- Optional Termination" in this prospectus
                                                               supplement for a description of the manner in which
                                                               principal will be paid to the certificates. See "The
                                                               Mortgage Pool -- Assignment of the Mortgage Loans" in
                                                               this prospectus supplement for more information
                                                               regarding the repurchase or substitution of mortgage
                                                               loans.

Certificates May Not Be Appropriate For                        The offered certificates may not be an
Some Investors                                                 appropriate investment for investors who do
                                                               not have sufficient resources or expertise
                                                               to evaluate the particular characteristics
                                                               of each applicable class of offered
                                                               certificates. This may be the case because,
                                                               among other things:

                                                               o    the yield to maturity of offered
                                                                    certificates purchased at a price other than par
                                                                    will be sensitive to the uncertain rate

                                                               and timing of principal prepayments on the mortgage
                                                               loans;

                                                               o    the rate of principal distributions on,
                                                                    and the weighted average lives of, the
                                                                    offered certificates will be sensitive
                                                                    to the uncertain rate and timing of
                                                                    principal prepayments on the mortgage
                                                                    loans and the priority of principal
                                                                    distributions among the classes of
                                                                    certificates. Accordingly, the offered
                                                                    certificates may be an inappropriate
                                                                    investment if you require a
                                                                    distribution of a particular amount of
                                                                    principal on a specific date or an
                                                                    otherwise predictable stream of
                                                                    distributions; and

                                                               o    a secondary market for the offered certificates
                                                                    may not develop or provide certificateholders
                                                                    with liquidity of investment.

Geographic Concentration Increases Risk                        Approximately 51.97% of the mortgage loans
That Certificate Yields Could Be                               Impaired by aggregate stated principal balance as of
                                                               the cut-off date are secured by property in
                                                               California. Property in California may be more
                                                               susceptible than homes located in other parts of the
                                                               country to some types of uninsurable hazards, such as
                                                               earthquakes, floods, mudslides and other natural
                                                               disasters. In addition,

                                                               o    economic conditions in states with significant
                                                                    concentrations (which may or may not affect real
                                                                    property values) may affect the ability of
                                                                    borrowers to repay their loans on time;

                                                               o    declines in the residential real estate markets
                                                                    in states with significant concentrations may
                                                                    reduce the values of properties located in such
                                                                    states, which would result in an increase in the
                                                                    loan-to-value ratios; and

                                                               o    any increase in the market value of properties
                                                                    located in states with significant concentrations
                                                                    would reduce the loan-to-value ratios and could,
                                                                    therefore, make alternative sources of financing
                                                                    available to the borrowers at lower interest
                                                                    rates, which could result in an increased rate of
                                                                    prepayment of the mortgage loans.

Impact Of World Events                                         The economic impact of the United States'
                                                               military operations in Iraq, Afghanistan and
                                                               other parts of the world, as well as the
                                                               possibility of terrorist attacks
                                                               domestically or abroad, is uncertain, but
                                                               could have a material effect on general
                                                               economic conditions, consumer confidence,
                                                               and market liquidity. No assurance can be
                                                               given as to the effect of these events on
                                                               consumer confidence and the performance of
                                                               the mortgage loans.  Any adverse impact
                                                               resulting from these events would be borne
                                                               by the holders of the certificates.  United
                                                               States military operations also increase the
                                                               likelihood of shortfalls under the
                                                               Servicemembers' Civil Relief Act (referred
                                                               to as the "Relief Act" ).  The Relief Act
                                                               provides relief to borrowers who enter
                                                               active military service and to borrowers in
                                                               reserve status who are called to active duty
                                                               after the origination of their mortgage
                                                               loan. The Relief Act provides generally that
                                                               these

                                                               borrowers may not be charged interest
                                                               on a mortgage loan in excess of 6% per annum
                                                               during the period of the borrower's active
                                                               duty. These shortfalls are not required to
                                                               be paid by the borrower at any future time
                                                               and will not be advanced by the master
                                                               servicer.  In addition, the Relief Act
                                                               imposes limitations that would impair the
                                                               ability of the master servicer to foreclose
                                                               on an affected loan during the borrower's
                                                               period of active duty status, and, under
                                                               some circumstances, during an additional
                                                               period thereafter.

                                                               Neither the Class 1-A-5 Policy nor the Class 1-A-6
                                                               Policy will cover any interest shortfalls caused by
                                                               the application of the Relief Act.

There are Limitations on the Class 1-A-5                       Neither the Class 1-A-5 Policy nor the Class
Policy and the Class 1-A-6                                     Policy 1-A-6 Policy will cover shortfalls in funds
                                                               available to pay interest on the Class 1-A-5 and Class
                                                               1-A-6 Certificates, respectively, arising from Relief
                                                               Act shortfalls or prepayment interest shortfalls in
                                                               excess of the compensating interest paid by the Master
                                                               Servicer. As a result, if a claim in respect of
                                                               interest is made on either policy, the payment on the
                                                               applicable policy may be less than the full interest
                                                               entitlement of the applicable certificates. In
                                                               addition, neither policy covers any current "negative
                                                               overcollateralization;" rather, such policy only
                                                               guarantees the ultimate payment of principal on the
                                                               Last Scheduled Distribution Date for the applicable
                                                               class.

You May Have Difficulty Reselling                              No market for any of the certificates will
Certificates                                                   exist before they are issued. The underwriter
                                                               intends to make a secondary market in the
                                                               classes of offered certificates purchased by it, but
                                                               has no obligation to do so. We cannot assure you that
                                                               a secondary market will develop or, if it develops,
                                                               that it will continue. Consequently, you may not be
                                                               able to sell your certificates readily or at prices
                                                               that will enable you to realize your desired yield.
                                                               The market values of the certificates are likely to
                                                               fluctuate; these fluctuations may be significant and
                                                               could result in significant losses to you.

                                                               The secondary markets for mortgage backed securities
                                                               have experienced periods of illiquidity and can be
                                                               expected to do so in the future. Illiquidity can have
                                                               a severely adverse effect on the prices of securities
                                                               that are especially sensitive to prepayment, credit,
                                                               or interest rate risk, or that have been structured to
                                                               meet the investment requirements of limited categories
                                                               of investors.

Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                The Mortgage Pool

General

         The depositor, CWALT, Inc., will purchase the mortgage loans in the mortgage pool (which are together referred to in this prospectus supplement as the "Mortgage Loans") from Countrywide Home Loans, Inc. and one or more other sellers affiliated with Countrywide Financial Corporation (each of which is referred to in this prospectus supplement as a seller and together they are referred to as the sellers), pursuant to a pooling and servicing agreement dated as of April 1, 2004 among the sellers, Countrywide Home Loans Servicing LP, as master servicer, the depositor and The Bank of New York, as trustee, and will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the holders of the certificates. In this prospectus supplement, Mortgage Loans in Loan Group 1 are referred to as the "Group 1 Mortgage Loans" and the Mortgage Loans in Loan Group 2 are referred to as the "Group 2 Mortgage Loans".

         Under the pooling and servicing agreement, Countrywide Home Loans will make certain representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the Mortgage Loans. In addition, each of the sellers will represent and warrant that, prior to the sale of the related Mortgage Loans to the depositor, the applicable seller had good title to the Mortgage Loans sold by it. Subject to the limitations described in the next sentence and under "-- Assignment of the Mortgage Loans," Countrywide Home Loans (or the related seller, in the case of the representation regarding good title) will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders in that Mortgage Loan. Countrywide Home Loans will represent and warrant to the depositor in the pooling and servicing agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in Countrywide Home Loans' portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to affect the interests of the certificateholders adversely. See "Mortgage Loan Program -- Representations by Sellers; Repurchases" in the prospectus. Under the pooling and servicing agreement, the depositor will assign all of its right, title and interest in the representations, warranties and covenants (including the sellers' repurchase or substitution obligations) to the Trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. The sellers are selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in their respective capacities as sellers other than the repurchase or substitution obligation described above. The obligations of the master servicer with respect to the certificates are limited to the master servicer's contractual servicing obligations under the pooling and servicing agreement.

         The depositor believes that the cut-off date information set forth in this prospectus supplement regarding the Mortgage Loans is representative of the characteristics of the Mortgage Loans. Certain Mortgage Loans, however, may prepay or may be determined not to meet the eligibility requirements for inclusion in the final pool. A limited number of mortgage loans may be added to or substituted for the Mortgage Loans described in this prospectus supplement, although any addition or substitution will not result in a material difference in the pool of Mortgage Loans. As a result, the cut-off date information regarding the Mortgage Loans may vary somewhat from the cut-off date information regarding the Mortgage Loans presented in this prospectus supplement.

         As of the cut-off date, the aggregate Stated Principal Balance of the Mortgage Loans in the mortgage pool was approximately $616,381,960, which is referred to as the "Cut-off Date Pool Principal Balance". The Mortgage Loans have been divided into two groups of mortgage loans -- Loan Group 1 which is expected to have a principal balance as of the cut-off date of approximately $300,110,358 and Loan Group 2 which is expected to have a principal balance as of the cut-off date of approximately $316,271,603. All of the Mortgage Loans have original terms to maturity of up to 30 years.

         Approximately 87.04% of the Group 1 Mortgage Loans, by cut-off date principal balance of the Group 1 Mortgage Loans, will provide for the amortization of the amount financed over a series of substantially equal monthly payments. The remaining approximately 12.96% of the Group 1 Mortgage Loans, by cut-off date principal balance of the Group 1 Mortgage Loans, will provide that the related mortgagors (pursuant to the terms of the related mortgage notes) pay only interest on the principal balances of these Mortgage Loans for the first 60 months or 120 months after their origination, but require the entire principal balances of these Mortgage Loans to be fully amortized over the related remaining term of the Mortgage Loans (the "Interest Only Loans"). Approximately 31.70% of the Group 2 Mortgage Loans, by cut-off date principal balance of the Group 2 Mortgage Loans, will provide for the amortization of the amount financed over a series of substantially equal monthly payments. The remaining approximately 68.30% of the Group 2 Mortgage Loans, by cut-off date principal balance of the Group 2 Mortgage Loans, are Interest Only Loans and will provide that the related mortgagors (pursuant to the terms of the related mortgage notes) pay only interest on the principal balances of these Mortgage Loans for the first 24, 36 or 60 months after their origination. Scheduled monthly payments made by the mortgagors on the Mortgage Loans (referred to as scheduled payments) either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest. Except for approximately 30.85% of the Mortgage Loans, by Cut-Off Date Pool Principal Balance, the mortgagors may prepay their Mortgage Loans at any time without penalty. The holders of the Class P Certificates will be entitled to all prepayment penalties received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates.

         Substantially all of the Group 2 Mortgage Loans are 2/1 Mortgage Loans, 3/1 Mortgage Loans or 5/1 Mortgage Loans. A "2/1 Mortgage Loan," "3/1 Mortgage Loan" and "5/1 Mortgage Loan" has a mortgage rate (each, a "Mortgage Rate") that is fixed for approximately 24, 36 or 60 months, respectively, after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to annual adjustment based on a mortgage index (described below). Each mortgage note for the Group 2 Mortgage Loans will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and, annually thereafter (each such date, an "Adjustment Date") to equal the sum, rounded to the nearest 0.125%, of (1) (A) the average of the London interbank offered rates for six-month ("Six-Month LIBOR") or one-year ("Twelve-Month LIBOR") U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date, or (B) the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(19) and most recently available as of the date 45 days before the applicable Adjustment Date ("One-Year CMT" and together with Six-Month LIBOR and Twelve-Month LIBOR, the "Mortgage Index"), and (2) a fixed percentage amount specified in the related mortgage note (the "Gross Margin"); provided, however, that the Mortgage Rates for the Group 2 Mortgage Loans will not increase or decrease by more than a certain amount specified in the mortgage note (each limit on adjustments in the Mortgage Rate is referred to as a "Subsequent Periodic Rate Cap"), with the exception of the initial Adjustment Date for which the Mortgage Rate on each Group 2 Mortgage Loan will not increase or decrease by more than the certain amount specified in the related mortgage note (each limit on initial adjustments in the Mortgage Rate is referred to as an "Initial Periodic Rate Cap"). Adjustments to the Mortgage Rate for each Group 2 Mortgage Loan are subject to a lifetime maximum interest rate (the "Maximum Mortgage Rate"). Each Group 2 Mortgage Loan specifies a lifetime minimum interest rate (the "Minimum Mortgage Rate"), which in some cases is equal to the Gross Margin for that Mortgage Loan.

         Approximately 24.73%, 25.50% and 13.54% of the Group 1 Mortgage Loans, by cut-off date principal balance of the Group 1 Mortgage Loans, were originated by Countrywide Home Loans, Inc., IndyMac Bank, F.S.B. and Flagstar Bank, FSB, respectively.

         Approximately 85.18% and 7.55% of the Group 2 Mortgage Loans, by cut-off date principal balance of the Group 2 Mortgage Loans, were originated by IndyMac Bank, F.S.B.and Countrywide Home Loans, Inc., respectively.

         The latest stated maturity date of any Group 1 Mortgage Loan will be May 1, 2034. The earliest stated maturity date of any Group 1 Mortgage Loan will be April 1, 2013. The latest stated maturity date of any Group 2

Mortgage Loan will be April 1, 2034. The earliest stated maturity date of any Group 2 Mortgage Loan will be November 1, 2031.

         As of the cut-off date, no Mortgage Loan will be delinquent more than 30 days.

         As of the cut-off date, no Mortgage Loan will be subject to a buydown agreement. No Mortgage Loan will provide for deferred interest or negative amortization.

         Except for 32 Mortgage Loans representing 1.63% of the Group 1 Mortgage Loans, no Mortgage Loan will have had a Loan-to-Value Ratio at origination of more than 95.00%. Except for 17 Mortgage Loans, representing 0.64% of the Group 1 Mortgage Loans, each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in an amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related Mortgage Loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage is, generally, 12% for Loan-to-Value Ratios between 80.01% and 85.00%, 25% for Loan-to-Value Ratios between 85.01% and 90.00%, 30% for Loan-to-Value Ratios between 90.01% and 95.00% and 35% for Loan-to-Value Ratios between 95.01% and 100%. However, under certain circumstances, the specified coverage level may vary from the foregoing. With respect to approximately 1.97% of the Mortgage Loans, by Cut-off Date Pool Principal Balance, the lender (rather than the borrower) acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium. Except for these lender acquired mortgage insurance Mortgage Loans, no primary mortgage guaranty insurance policy will be required with respect to any Mortgage Loan if maintaining the policy is prohibited by applicable law or after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of the Mortgage Loan represents 80% or less of the new appraised value. The primary mortgage guaranty insurance policy will be maintained for the life of the lender acquired mortgage insurance mortgage loans, unless otherwise provided in the mortgage note or prohibited by law.

         The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is

o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans' Streamlined Documentation Program as described under "-- Underwriting Process."

With respect to mortgage loans originated pursuant to the Streamlined Documentation Program,

o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See "-- Underwriting Process" in this prospectus supplement.

         No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

         The following information sets forth certain characteristics of the Mortgage Loans as of the cut-off date. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the cut-off date. The sum in any column of any of the following tables may not equal the indicated total due to rounding.

                                  MORTGAGE POOL

                            Current Mortgage Rates(1)

                                                             Number of           Aggregate             Percent of
                                                              Mortgage       Principal Balance     Mortgage Loans in
Current Mortgage Rate (%)                                      Loans            Outstanding          Mortgage Pool
-------------------------                                      -----            -----------          -------------
3.375................................................             1        $          247,570              0.04%
3.500................................................             1                   110,693              0.02
3.750................................................             1                   542,451              0.09
3.875................................................             1                    91,992              0.01
4.000................................................             2                   702,655              0.11
4.125................................................             3                   797,763              0.13
4.250................................................             3                   691,155              0.11
4.375................................................             4                   683,855              0.11
4.500................................................             5                 1,760,517              0.29
4.625................................................            11                 3,105,458              0.50
4.750................................................            16                 5,040,059              0.82
4.875................................................            28                11,999,089              1.95
5.000................................................            35                11,179,346              1.81
5.125................................................            36                11,395,806              1.85
5.200................................................             1                   361,941              0.06
5.250................................................            44                17,762,609              2.88
5.375................................................            61                20,103,907              3.26
5.500................................................            94                31,853,124              5.17
5.520................................................             1                   331,490              0.05
5.625................................................            88                36,052,738              5.85
5.750................................................           115                37,094,447              6.02
5.875................................................           169                53,624,183              8.70
5.950................................................             1                   300,000              0.05
5.990................................................             3                   698,600              0.11
6.000................................................            99                30,538,053              4.95
6.100................................................             1                   253,323              0.04
6.125................................................           108                30,767,594              4.99
6.250................................................           134                41,180,939              6.68
6.370................................................             1                    59,944              0.01
6.375................................................           146                32,131,338              5.21
6.500................................................           179                39,167,676              6.35
6.625................................................           155                36,782,524              5.97
6.750................................................           181                42,641,741              6.92
6.875................................................           159                36,431,640              5.91
6.950................................................             2                   397,484              0.06
6.990................................................             3                   459,069              0.07
7.000................................................            96                19,873,342              3.22
7.125................................................            54                11,550,277              1.87
7.250................................................            62                12,655,498              2.05
7.375................................................            28                 7,442,385              1.21

                                                             Number of           Aggregate             Percent of
                                                              Mortgage       Principal Balance     Mortgage Loans in
Current Mortgage Rate (%)                                      Loans            Outstanding          Mortgage Pool
-------------------------                                      -----            -----------          -------------
7.500................................................            50                 9,317,154              1.51
7.600................................................             1                    70,944              0.01
7.625................................................            32                 6,834,861              1.11
7.750................................................            22                 3,160,053              0.51
7.825................................................             1                   108,000              0.02
7.875................................................            18                 3,483,786              0.57
7.950................................................             2                   589,233              0.10
8.000................................................             5                   530,825              0.09
8.125................................................             8                 1,245,588              0.20
8.250................................................             1                    99,677              0.02
8.325................................................             1                   100,700              0.02
8.375................................................             5                   447,953              0.07
8.500................................................             4                   574,026              0.09
8.750................................................             4                   460,541              0.07
8.875................................................             1                   145,636              0.02
9.000................................................             2                   314,604              0.05
9.875................................................             1                    34,106              0.01
                                                              -----        ------------------            ------
     Total...........................................         2,290        $      616,381,960            100.00%
                                                              =====        ==================            ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the current mortgage rate without adjustment for the interest premium charged by the related lender. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans (as so adjusted) is expected to be approximately 6.172% per annum. Without the adjustment, the weighted average current mortgage rate of the Mortgage Loans is expected to be approximately 6.184% per annum.

                   Current Mortgage Loan Principal Balances(1)

Range of Current                                              Number of            Aggregate            Percent of
Mortgage Loan                                                 Mortgage        Principal Balance      Mortgage Loans
Principal Balances                                             Loans             Outstanding        in Mortgage Pool
------------------                                             -----             -----------        ----------------
$0.01 -$100,000.00...................................           284        $       21,735,766              3.53%
$100,000.01 -$200,000.00.............................           739               109,574,297             17.78
$200,000.01 -$300,000.00.............................           457               112,908,980             18.32
$300,000.01 -$400,000.00.............................           464               161,046,143             26.13
$400,000.01 -$500,000.00.............................           174                79,783,693             12.94
$500,000.01 -$600,000.00.............................            78                42,795,314              6.94
$600,000.01 -$700,000.00.............................            49                31,733,724              5.15
$700,000.01 -$800,000.00.............................            10                 7,432,212              1.21
$800,000.01 -$900,000.00.............................             7                 5,874,195              0.95
$900,000.01 -$1,000,000.00...........................             6                 5,947,139              0.96
$1,000,000.01 -$1,100,000.00.........................             3                 3,203,900              0.52
$1,100,000.01 -$1,200,000.00.........................             1                 1,166,652              0.19
$1,200,000.01 -$1,300,000.00.........................             2                 2,570,583              0.42
$1,300,000.01 -$1,400,000.00.........................             1                 1,370,357              0.22
$1,400,000.01 -$1,500,000.00.........................             3                 4,494,816              0.73
$1,500,000.01 -$1,600,000.00.........................             3                 4,746,961              0.77
$1,700,000.01 -$1,800,000.00.........................             1                 1,787,476              0.29
$1,800,000.01 -$1,900,000.00.........................             1                 1,805,930              0.29
$1,900,000.01 -$2,000,000.00.........................             1                 1,942,923              0.32
$2,000,000.01 -$2,100,000.00.........................             1                 2,080,000              0.34
$2,100,000.01 -$2,200,000.00.........................             1                 2,180,000              0.35
$2,400,000.01 -$2,500,000.00.........................             1                 2,406,900              0.39
$2,500,000.01 -$2,600,000.00.........................             2                 5,130,000              0.83
$2,600,000.01 -$2,700,000.00.........................             1                 2,664,000              0.43
                                                              -----        ------------------            ------
     Total...........................................         2,290        $      616,381,960            100.00%
                                                              =====        ==================            ======

-----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Mortgage Pool is expected to be $269,162.

                              FICO Credit Scores(1)

                                                             Number of            Aggregate              Percent of
                                                              Mortgage        Principal Balance      Mortgage Loans in
Range of FICO Credit Scores                                    Loans             Outstanding           Mortgage Pool
---------------------------                                    -----             -----------           -------------
Not Available........................................             3        $        1,244,098                0.20%
801 - 820............................................            21                 5,035,260                0.82
781 - 800............................................           107                27,216,534                4.42
761 - 780............................................           155                41,181,151                6.68
741 - 760............................................           211                60,934,793                9.89
721 - 740............................................           253                72,838,985               11.82
701 - 720............................................           292                76,237,887               12.37
681 - 700............................................           348                93,999,878               15.25
661 - 680............................................           378                94,114,260               15.27
641 - 660............................................           255                71,208,670               11.55
621 - 640............................................           223                58,879,053                9.55
601 - 620............................................            28                10,333,528                1.68
581 - 600............................................             5                   789,651                0.13
561 - 580............................................             5                   740,703                0.12
541 - 560............................................             4                 1,261,510                0.20
521 - 540............................................             2                   365,999                0.06
                                                              -----        ------------------              ------
     Total...........................................         2,290        $      616,381,960              100.00%
                                                              =====        ==================              ======

-----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans (where available) in the Mortgage Pool is expected to be approximately 699.

                    Documentation Program for Mortgage Loans

                                                              Number of           Aggregate              Percent of
                                                               Mortgage       Principal Balance      Mortgage Loans in
Type of Program                                                 Loans            Outstanding           Mortgage Pool
---------------                                                 -----            -----------           -------------
Reduced...............................................           999        $     277,935,721               45.09%
Full/Alternative......................................           591              159,751,566               25.92
No Income/No Asset....................................           407               87,727,526               14.23
No Ratio..............................................           183               53,802,394                8.73
Preferred.............................................            70               24,758,309                4.02
Full-Documentation....................................            26                8,534,173                1.38
Streamlined...........................................            13                3,694,690                0.60
Clues-Easy Doc........................................             1                  177,581                0.03
                                                               -----        -----------------              ------
     Total............................................         2,290        $     616,381,960              100.00%
                                                               =====        =================              ======

                     Original Loan-to-Value Ratios(1)(2)(3)

                                                              Number of            Aggregate              Percent of
Range of                                                       Mortgage        Principal Balance      Mortgage Loans in
Original Loan-to-Value Ratios (%)                               Loans             Outstanding           Mortgage Pool
---------------------------------                               -----             -----------           -------------
50.00 or less.........................................           129          $     35,147,145               5.70%
50.01 - 55.00.........................................            52                20,415,550               3.31
55.01 - 60.00.........................................           107                34,792,034               5.64
60.01 - 65.00.........................................           122                43,188,788               7.01
65.01 - 70.00.........................................           177                56,029,759               9.09
70.01 - 75.00.........................................           230                60,073,063               9.75
75.01 - 80.00.........................................           991               270,753,776              43.93
80.01 - 85.00.........................................            41                 8,834,989               1.43
85.01 - 90.00.........................................           223                45,343,756               7.36
90.01 - 95.00.........................................           186                36,903,819               5.99
95.01 - 100.00........................................            15                 2,571,792               0.42
100.01 - 105.00.......................................            17                 2,327,489               0.38
                                                               -----          ----------------             ------
     Total............................................         2,290          $    616,381,960             100.00%
                                                               =====          ================             ======

-----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Mortgage Pool is expected to be 74.47%.
(2) Does not take into account any secondary financing on the Mortgage Loans in Mortgage Pool that may exist at the time of origination.
(3) As of the cut-off date, each Mortgage Loan identified as having a Loan-to-Value Ratio greater than 100.00% as of its date of origination has, as a result of amortization, a current Loan-to-Value Ratio of less than 100.00%.

                  State Distribution of Mortgaged Properties(1)

                                                             Number of            Aggregate              Percent of
                                                              Mortgage        Principal Balance      Mortgage Loans in
State                                                          Loans             Outstanding           Mortgage Pool
-----                                                          -----             -----------           -------------
Alabama..............................................            10           $     1,546,767                0.25%
Alaska...............................................             1                   255,859                0.04
Arizona..............................................            46                 9,329,955                1.51
Arkansas.............................................             4                   548,006                0.09
California...........................................           949               320,316,932               51.97
Colorado.............................................            71                15,452,223                2.51
Connecticut..........................................            40                13,588,643                2.20
Delaware.............................................             6                 1,088,483                0.18
District of Columbia.................................            11                 2,236,813                0.36
Florida..............................................           173                36,361,012                5.90
Georgia..............................................            55                 9,348,932                1.52
Hawaii...............................................            13                 5,150,257                0.84
Idaho................................................             9                 2,557,623                0.41
Illinois.............................................            34                 9,001,110                1.46
Indiana..............................................            10                 1,583,949                0.26
Iowa.................................................             1                    84,640                0.01
Kansas...............................................            12                 1,147,662                0.19
Kentucky.............................................             5                   532,149                0.09
Louisiana............................................            10                 2,050,612                0.33
Maine................................................             8                 2,065,577                0.34
Maryland.............................................            41                10,585,816                1.72
Massachusetts........................................            58                17,201,672                2.79
Michigan.............................................            39                 6,757,466                1.10
Minnesota............................................            41                 7,329,500                1.19
Mississippi..........................................             4                   626,514                0.10
Missouri.............................................            27                 4,180,753                0.68
Montana..............................................             2                   504,799                0.08
Nebraska.............................................             3                   309,516                0.05
Nevada...............................................            47                11,480,207                1.86
New Hampshire........................................            13                 2,478,822                0.40
New Jersey...........................................            74                20,799,522                3.37
New Mexico...........................................             5                 1,000,855                0.16
New York.............................................            89                25,235,148                4.09
North Carolina.......................................            27                 6,818,352                1.11
Ohio.................................................            47                 5,165,679                0.84
Oklahoma.............................................             5                   588,655                0.10
Oregon...............................................            38                 6,948,347                1.13
Pennsylvania.........................................            24                 4,615,258                0.75
Rhode Island.........................................             5                 1,097,346                0.18
South Carolina.......................................            27                 5,505,726                0.89
Tennessee............................................            14                 2,017,246                0.33
Texas................................................            71                13,283,995                2.16
Utah.................................................            16                 3,465,364                0.56
Vermont..............................................             6                   891,115                0.14
Virginia.............................................            37                 9,681,033                1.57
Washington...........................................            55                10,805,629                1.75
West Virginia........................................             1                   137,707                0.02
Wisconsin............................................             4                 1,938,162                0.31
Wyoming..............................................             2                   684,553                0.11
                                                              -----           ---------------              ------
     Total...........................................         2,290           $   616,381,960              100.00%
                                                              =====           ===============              ======

-----------
(1) No more than approximately 0.58% of the Mortgage Loans in Mortgage Pool will be secured by mortgaged properties located in any one postal zip code area.

                            Purpose of Mortgage Loans

                                                             Number of            Aggregate              Percent of
                                                              Mortgage        Principal Balance      Mortgage Loans in
Loan Purpose                                                   Loans             Outstanding           Mortgage Pool
------------                                                   -----             -----------           -------------
Purchase.............................................         1,113        $      304,052,621               49.33%
Refinance (cash out).................................           788               194,531,689               31.56
Refinance (rate/term)................................           389               117,797,651               19.11
                                                              -----        ------------------              ------
     Total...........................................         2,290        $      616,381,960              100.00%
                                                              =====        ==================              ======


                          Type of Mortgaged Properties

                                                             Number of            Aggregate              Percent of
                                                              Mortgage        Principal Balance      Mortgage Loans in
Property Type                                                  Loans             Outstanding           Mortgage Pool
-------------                                                  -----             -----------           -------------
Single Family Residence..............................         1,444        $      387,583,790               62.88%
Planned Unit Development.............................           376               118,713,678               19.26
Low-Rise Condominium.................................           221                49,798,139                8.08
2-4 Family Unit......................................           186                48,156,689                7.81
High-Rise Condominium................................            16                 5,584,738                0.91
Manufactured Housing*................................            30                 3,313,672                0.54
Co-operative.........................................            17                 3,231,254                0.52
                                                              -----        ------------------              ------
     Total...........................................         2,290        $      616,381,960              100.00%
                                                              =====        ==================              ======

* Treated as real property.

                               Occupancy Types(1)

                                                             Number of            Aggregate             Percent of
                                                              Mortgage        Principal Balance       Mortgage Loans
Occupancy Type                                                 Loans             Outstanding         in Mortgage Pool
--------------                                                 -----             -----------         ----------------
Primary Residence....................................         1,841        $      509,367,452              82.64%
Investment Property..................................           361                77,934,504              12.64
Secondary Residence..................................            88                29,080,004               4.72
                                                              -----        ------------------             ------
     Total...........................................         2,290        $      616,381,960             100.00%
                                                              =====        ==================             ======

-----------
(1) Based upon representations of the related mortgagors at the time of origination.

                         Remaining Terms to Maturity(1)

Range of Remaining                                           Number of            Aggregate             Percent of
Terms to Maturity                                            Mortgage        Principal Balance       Mortgage Loans
(Months)                                                       Loans             Outstanding          in Loan Group 1
------------------                                             -----             -----------          ---------------
1 - 120..............................................             4        $        1,042,053               0.17%
121 - 180............................................            74                10,909,651               1.77
181 - 240............................................            17                 3,585,151               0.58
241 - 300............................................             3                   706,772               0.11
301 - 360............................................         2,192               600,138,334              97.36
                                                              -----        ------------------              -----
     Total...........................................         2,290        $      616,381,960             100.00%
                                                              =====        ==================             ======

-----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Mortgage Pool is expected to be 351 months.

                                  Loan Programs

                                                             Number of            Aggregate             Percent of
                                                             Mortgage         Principal Balance       Mortgage Loans
Loan Program                                                   Loans             Outstanding         in Mortgage Pool
------------                                                   -----             -----------         ----------------
10 Year Fixed-Interest Only..........................               3         $       919,170               0.15%
15 Year Fixed........................................              70              10,118,481               1.64
30/15 Fixed Balloon..................................               4                 791,170               0.13
20 Year Fixed........................................              14               2,710,376               0.44
25 Year Fixed........................................               1                 297,321               0.05
30 Year Fixed........................................           1,127             247,292,583              40.12
30 Year Fixed-Interest Only..........................             130              37,981,256               6.16
2/28 LIBOR Six-Month.................................              36              11,556,332               1.87
2/28 LIBOR Six-Month-Interest Only...................              92              28,005,698               4.54
2/1 CMT One-Year.....................................               2                 700,840               0.11
3/27 LIBOR Six-Month.................................              12               5,401,458               0.88
3/27 LIBOR Six-Month-Interest Only...................             120              40,035,370               6.50
3/1 CMT One-Year.....................................              40              17,459,488               2.83
3/1 CMT One-Year-Interest Only.......................              72              21,516,049               3.49
3/1 LIBOR Twelve-Month...............................               2               1,040,711               0.17
5/25 LIBOR Six-Month.................................              63              21,505,699               3.49
5/25 LIBOR Six-Month-Interest Only...................             253              78,798,102              12.78
5/1 CMT One-Year.....................................              80              27,542,397               4.47
5/1 CMT One-Year-Interest Only.......................             114              36,098,481               5.86
5/1 LIBOR Twelve-Month...............................              37              15,039,132               2.44
5/1 LIBOR Twelve-Month-Interest Only.................              18              11,571,846               1.88
                                                                -----         ---------------             ------
     Total...........................................           2,290         $   616,381,960             100.00%
                                                                =====         ===============             ======

                               Gross Margins(1)(2)

                                                             Number of            Aggregate             Percent of
Range of Gross                                               Mortgage         Principal Balance       Mortgage Loans
Margins (%)                                                   Loans             Outstanding           in Mortgage Pool
-----------                                                   -----             -----------           ----------------
2.001 - 3.000........................................           904          $    306,382,664                96.87%
3.001 - 4.000........................................            27                 7,076,069                 2.24
4.001 - 5.000........................................             8                 1,963,461                 0.62
5.001 - 6.000........................................             2                   849,409                 0.27
                                                                ---          ----------------               ------
     Total...........................................           941          $    316,271,603               100.00%
                                                                ===          ================               ======

-----------
(1) As of the cut-off date, the weighted average Gross Margin of the Mortgage Loans in Mortgage Pool is expected to be 2.685%.
(2)  This table reflects data relating only to the adjustable-rate Mortgage
     Loans.

                           Initial Adjustment Dates(1)

                                                             Number of            Aggregate              Percent of
                                                             Mortgage         Principal Balance      Mortgage Loans in
Initial Adjustment Date                                        Loans             Outstanding           Mortgage Pool
-----------------------                                        -----             -----------           -------------
November 1, 2004.....................................             1           $       126,745                0.04%
June 1, 2005.........................................             1                   574,095                0.18
September 1, 2005....................................             2                   473,553                0.15
October 1, 2005......................................            11                 1,978,950                0.63
November 1, 2005.....................................             8                 1,651,822                0.52
December 1, 2005.....................................             3                   868,392                0.27
January 1, 2006......................................            49                15,834,519                5.01
February 1, 2006.....................................            50                16,752,041                5.30
March 1, 2006........................................             9                 3,730,081                1.18
April 1, 2006........................................             4                 1,181,213                0.37
May 1, 2006..........................................             1                   183,015                0.06
June 1, 2006.........................................             2                   420,520                0.13
August 1, 2006.......................................             4                   846,424                0.27
September 1, 2006....................................             2                   396,726                0.13
October 1, 2006......................................             6                 1,037,254                0.33
November 1, 2006.....................................             3                   974,352                0.31
December 1, 2006.....................................            24                13,393,302                4.23
January 1, 2007......................................            66                23,267,832                7.36
February 1, 2007.....................................            90                29,195,195                9.23
March 1, 2007........................................            41                12,958,984                4.10
May 1, 2008..........................................             1                   118,859                0.04
June 1, 2008.........................................             1                   273,399                0.09
July 1, 2008.........................................             4                 1,112,111                0.35
August 1, 2008.......................................             3                   770,803                0.24
September 1, 2008....................................            18                 5,539,716                1.75
October 1, 2008......................................            47                16,392,997                5.18
November 1, 2008.....................................            50                14,584,060                4.61
December 1, 2008.....................................            61                24,623,597                7.79
January 1, 2009......................................           133                47,623,012               15.06
February 1, 2009.....................................           168                52,087,861               16.47
March 1, 2009........................................            77                27,094,525                8.57
April 1, 2009........................................             1                   205,650                0.07
                                                                ---           ---------------              ------
     Total...........................................           941           $   316,271,603              100.00%
                                                                ===           ===============              ======

-----------
(1) This table reflects data relating only to the adjustable-rate Mortgage
    Loans.

                      Months to Initial Adjustment Date(1)

                                                             Number of            Aggregate              Percent of
Range of Number of Months to Initial                         Mortgage         Principal Balance      Mortgage Loans in
Adjustment Date                                                Loans             Outstanding           Mortgage Pool
------------------------------------                           -----             -----------           -------------
 7 - 12..............................................             1           $       126,745                0.04%
13 - 18..............................................            14                 3,026,598                0.96
19 - 24..............................................           123                40,018,068               12.65
25 - 31..............................................            18                 3,858,290                1.22
32 - 37..............................................           221                78,815,313               24.92
43 - 49..............................................             1                   118,859                0.04
50 - 55..............................................           123                38,673,085               12.23
56 - 61..............................................           440               151,634,645               47.94
                                                                ---           ---------------              ------
     Total...........................................           941           $   316,271,603              100.00%
                                                                ===           ===============              ======

-----------
(1) This table reflects data relating only to the adjustable-rate Mortgage
Loans.

                            Maximum Mortgage Rates(1)

                                                             Number of            Aggregate              Percent of
                                                             Mortgage         Principal Balance      Mortgage Loans in
Range of Maximum Mortgage Rates (%)                            Loans             Outstanding           Mortgage Pool
-----------------------------------                            -----             -----------           -------------
 9.001 - 10.000......................................             31          $    14,121,462                4.46%
10.001 - 11.000......................................            112               36,490,868               11.54
11.001 - 12.000......................................            474              165,683,011               52.39
12.001 - 13.000......................................            295               93,553,621               29.58
13.001 - 14.000......................................             23                5,747,331                1.82
14.001 - 15.000......................................              5                  641,204                0.20
15.001 - 16.000......................................              1                   34,106                0.01
                                                                 ---          ---------------              ------
     Total...........................................            941          $   316,271,603              100.00%
                                                                 ===          ===============              ======

-----------
(1) This table reflects data relating only to the adjustable-rate Mortgage
    Loans.

                          Initial Periodic Rate Cap(1)

                                                             Number of            Aggregate              Percent of
Initial Periodic Rate                                        Mortgage         Principal Balance      Mortgage Loans in
Cap (%)                                                        Loans             Outstanding           Mortgage Pool
-------                                                        -----             -----------           -------------
1.000................................................             1          $        729,101                0.23%
2.000................................................            32                 6,367,839                2.01
3.000................................................           357               120,692,315               38.16
3.200................................................             1                   309,438                0.10
5.000................................................           438               155,500,462               49.17
6.000................................................           112                32,672,448               10.33
                                                                ---          ----------------              ------
     Total...........................................           941          $    316,271,603              100.00%
                                                                ===          ================              ======

-----------
(1) This table reflects data relating only to the adjustable-rate Mortgage
    Loans.

                         Subsequent Periodic Rate Cap(1)

                                                             Number of            Aggregate              Percent of
                                                             Mortgage         Principal Balance      Mortgage Loans in
Subsequent Periodic Rate Cap (%)                               Loans             Outstanding           Mortgage Pool
--------------------------------                               -----             -----------           -------------
1.000................................................           468       $       153,753,855               48.61%
2.000................................................           471               162,014,860               51.23
2.500................................................             1                   423,200                0.13
5.000................................................             1                    79,688                0.03
                                                                ---       -------------------              ------
     Total...........................................           941       $       316,271,603              100.00%
                                                                ===       ===================              ======

-----------
(1) This table reflects data relating only to the adjustable-rate Mortgage
    Loans.

                            Minimum Mortgage Rates(1)

                                                             Number of            Aggregate              Percent of
                                                             Mortgage         Principal Balance      Mortgage Loans in
Range of Minimum Mortgage Rates (%)                            Loans             Outstanding           Mortgage Pool
-----------------------------------                            -----             -----------           -------------
2.001 - 3.000........................................           908          $    307,224,520             97.14%
3.001 - 4.000........................................            14                 5,314,235              1.68
4.001 - 5.000........................................             5                 1,345,314              0.43
5.001 - 6.000........................................             3                   935,353              0.30
6.001 - 7.000........................................             3                   462,487              0.15
7.001 - 8.000........................................             5                   658,572              0.21
8.001 - 9.000........................................             3                   331,122              0.10
                                                                ---          ----------------            ------
     Total...........................................           941          $    316,271,603            100.00%
                                                                ===          ================            ======

-----------
(1) This table reflects data relating only to the adjustable-rate Mortgage
    Loans.

                                  LOAN GROUP 1

                               Mortgage Rates(1)

                                                             Number of           Aggregate             Percent of
                                                              Mortgage       Principal Balance     Mortgage Loans in
Mortgage Rate (%)                                              Loans            Outstanding           Loan Group 1
-----------------                                              -----            -----------           ------------
4.750..............................................                 1            $  475,101                0.16%
4.875..............................................                 3             1,390,824                0.46
5.000..............................................                 4               993,426                0.33
5.125..............................................                 3             1,251,934                0.42
5.200..............................................                 1               361,941                0.12
5.250..............................................                 6             3,159,333                1.05
5.375..............................................                 4             1,854,348                0.62
5.500..............................................                20             7,003,068                2.33
5.520..............................................                 1               331,490                0.11
5.625..............................................                21             6,626,251                2.21
5.750..............................................                32            10,425,229                3.47
5.875..............................................                67            17,570,367                5.85
5.950..............................................                 1               300,000                0.10
5.990..............................................                 2               315,368                0.11
6.000..............................................                53            13,746,733                4.58
6.100..............................................                 1               253,323                0.08
6.125..............................................                62            14,530,050                4.84
6.250..............................................                80            20,687,195                6.89
6.370..............................................                 1                59,944                0.02
6.375..............................................                93            17,180,284                5.72
6.500..............................................               141            27,110,865                9.03
6.625..............................................               114            24,594,796                8.20
6.750..............................................               144            29,501,824                9.83
6.875..............................................               134            28,751,717                9.58
6.950..............................................                 2               397,484                0.13
6.990..............................................                 1               313,500                0.10
7.000..............................................                88            17,971,033                5.99
7.125..............................................                51            10,304,295                3.43
7.250..............................................                56            12,004,316                4.00
7.375..............................................                28             7,442,385                2.48
7.500..............................................                46             8,401,754                2.80
7.600..............................................                 1                70,944                0.02
7.625..............................................                26             5,203,224                1.73
7.750..............................................                18             2,847,766                0.95
7.825..............................................                 1               108,000                0.04
7.875..............................................                17             3,033,786                1.01
7.950..............................................                 2               589,233                0.20
8.000..............................................                 5               530,825                0.18
8.125..............................................                 6             1,048,440                0.35
8.325..............................................                 1               100,700                0.03
8.375..............................................                 3               220,804                0.07
8.500..............................................                 3               442,215                0.15
8.750..............................................                 3               371,199                0.12
8.875..............................................                 1               145,636                0.05
9.000..............................................                 1                87,404                0.03
                                                                -----          ------------              ------
     Total.........................................             1,349          $300,110,358              100.00%
                                                                =====          ============              ======

-----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the current mortgage rate without adjustment for the interest premium charged by the related lender. As of the cut-off date, the weighted average mortgage rate of the Mortgage Loans in Loan Group 1 (as so adjusted) is expected to be approximately 6.535% per annum. Without the adjustment, the weighted average mortgage rate of the Mortgage Loans in Loan Group 1 is expected to be approximately 6.554% per annum.


                   Current Mortgage Loan Principal Balances(1)

Range of Current                                             Number of            Aggregate            Percent of
Mortgage Loan                                                 Mortgage        Principal Balance      Mortgage Loans
Principal Balances                                             Loans             Outstanding         in Loan Group 1
------------------                                             -----             -----------         ---------------
$0.01 - $100,000.00....................................         234             $  17,880,227              5.96%
$100,000.01 - $200,000.00..............................         521                77,094,307             25.69
$200,000.01 - $300,000.00..............................         245                59,923,418             19.97
$300,000.01 - $400,000.00..............................         241                82,347,129             27.44
$400,000.01 - $500,000.00..............................          54                25,134,378              8.38
$500,000.01 - $600,000.00..............................          32                17,432,844              5.81
$600,000.01 - $700,000.00..............................          10                 6,544,241              2.18
$700,000.01 - $800,000.00..............................           1                   740,000              0.25
$800,000.01 - $900,000.00..............................           2                 1,612,967              0.54
$900,000.01 - $1,000,000.00............................           3                 3,000,000              1.00
$1,000,000.01 - $1,100,000.00..........................           2                 2,103,900              0.70
$1,200,000.01 - $1,300,000.00..........................           1                 1,297,279              0.43
$1,500,000.01 - $1,600,000.00..........................           2                 3,193,738              1.06
$1,800,000.01 - $1,900,000.00..........................           1                 1,805,930              0.60
                                                              -----              ------------            ------
     Total.............................................       1,349              $300,110,358            100.00%
                                                              =====              ============            ======

-----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 1 is expected to be approximately $222,469.

                              FICO Credit Scores(1)

                                                             Number of            Aggregate              Percent of
                                                              Mortgage        Principal Balance      Mortgage Loans in
Range of FICO Credit Scores                                    Loans             Outstanding            Loan Group 1
---------------------------                                    -----             -----------            ------------
Not available........................................               1         $       322,741               0.11%
801 - 820............................................              16               4,143,063               1.38
781 - 800............................................              60              15,704,785               5.23
761 - 780............................................             101              26,611,272               8.87
741 - 760............................................             124              29,267,838               9.75
721 - 740............................................             162              38,471,579              12.82
701 - 720............................................             183              39,086,620              13.02
681 - 700............................................             207              47,430,169              15.80
661 - 680............................................             217              41,985,978              13.99
641 - 660............................................             127              26,768,728               8.92
621 - 640............................................             124              23,631,859               7.87
601 - 620............................................              17               5,275,388               1.76
581 - 600............................................               2                 156,892               0.05
561 - 580............................................               4                 662,253               0.22
541 - 560............................................               2                 225,192               0.08
521 - 540............................................               2                 365,999               0.12
                                                                -----            ------------             ------
     Total...........................................           1,349            $300,110,358             100.00%
                                                                =====            ============             ======

-----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans (where available) in Loan Group 1 is expected to be approximately 705.



                    Documentation Program for Mortgage Loans

                                                              Number of            Aggregate              Percent of
                                                               Mortgage        Principal Balance      Mortgage Loans in
Type of Program                                                 Loans             Outstanding            Loan Group 1
---------------                                                 -----             -----------            ------------
Reduced................................................          565              $118,844,073              39.60%
Full/Alternative.......................................          370                93,040,976              31.00
No Income/No Asset.....................................          254                40,981,414              13.66
Preferred..............................................           70                24,758,309               8.25
No Ratio...............................................           75                16,381,049               5.46
Full-Documentation.....................................           12                 4,896,968               1.63
Streamlined............................................            3                 1,207,568               0.40
                                                               -----              ------------             ------
   Total.................................................      1,349              $300,110,358             100.00%
                                                               =====              ============             ======

                     Original Loan-to-Value Ratios(1)(2)(3)

                                                              Number of            Aggregate              Percent of
Range of                                                       Mortgage        Principal Balance      Mortgage Loans in
Original Loan-to-Value Ratios (%)                               Loans             Outstanding            Loan Group 1
---------------------------------                               -----             -----------            ------------
50.00 or less.........................................             88            $  19,709,952               6.57%
50.01 - 55.00.........................................             40               13,076,948               4.36
55.01 - 60.00.........................................             66               14,782,616               4.93
60.01 - 65.00.........................................             71               18,231,266               6.07
65.01 - 70.00.........................................            109               27,790,933               9.26
70.01 - 75.00.........................................            123               25,149,095               8.38
75.01 - 80.00.........................................            487              112,469,725              37.48
80.01 - 85.00.........................................             30                6,033,444               2.01
85.01 - 90.00.........................................            172               32,996,760              10.99
90.01 - 95.00.........................................            131               24,970,338               8.32
95.01 - 100.00........................................             15                2,571,792               0.86
100.01 - 105.00.......................................             17                2,327,489               0.78
                                                                -----             ------------             ------
     Total............................................          1,349             $300,110,358             100.00%
                                                                =====             ============             ======

-----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 1 is expected to be 74.96%.
(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 1 that may exist at the time of origination.
(3) As of the cut-off date, each Mortgage Loan identified as having a Loan-to-Value Ratio greater than 100.00% as of its date of origination had, as a result of amortization, a Loan-to-Value Ratio of less than 100.00%.

                  State Distribution of Mortgaged Properties(1)

                                                             Number of            Aggregate              Percent of
                                                              Mortgage        Principal Balance      Mortgage Loans in
State                                                          Loans             Outstanding            Loan Group 1
-----                                                          -----             -----------            ------------
Alabama...............................................            9            $    1,386,268               0.46%
Arizona...............................................           22                 4,441,706               1.48
Arkansas..............................................            3                   412,006               0.14
California............................................          465               126,011,968              41.99
Colorado..............................................           29                 6,110,742               2.04
Connecticut...........................................           22                 5,080,588               1.69
Delaware..............................................            3                   545,439               0.18
District of Columbia..................................            7                 1,180,689               0.39
Florida...............................................          144                25,741,895               8.58
Georgia...............................................           23                 3,998,808               1.33
Hawaii................................................            8                 2,828,057               0.94
Idaho.................................................            6                 1,539,156               0.51
Illinois..............................................           24                 5,500,136               1.83
Indiana...............................................            5                   704,593               0.23
Kansas................................................            9                   798,603               0.27
Kentucky..............................................            4                   403,082               0.13
Louisiana.............................................            9                 1,972,162               0.66
Maine.................................................            3                   685,517               0.23
Maryland..............................................           26                 6,190,127               2.06
Massachusetts.........................................           37                 9,178,001               3.06
Michigan..............................................           29                 5,386,230               1.79
Minnesota.............................................           30                 4,887,801               1.63
Mississippi...........................................            4                   626,514               0.21
Missouri..............................................           21                 2,993,924               1.00
Montana...............................................            1                   324,799               0.11
Nebraska..............................................            3                   309,516               0.10
Nevada................................................           19                 3,416,624               1.14
New Hampshire.........................................            9                 1,592,999               0.53
New Jersey............................................           49                12,114,212               4.04
New Mexico............................................            3                   513,645               0.17
New York..............................................           50                13,236,699               4.41
North Carolina........................................           20                 5,139,270               1.71
Ohio..................................................           40                 4,331,502               1.44
Oklahoma..............................................            5                   588,655               0.20
Oregon................................................           32                 5,531,180               1.84
Pennsylvania..........................................           18                 3,233,116               1.08
Rhode Island..........................................            5                 1,097,346               0.37
South Carolina........................................            6                 1,093,765               0.36
Tennessee.............................................            8                 1,033,040               0.34
Texas.................................................           58                10,450,310               3.48
Utah..................................................           11                 2,396,446               0.80
Vermont...............................................            5                   723,434               0.24
Virginia..............................................           19                 4,498,971               1.50
Washington............................................           40                 7,484,892               2.49
West Virginia.........................................            1                   137,707               0.05
Wisconsin.............................................            4                 1,938,162               0.65
Wyoming...............................................            1                   320,053               0.11
                                                              -----              ------------             ------
     Total............................................        1,349              $300,110,358             100.00%
                                                              =====              ============             ======

-----------
(1) No more than approximately 0.66% of the Mortgage Loans in Loan Group 1 will be secured by mortgaged properties located in any one postal zip code area.

                            Purpose of Mortgage Loans

                                                             Number of            Aggregate              Percent of
                                                              Mortgage        Principal Balance      Mortgage Loans in
Loan Purpose                                                   Loans             Outstanding            Loan Group 1
------------                                                   -----             -----------            ------------
Purchase.............................................             568            $132,386,009              44.11%
Refinance (cash out).................................             530             105,716,887              35.23
Refinance (rate/term)................................             251              62,007,462              20.66
                                                                -----            ------------             ------
     Total...........................................           1,349            $300,110,358             100.00%
                                                                =====            ============             ======


                          Type of Mortgaged Properties

                                                             Number of            Aggregate              Percent of
                                                              Mortgage        Principal Balance      Mortgage Loans in
Property Type                                                  Loans             Outstanding            Loan Group 1
-------------                                                  -----             -----------            ------------
Single Family Residence..............................             909            $200,186,212               66.70%
Planned Unit Development.............................             176              48,294,513               16.09
2-4 Family Unit......................................             122              26,833,690                8.94
Low-Rise Condominium.................................             108              19,938,218                6.64
Manufactured Housing*................................              27               3,056,367                1.02
High-Rise Condominium ...............................               7               1,801,357                0.60
                                                                -----            ------------              ------
     Total...........................................           1,349            $300,110,358              100.00%
                                                                =====            ============              ======

* Treated as real property.


                               Occupancy Types(1)

                                                             Number of            Aggregate             Percent of
                                                              Mortgage        Principal Balance       Mortgage Loans
Occupancy Type                                                 Loans             Outstanding          in Loan Group 1
--------------                                                 -----             -----------          ---------------
Primary Residence....................................           1,138             260,128,299              86.68%
Investment Property..................................             162              27,093,987               9.03
Secondary Residence..................................              49              12,888,071               4.29
                                                                -----             -----------             ------
     Total...........................................           1,349             300,110,358             100.00%
                                                                =====             ===========             ======

-----------
(1) Based upon representations of the related mortgagors at the time of origination.


                         Remaining Terms to Maturity(1)

Range of Remaining                                           Number of            Aggregate             Percent of
Terms to Maturity                                            Mortgage        Principal Balance       Mortgage Loans
(Months)                                                       Loans             Outstanding          in Loan Group 1
------------------                                             -----             -----------          ---------------
1 - 120...............................................              4           $   1,042,053               0.35%
121 - 180.............................................             74              10,909,651               3.64
181 - 240.............................................             17               3,585,151               1.19
241 - 300.............................................              3                 706,772               0.24
301 - 360.............................................          1,251             283,866,731              94.59
                                                                -----            ------------             ------
     Total............................................          1,349            $300,110,358             100.00%
                                                                =====            ============             ======

-----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 1 is expected to be 345 months.

                                  Loan Programs

                                                             Number of            Aggregate             Percent of
                                                             Mortgage         Principal Balance       Mortgage Loans
Loan Program                                                   Loans             Outstanding          in Loan Group 1
------------                                                   -----             -----------          ---------------
10 Year Fixed-Interest Only..........................             3              $    919,170                 0.31%
15 Year Fixed........................................            70                10,118,481                 3.37
30/15 Fixed Balloon..................................             4                   791,170                 0.26
20 Year Fixed........................................            14                 2,710,376                 0.90
25 Year Fixed........................................             1                   297,321                 0.10
30 Year Fixed........................................         1,127               247,292,583                82.40
30 Year Fixed-Interest Only..........................           130                37,981,256                12.66
                                                              -----              ------------               ------
     Total...........................................         1,349              $300,110,358               100.00%
                                                              =====              ============               ======


                                  LOAN GROUP 2

                            Current Mortgage Rates(1)

                                                             Number of           Aggregate             Percent of
                                                              Mortgage       Principal Balance     Mortgage Loans in
Current Mortgage Rate (%)                                      Loans            Outstanding           Loan Group 2
-------------------------                                      -----            -----------           ------------
3.375................................................             1           $       247,570              0.08%
3.500................................................             1                   110,693              0.03
3.750................................................             1                   542,451              0.17
3.875................................................             1                    91,992              0.03
4.000................................................             2                   702,655              0.22
4.125................................................             3                   797,763              0.25
4.250................................................             3                   691,155              0.22
4.375................................................             4                   683,855              0.22
4.500................................................             5                 1,760,517              0.56
4.625................................................            11                 3,105,458              0.98
4.750................................................            15                 4,564,958              1.44
4.875................................................            25                10,608,265              3.35
5.000................................................            31                10,185,920              3.22
5.125................................................            33                10,143,871              3.21
5.250................................................            38                14,603,276              4.62
5.375................................................            57                18,249,559              5.77
5.500................................................            74                24,850,055              7.86
5.625................................................            67                29,426,487              9.30
5.750................................................            83                26,669,218              8.43
5.875................................................           102                36,053,816             11.40
5.990................................................             1                   383,232              0.12
6.000................................................            46                16,791,320              5.31
6.125................................................            46                16,237,543              5.13
6.250................................................            54                20,493,745              6.48
6.375................................................            53                14,951,055              4.73
6.500................................................            38                12,056,812              3.81
6.625................................................            41                12,187,728              3.85
6.750................................................            37                13,139,916              4.15
6.875................................................            25                 7,679,923              2.43
6.990................................................             2                   145,569              0.05
7.000................................................             8                 1,902,309              0.60
7.125................................................             3                 1,245,982              0.39
7.250................................................             6                   651,182              0.21

                                                             Number of           Aggregate             Percent of
                                                              Mortgage       Principal Balance     Mortgage Loans in
Current Mortgage Rate (%)                                      Loans            Outstanding           Loan Group 2
-------------------------                                      -----            -----------           ------------
7.500................................................             4                   915,400              0.29
7.625................................................             6                 1,631,637              0.52
7.750................................................             4                   312,287              0.10
7.875................................................             1                   450,000              0.14
8.125................................................             2                   197,148              0.06
8.250................................................             1                    99,677              0.03
8.375................................................             2                   227,149              0.07
8.500................................................             1                   131,811              0.04
8.750................................................             1                    89,342              0.03
9.000................................................             1                   227,200              0.07
9.875................................................             1                    34,106              0.01
                                                                ---              ------------            ------
     Total...........................................           941              $316,271,603            100.00%
                                                                ===              ============            ======

-----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the current mortgage rate without adjustment for the interest premium charged by the related lender. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 2 (as so adjusted) is expected to be approximately 5.828% per annum. Without the adjustment, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 2 is expected to be approximately 5.833% per annum.

                   Current Mortgage Loan Principal Balances(1)

Range of Current                                              Number of            Aggregate            Percent of
Mortgage Loan                                                 Mortgage        Principal Balance      Mortgage Loans
Principal Balances                                             Loans             Outstanding         in Loan Group 2
------------------                                             -----             -----------         ---------------
$0.01 - $100,000.00..................................            50             $   3,855,540              1.22%
$100,000.01 - $200,000.00............................           218                32,479,990             10.27
$200,000.01 - $300,000.00............................           212                52,985,561             16.75
$300,000.01 - $400,000.00............................           223                78,699,014             24.88
$400,000.01 - $500,000.00............................           120                54,649,316             17.28
$500,000.01 - $600,000.00............................            46                25,362,471              8.02
$600,000.01 - $700,000.00............................            39                25,189,484              7.96
$700,000.01 - $800,000.00............................             9                 6,692,212              2.12
$800,000.01 - $900,000.00............................             5                 4,261,228              1.35
$900,000.01 - $1,000,000.00..........................             3                 2,947,139              0.93
$1,000,000.01 - $1,100,000.00........................             1                 1,100,000              0.35
$1,100,000.01 - $1,200,000.00........................             1                 1,166,652              0.37
$1,200,000.01 - $1,300,000.00........................             1                 1,273,304              0.40
$1,300,000.01 - $1,400,000.00........................             1                 1,370,357              0.43
$1,400,000.01 - $1,500,000.00........................             3                 4,494,816              1.42
$1,500,000.01 - $1,600,000.00........................             1                 1,553,222              0.49
$1,700,000.01 - $1,800,000.00........................             1                 1,787,476              0.57
$1,900,000.01 - $2,000,000.00........................             1                 1,942,923              0.61
$2,000,000.01 - $2,100,000.00........................             1                 2,080,000              0.66
$2,100,000.01 - $2,200,000.00........................             1                 2,180,000              0.69
$2,400,000.01 - $2,500,000.00........................             1                 2,406,900              0.76
$2,500,000.01 - $2,600,000.00........................             2                 5,130,000              1.62
$2,600,000.01 - $2,700,000.00........................             1                 2,664,000              0.84
                                                                ---              ------------            ------
     Total...........................................           941              $316,271,603            100.00%
                                                                ===              ============            ======

-----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 2 is expected to be $336,102.

                              FICO Credit Scores(1)

                                                             Number of            Aggregate              Percent of
                                                              Mortgage        Principal Balance      Mortgage Loans in
Range of FICO Credit Scores                                    Loans             Outstanding            Loan Group 2
---------------------------                                    -----             -----------            ------------
Not Available........................................             2              $    921,357                0.29%
801 - 820............................................             5                   892,197                0.28
781 - 800............................................            47                11,511,748                3.64
761 - 780............................................            54                14,569,879                4.61
741 - 760............................................            87                31,666,955               10.01
721 - 740............................................            91                34,367,406               10.87
701 - 720............................................           109                37,151,267               11.75
681 - 700............................................           141                46,569,710               14.72
661 - 680............................................           161                52,128,282               16.48
641 - 660............................................           128                44,439,942               14.05
621 - 640............................................            99                35,247,194               11.14
601 - 620............................................            11                 5,058,139                1.60
581 - 600............................................             3                   632,759                0.20
561 - 580............................................             1                    78,450                0.02
541 - 560............................................             2                 1,036,318                0.33
                                                                ---              ------------              ------
     Total...........................................           941              $316,271,603              100.00%
                                                                ===              ============              ======

-----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans (where available) in Loan Group 2 is expected to be approximately 693.



                    Documentation Program for Mortgage Loans

                                                              Number of            Aggregate              Percent of
                                                               Mortgage        Principal Balance      Mortgage Loans in
Type of Program                                                 Loans             Outstanding            Loan Group 2
---------------                                                 -----             -----------            ------------
Reduced...............................................           434             $159,091,648               50.30%
Full/Alternative......................................           221               66,710,590               21.09
No Income/No Asset....................................           153               46,746,112               14.78
No Ratio..............................................           108               37,421,344               11.83
Full-Documentation....................................            14                3,637,205                1.15
Streamlined...........................................            10                2,487,122                0.79
Clues-Easy Doc........................................             1                  177,581                0.06
                                                                 ---             ------------              ------
   Total..............................................           941             $316,271,603              100.00%
                                                                 ===             ============              ======

                       Original Loan-to-Value Ratios(1)(2)

                                                              Number of            Aggregate              Percent of
Range of                                                       Mortgage        Principal Balance      Mortgage Loans in
Original Loan-to-Value Ratios (%)                               Loans             Outstanding            Loan Group 2
---------------------------------                               -----             -----------            ------------
50.00 or less.........................................             41             $ 15,437,192               4.88%
50.01 - 55.00.........................................             12                7,338,602               2.32
55.01 - 60.00.........................................             41               20,009,418               6.33
60.01 - 65.00.........................................             51               24,957,521               7.89
65.01 - 70.00.........................................             68               28,238,826               8.93
70.01 - 75.00.........................................            107               34,923,968              11.04
75.01 - 80.00.........................................            504              158,284,052              50.05
80.01 - 85.00.........................................             11                2,801,545               0.89
85.01 - 90.00.........................................             51               12,346,997               3.90
90.01 - 95.00.........................................             55               11,933,481               3.77
                                                                  ---             ------------             ------
     Total............................................            941             $316,271,603             100.00%
                                                                  ===             ============             ======

-----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 2 is expected to be 74.01%.
(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 2 that may exist at the time of origination.

                  State Distribution of Mortgaged Properties(1)

                                                             Number of            Aggregate              Percent of
                                                              Mortgage        Principal Balance      Mortgage Loans in
State                                                          Loans             Outstanding            Loan Group 2
-----                                                          -----             -----------            ------------
Alabama..............................................             1              $    160,499                0.05%
Alaska...............................................             1                   255,859                0.08
Arizona..............................................            24                 4,888,248                1.55
Arkansas.............................................             1                   136,000                0.04
California...........................................           484               194,304,964               61.44
Colorado.............................................            42                 9,341,481                2.95
Connecticut..........................................            18                 8,508,055                2.69
Delaware.............................................             3                   543,044                0.17
District of Columbia.................................             4                 1,056,124                0.33
Florida..............................................            29                10,619,117                3.36
Georgia..............................................            32                 5,350,124                1.69
Hawaii...............................................             5                 2,322,200                0.73
Idaho................................................             3                 1,018,467                0.32
Illinois.............................................            10                 3,500,974                1.11
Indiana..............................................             5                   879,356                0.28
Iowa.................................................             1                    84,640                0.03
Kansas...............................................             3                   349,059                0.11
Kentucky.............................................             1                   129,068                0.04
Louisiana............................................             1                    78,450                0.02
Maine................................................             5                 1,380,060                0.44
Maryland.............................................            15                 4,395,689                1.39
Massachusetts........................................            21                 8,023,670                2.54
Michigan.............................................            10                 1,371,236                0.43
Minnesota............................................            11                 2,441,699                0.77
Missouri.............................................             6                 1,186,829                0.38
Montana..............................................             1                   180,000                0.06
Nevada...............................................            28                 8,063,584                2.55
New Hampshire........................................             4                   885,823                0.28
New Jersey...........................................            25                 8,685,310                2.75
New Mexico...........................................             2                   487,210                0.15
New York.............................................            39                11,998,448                3.79
North Carolina.......................................             7                 1,679,082                0.53
Ohio.................................................             7                   834,176                0.26
Oregon...............................................             6                 1,417,167                0.45
Pennsylvania.........................................             6                 1,382,142                0.44
South Carolina.......................................            21                 4,411,962                1.39
Tennessee............................................             6                   984,206                0.31
Texas................................................            13                 2,833,685                0.90
Utah.................................................             5                 1,068,918                0.34
Vermont..............................................             1                   167,680                0.05
Virginia.............................................            18                 5,182,062                1.64
Washington...........................................            15                 3,320,737                1.05
Wyoming..............................................             1                   364,500                0.12
                                                                ---              ------------              ------
     Total...........................................           941              $316,271,603              100.00%
                                                                ===              ============              ======

-----------

(1) No more than approximately 1.13% of the Mortgage Loans in Loan Group 2 will be secured by mortgaged properties located in any one postal zip code area.

                            Purpose of Mortgage Loans

                                                             Number of            Aggregate              Percent of
                                                              Mortgage        Principal Balance      Mortgage Loans in
Loan Purpose                                                   Loans             Outstanding            Loan Group 2
------------                                                   -----             -----------            ------------
Purchase.............................................           545              $171,666,612               54.28%
Refinance (cash out).................................           258                88,814,802               28.08
Refinance (rate/term)................................           138                55,790,189               17.64
                                                                ---              ------------              ------
     Total...........................................           941              $316,271,603              100.00%
                                                                ===              ============              ======


                          Type of Mortgaged Properties

                                                             Number of            Aggregate              Percent of
                                                              Mortgage        Principal Balance      Mortgage Loans in
Property Type                                                  Loans             Outstanding            Loan Group 2
-------------                                                  -----             -----------            ------------
Single Family Residence..............................           535              $187,397,578               59.25%
Planned Unit Development.............................           200                70,419,165               22.27
Low-Rise Condominium.................................           113                29,859,921                9.44
2-4 Family Unit......................................            64                21,322,999                6.74
High-Rise Condominium................................             9                 3,783,381                1.20
Co-operative.........................................            17                 3,231,254                1.02
Manufactured Housing*................................             3                   257,306                0.08
                                                                ---              ------------              ------
     Total...........................................           941              $316,271,603              100.00%
                                                                ===              ============              ======

* Treated as real property.



                               Occupancy Types(1)

                                                             Number of            Aggregate             Percent of
                                                              Mortgage        Principal Balance       Mortgage Loans
Occupancy Type                                                 Loans             Outstanding          in Loan Group 2
--------------                                                 -----             -----------          ---------------
Primary Residence....................................           703              $249,239,153                78.81%
Investment Property..................................           199                50,840,517                16.07
Secondary Residence..................................            39                16,191,933                 5.12
                                                                ---              ------------               ------
     Total...........................................           941              $316,271,603               100.00%
                                                                ===              ============               ======

-----------
(1) Based upon representations of the related mortgagors at the time of origination.


                         Remaining Terms to Maturity(1)

Range of Remaining                                           Number of            Aggregate             Percent of
Terms to Maturity                                            Mortgage        Principal Balance       Mortgage Loans
(Months)                                                       Loans             Outstanding          in Loan Group 2
------------------                                             -----             -----------          ---------------
301 - 360............................................           941              $316,271,603             100.00%
                                                                ---              ------------             ------
     Total...........................................           941              $316,271,603             100.00%
                                                                ===              ============             ======

-----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 2 is expected to be 357 months.

                                  Loan Programs

                                                             Number of            Aggregate             Percent of
                                                             Mortgage         Principal Balance       Mortgage Loans
Loan Program                                                   Loans             Outstanding          in Loan Group 2
------------                                                   -----             -----------          ---------------
2/28 LIBOR Six-Month.................................            36               $11,556,332                3.65%
2/28 LIBOR Six-Month-Interest Only...................            92                28,005,698                8.85
2/1 CMT One-Year.....................................             2                   700,840                0.22
3/27 LIBOR Six Month.................................            12                 5,401,458                1.71
3/27 LIBOR Six-Month-Interest Only...................           120                40,035,370               12.66
3/1 CMT One-Year.....................................            40                17,459,488                5.52
3/1 CMT One-Year-Interest Only.......................            72                21,516,049                6.80
3/1 LIBOR Twelve-Month...............................             2                 1,040,711                0.33
5/25 LIBOR Six-Month.................................            63                21,505,699                6.80
5/25 LIBOR Six-Month-Interest Only...................           253                78,798,102               24.91
5/1 CMT One-Year.....................................            80                27,542,397                8.71
5/1 CMT One-Year-Interest Only.......................           114                36,098,481               11.41
5/1 LIBOR Twelve-Month...............................            37                15,039,132                4.76
5/1 LIBOR Twelve-Month-Interest Only.................            18                11,571,846                3.66
                                                                ---              ------------              ------
     Total...........................................           941              $316,271,603              100.00%
                                                                ===              ============              ======


                                Gross Margins(1)

                                                             Number of            Aggregate             Percent of
Range of Gross                                               Mortgage         Principal Balance       Mortgage Loans
Margins (%)                                                    Loans             Outstanding          in Loan Group 2
----------------------                                         -----             -----------          ---------------
2.001 - 3.000........................................           904              $306,382,664                96.87%
3.001 - 4.000........................................            27                 7,076,069                 2.24
4.001 - 5.000........................................             8                 1,963,461                 0.62
5.001 - 6.000........................................             2                   849,409                 0.27
                                                                ---              ------------               ------
     Total...........................................           941              $316,271,603               100.00%
                                                                ===              ============               ======

-----------
(1) As of the cut-off date, the weighted average Gross Margin of the Mortgage Loans in Loan Group 2 is expected to be 2.685%.

                            Initial Adjustment Dates

                                                             Number of            Aggregate              Percent of
                                                             Mortgage         Principal Balance      Mortgage Loans in
Initial Adjustment Date                                        Loans             Outstanding            Loan Group 2
-----------------------                                        -----             -----------            ------------
November 1, 2004.....................................             1              $    126,745                0.04%
June 1, 2005.........................................             1                   574,095                0.18
September 1, 2005....................................             2                   473,553                0.15
October 1, 2005......................................            11                 1,978,950                0.63
November 1, 2005.....................................             8                 1,651,822                0.52
December 1, 2005.....................................             3                   868,392                0.27
January 1, 2006......................................            49                15,834,519                5.01
February 1, 2006.....................................            50                16,752,041                5.30
March 1, 2006........................................             9                 3,730,081                1.18
April 1, 2006........................................             4                 1,181,213                0.37
May 1, 2006..........................................             1                   183,015                0.06
June 1, 2006.........................................             2                   420,520                0.13
August 1, 2006.......................................             4                   846,424                0.27
September 1, 2006....................................             2                   396,726                0.13
October 1, 2006......................................             6                 1,037,254                0.33
November 1, 2006.....................................             3                   974,352                0.31
December 1, 2006.....................................            24                13,393,302                4.23
January 1, 2007......................................            66                23,267,832                7.36
February 1, 2007.....................................            90                29,195,195                9.23
March 1, 2007........................................            41                12,958,984                4.10
May 1, 2008..........................................             1                   118,859                0.04
June 1, 2008.........................................             1                   273,399                0.09
July 1, 2008.........................................             4                 1,112,111                0.35
August 1, 2008.......................................             3                   770,803                0.24
September 1, 2008....................................            18                 5,539,716                1.75
October 1, 2008......................................            47                16,392,997                5.18
November 1, 2008.....................................            50                14,584,060                4.61
December 1, 2008.....................................            61                24,623,597                7.79
January 1, 2009......................................           133                47,623,012               15.06
February 1, 2009.....................................           168                52,087,861               16.47
March 1, 2009........................................            77                27,094,525                8.57
April 1, 2009........................................             1                   205,650                0.07
                                                                ---              ------------              ------
     Total...........................................           941              $316,271,603              100.00%
                                                                ===              ============              ======

                        Months to Initial Adjustment Date

                                                             Number of            Aggregate              Percent of
Range of Number of Months to Initial                         Mortgage         Principal Balance      Mortgage Loans in
Adjustment Date                                                Loans             Outstanding            Loan Group 2
------------------------------------                           -----             -----------            ------------
 7 - 12..............................................             1            $      126,745                0.04%
13 - 18..............................................            14                 3,026,598                0.96
19 - 24..............................................           123                40,018,068               12.65
25 - 31..............................................            18                 3,858,290                1.22
32 - 37..............................................           221                78,815,313               24.92
43 - 49..............................................             1                   118,859                0.04
50 - 55..............................................           123                38,673,085               12.23
56 - 61..............................................           440               151,634,645               47.94
                                                                ---              ------------              ------
     Total...........................................           941              $316,271,603              100.00%
                                                                ===              ============              ======

                             Maximum Mortgage Rates

                                                             Number of            Aggregate              Percent of
                                                             Mortgage         Principal Balance      Mortgage Loans in
Range of Maximum Mortgage Rates (%)                            Loans             Outstanding            Loan Group 2
-----------------------------------                            -----             -----------            ------------
 9.001 - 10.000......................................             31             $ 14,121,462                4.46%
10.001 - 11.000......................................            112               36,490,868               11.54
11.001 - 12.000......................................            474              165,683,011               52.39
12.001 - 13.000......................................            295               93,553,621               29.58
13.001 - 14.000......................................             23                5,747,331                1.82
14.001 - 15.000......................................              5                  641,204                0.20
15.001 - 16.000......................................              1                   34,106                0.01
                                                                 ---             ------------              ------
     Total...........................................            941             $316,271,603              100.00%
                                                                 ===             ============              ======

                            Initial Periodic Rate Cap

                                                             Number of            Aggregate              Percent of
Initial Periodic Rate                                        Mortgage         Principal Balance      Mortgage Loans in
Cap (%)                                                        Loans             Outstanding            Loan Group 2
-------                                                        -----             -----------            ------------
1.000................................................             1              $    729,101                0.23%
2.000................................................            32                 6,367,839                2.01
3.000................................................           357               120,692,315               38.16
3.200................................................             1                   309,438                0.10
5.000................................................           438               155,500,462               49.17
6.000................................................           112                32,672,448               10.33
                                                                ---              ------------              ------
     Total...........................................           941              $316,271,603              100.00%
                                                                ===              ============              ======

                          Subsequent Periodic Rate Cap

                                                             Number of            Aggregate              Percent of
                                                             Mortgage         Principal Balance      Mortgage Loans in
Subsequent Periodic Rate Cap (%)                               Loans             Outstanding            Loan Group 2
--------------------------------                               -----             -----------            ------------
1.000................................................           468              $153,753,855               48.61%
2.000................................................           471               162,014,860               51.23
2.500................................................             1                   423,200                0.13
5.000................................................             1                    79,688                0.03
                                                                ---              ------------              ------
     Total...........................................           941              $316,271,603              100.00%
                                                                ===              ============              ======

                             Minimum Mortgage Rates

                                                             Number of            Aggregate              Percent of
                                                             Mortgage         Principal Balance      Mortgage Loans in
Range of Minimum Mortgage Rates (%)                            Loans             Outstanding            Loan Group 2
-----------------------------------                            -----             -----------            ------------
2.001 - 3.000........................................           908              $307,224,520             97.14%
3.001 - 4.000........................................            14                 5,314,235              1.68
4.001 - 5.000........................................             5                 1,345,314              0.43
5.001 - 6.000........................................             3                   935,353              0.30
6.001 - 7.000........................................             3                   462,487              0.15
7.001 - 8.000........................................             5                   658,572              0.21
8.001 - 9.000........................................             3                   331,122              0.10
                                                                ---              ------------            ------
     Total...........................................           941              $316,271,603            100.00%
                                                                ===              ============            ======

Assignment of the Mortgage Loans

         Pursuant to the pooling and servicing agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in Alternative Loan Trust 2004-J4, including all principal and interest received on or with respect to the Mortgage Loans, but not any principal and interest due on or before the cut-off date.

         In connection with the transfer and assignment of a mortgage loan, the depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any documents not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the depositor). With respect to up to 50% of the Mortgage Loans, the depositor may deliver all or a portion of each related mortgage file to the Trustee not later than thirty days after the closing date. Assignments of the mortgage loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where in the opinion of counsel recording is not required to protect the Trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or any seller.

         The Trustee will review each mortgage file relating to the Mortgage Loans within 90 days of the closing date (or promptly after the Trustee's receipt of any document permitted to be delivered after the closing date), and if any document in a mortgage file is found to be missing or defective in a material respect and Countrywide Home Loans does not cure the defect within 90 days of notice of the defect from the Trustee (or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), Countrywide Home Loans will be obligated to repurchase the related mortgage loan from the trust fund. Rather than repurchase the mortgage loan as provided above, Countrywide Home Loans may remove the mortgage loan (referred to as a "deleted mortgage loan") from the trust fund and substitute in its place another mortgage loan (referred to as a "replacement mortgage loan"); however, such a substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the Trustee to the effect that such a substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement,

         o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by Countrywide Home Loans in the Certificate Account and held for distribution to the certificateholders on the related Distribution Date (referred to as a "Substitution Adjustment Amount")),

         o if the deleted mortgage loan is an adjustable rate mortgage loan, have a Maximum Mortgage Rate no lower than, and not more than 1% per annum higher than the Maximum Mortgage Rate of the deleted mortgage loan,

         o if the deleted mortgage loan is an adjustable rate mortgage loan, have a Minimum Mortgage Rate no lower than, and not more than 1% per annum higher than the Minimum Mortgage Rate of the deleted mortgage loan,

         o if the deleted mortgage loan is an adjustable rate mortgage loan, have the same Mortgage Index, reset period and periodic rate cap as the deleted mortgage loan and a Gross Margin not more than 1% per annum higher or lower than that of the deleted mortgage loan,

         o have a current Mortgage Rate not lower than, and not more than 1% per annum higher than that of the deleted mortgage loan,

         o have a Loan-to-Value Ratio not higher than that of the deleted mortgage loan,

         o have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan, and

         o comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a mortgage loan document.

         Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the Trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the mortgage loans in the trust fund that are not already held through the MERS(R) System may, at the discretion of the master servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the mortgage loan.

Underwriting Process - Countrywide Home Loans

General

         Approximately 24.73% of the Group 1 Mortgage Loans and approximately 7.55% of the Group 2 Mortgage Loans were originated or acquired by Countrywide Home Loans in accordance with its credit, appraisal and underwriting standards. Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations. Except as otherwise provided in this prospectus supplement, the underwriting procedures are consistent with those identified under "Mortgage Loan Program -- Underwriting Process" in the prospectus.

         As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

         In assessing a prospective borrower's creditworthiness, Countrywide Home Loans may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history, and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years may be eligible for Countrywide Home Loans' processing program (the "Preferred Processing Program"). Approximately 4.02% of the Mortgage Loans by aggregate Stated Principal Balance as of the cut-off date have been underwritten pursuant to Countrywide Home Loans' Preferred Processing Program. Countrywide Home Loans may waive some documentation requirements for mortgage loans originated under the Preferred Processing Program.

         Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

         Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. If the prospective borrower has applied for a 3/1 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly housing expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly housing expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 7/1 Mortgage Loan or a 10/1 Mortgage Loan, the interest component of the monthly housing expense is calculated based on the initial loan interest rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower.

         Countrywide Home Loans may provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

         The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "Full Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

         A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation
Program: an Alternative Documentation Loan Program (the "Alternative Documentation Program"), a Reduced Documentation Loan Program (the "Reduced Documentation Program"), a CLUES Plus Documentation Loan Program (the "CLUES Plus Documentation Program"), a No Income/No Asset Documentation Loan Program (the "No Income/No Asset Documentation Program"), a Stated Income/Stated Asset Documentation Loan Program (the "Stated Income/Stated Asset Documentation Program") and a Streamlined Documentation Loan Program (the "Streamlined Documentation Program").

         For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

         Except with respect to mortgage loans originated pursuant to its Streamlined Documentation Program, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

         Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

         In addition to Countrywide Home Loans' standard underwriting guidelines (the "Standard Underwriting Guidelines"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "Expanded Underwriting Guidelines"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

         Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

         For cash-out refinance mortgage loans, Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

         Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $333,700 ($500,550 in Alaska and Hawaii) and 2 unit properties with principal balances up to $427,150 ($640,725 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $516,300 ($774,450 in Alaska and Hawaii) and 4 unit properties with principal balances of up to

$641,650 ($962,475 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $333,700 ($500,550 in Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $333,700 ($500,550 in Alaska and Hawaii) and 2 unit properties with principal balances up to $427,150 ($640,725 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $516,300 ($774,450 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $641,650 ($962,475 in Alaska and Hawaii).

         Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

         In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

         The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

         Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 75%.

         The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

         The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

         Approximately 9.47% of the Mortgage Loans by aggregate Stated Principal Balance as of the cut-off date have been underwritten pursuant to Countrywide Home Loans' Standard Underwriting Guidelines.

Expanded Underwriting Guidelines

         Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

         Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

         For cash-out refinance mortgage loans, Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

         Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $333,700 ($500,550 in Alaska and Hawaii) and 2 unit properties with principal balances up to $427,150 ($640,725 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $516,300 ($774,450 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $641,650 ($962,475 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $333,700 ($500,550 in Alaska and Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $333,700 ($500,550 in Alaska and Hawaii) and 2 unit properties with principal balances up to $427,150 ($640,725 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $516,300 ($774,450 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $641,650 ($962,475 in Alaska and Hawaii).

         Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

         In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

         The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

         Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the

Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

         Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

         Mortgage Loans originated under either the No Income/No Asset Documentation Program or the Reduced Documentation Program pursuant to which debt-to-income ratios are not calculated as described above will comprise approximately 8.47% of the Mortgage Loans by aggregate Stated Principal Balance as of the cut-off date.

         Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

         Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W-8). The borrower's income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

         Approximately 6.45% of the Mortgage Loans by aggregate Stated Principal Balance as of the cut-off date have been underwritten pursuant to Countrywide Home Loans' Expanded Underwriting Guidelines.

Underwriting Process - IndyMac Bank

         Approximately 25.50% of the Group 1 Mortgage Loans and 85.18% of the Group 2 Mortgage Loans were originated or acquired by IndyMac Bank. IndyMac Bank operates a conduit program established by IndyMac, Inc. in April 1993 to purchase conventional conforming and non-conforming mortgage loans on one- to four-family residential properties. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. While IndyMac Bank engages in a limited amount of second lien lending, most of the mortgage loans it purchases are secured by first liens on the related mortgaged properties.

         Non-conforming mortgage loans purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae, Freddie Mac and Ginnie Mae, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

         IndyMac Bank purchases mortgage loans from, or provides funding for mortgage loans originated by, banks, savings and loan associations, mortgage bankers and mortgage brokers (each is referred to as a loan originator). Each loan originator must be an approved HUD mortgagee in good standing or a seller/servicer in good standing and approved by either Fannie Mae or Freddie Mac. IndyMac Bank approves individual institutions as eligible loan originators after an evaluation of criteria that include the loan originator's mortgage origination experience and financial stability. In addition to purchasing mortgage loans from (or providing funding to) loan originators, IndyMac Bank also engages in the direct origination of mortgage loans.

         IndyMac Bank currently operates two mortgage loan purchase programs as part of its conduit operations:

         1. Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan to be purchased to ensure compliance with its underwriting guidelines. Only after IndyMac Bank issues an approval notice to a loan originator is a mortgage loan eligible for purchase pursuant to this program. The majority of mortgage loans currently being purchased by IndyMac Bank are originated under the Prior Approval Program.

         2. Preferred Delegated Underwriting Program. Under this program, loan originators that meet certain eligibility requirements are allowed to underwrite mortgage loans for purchase without the need for either prior pool insurance approval or prior IndyMac Bank approval. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the loan originators with more stringent requirements imposed on loan originators with a lower net worth. Under the Preferred Delegated Underwriting Program, each eligible loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank's underwriting guidelines, as the underwriting guidelines may have been modified pursuant to commitments negotiated with that loan originator. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program. Notwithstanding the loan originator's status as an eligible loan originator, some types of mortgage loans are required to receive an approval notice prior to purchase.

         All mortgage loans purchased by IndyMac Bank must meet credit, appraisal and underwriting standards acceptable to IndyMac Bank. These underwriting standards, including any negotiated modifications to them, are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to these underwriting standards are permitted where compensating factors are present or in the context of negotiated bulk purchases.

         In the process of underwriting mortgage loans, IndyMac Bank may use its "electronic Mortgage Information and Transaction System" (or "e-MITS"), a proprietary, Internet-based, point-of-sale automated underwriting and risk-based pricing system to underwrite and price the mortgage loans. This system uses proprietary credit and risk analysis information generated from statistical analysis of IndyMac Bank's historical database of over 300,000 loans to determine the economic levels at which a given loan should be approved. The system also incorporates information from models provided by credit rating agencies. e-MITS analyzes over forty data elements relating to the mortgagor and the mortgaged property before rendering an approval and a risk-based price. As with IndyMac Bank's traditional underwriting process, this approval is subject to full and complete data verification. Loans approved by e-MITS comply with IndyMac Bank's underwriting guidelines. As is the case with loans that are not underwritten through e-MITS, exceptions to standard underwriting guidelines are permitted where compensating factors are present or in the context of negotiated bulk purchases.

         IndyMac Bank's base underwriting standards for conventionally underwritten purchase money or rate/term refinance loans secured by primary residences generally allow Loan-to-Value Ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $500,000, up to 85% for mortgage loans with original principal balances of up to $650,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. IndyMac Bank frequently purchases and originates loans underwritten through e-MITS or with compensating factors that vary from these base standards. For cash-out refinance loans, the maximum Loan-to-Value Ratio generally is 95%, and the maximum "cash out" amount permitted is based in part on the Loan-to-Value Ratio of the related mortgage loan.

IndyMac Bank generally does not purchase cash-out refinance mortgage loans with original principal balances in excess of $3,000,000.

         IndyMac Bank's underwriting standards for mortgage loans secured by investor properties generally allow Loan-to-Value Ratios at origination of up to 95% for mortgage loans with original principal balances up to $300,000. IndyMac Bank's underwriting standards permit mortgage loans secured by investor properties to have higher original principal balances if they have lower Loan-to-Value Ratios at origination.

         For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac Bank generally requires a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac. After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

         All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with principal balances up to $500,000 that have Loan-to-Value Ratios greater than 80% but less than or equal to 95%. All residences except cooperatives and certain high-rise condominium dwellings are eligible for this program. Each qualifying mortgage loan will be made at an interest rate that is higher than the rate would be if the Loan-to-Value Ratio was 80% or less or if primary mortgage guaranty insurance was obtained. Under those circumstances, the certificateholders will not have the benefit of primary mortgage guaranty insurance coverage.

         In determining whether a prospective borrower has sufficient monthly income available (1) to meet the borrower's monthly obligation on the proposed mortgage loan and (2) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan, IndyMac Bank generally considers the ratio of these amounts to the proposed borrower's acceptable stable monthly gross income. These ratios vary depending on a number of underwriting criteria, including Loan-to-Value Ratios, and are determined on a loan-by-loan basis.

         IndyMac Bank purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Limited, Stated Income, No Income/No Asset, No Ratio and No Doc.

         Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written or telephonic communications. All loans may be submitted under the Full/Alternate Documentation Program. The Full/Alternate Documentation Program also provides for alternative methods of employment verification generally using W-2 forms or pay stubs. Borrowers applying under the Full/Alternate Documentation Program may, based on certain credit and loan characteristics, qualify for IndyMac Bank's FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service From 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

         The Limited Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers are generally not required to submit copies of their tax returns and only must document income for one year (rather than two, as required by the Full/Alternate Documentation Program).

         Under the Stated Income Documentation Program and the No Ratio Program, more emphasis is placed on the prospective borrower's credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower than on income underwriting. The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications. Information regarding income is not verified. The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income. Employment is orally verified under both programs.

         Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

Underwriting Process - General

         The mortgage loans that will be transferred to the trust fund other than those originated or acquired by Countrywide Home Loans or IndyMac Bank have been originated or acquired in accordance with the procedures set forth in the prospectus under "Mortgage Loan Program-Underwriting Process."

                           Servicing of Mortgage Loans

General

         Countrywide Home Loans Servicing LP ("Countrywide Servicing") will act as master servicer. The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc., a New York corporation ("Countrywide Home Loans"). Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

         Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations to the bulk of its non-agency loan servicing portfolio, including with respect to those mortgage loans formerly serviced by Countrywide Home Loans and securitized by CWMBS, Inc. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans product will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

         In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

         Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans. As of March 31, 2004, Countrywide Servicing had a net worth of approximately $9.8 billion.

         In its capacity as master servicer, Countrywide Servicing will be responsible for servicing the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement. Countrywide Servicing may perform any of its obligations under the pooling and servicing agreement through one or more subservicers, which may include Countrywide Home Loans. Notwithstanding any subservicing arrangement, Countrywide Servicing will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if Countrywide Servicing alone were servicing the Mortgage Loans.

Countrywide Home Loans

         Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services (either directly or through subsidiaries) mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Loans originated, purchased, sold or serviced by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. References in the remainder of this prospectus supplement to Countrywide Home Loans should be read to include Countrywide Home Loans, and its consolidated subsidiaries, including Countrywide Servicing.

         The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302.

         Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of March 31, 2004, Countrywide Home Loans provided servicing for approximately $682.848 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

Foreclosure, Delinquency and Loss Experience

         Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

         A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of the mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized in Alternative Loan Trusts by the depositor or by CWMBS, Inc., an affiliate of the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio which increased from approximately $1.730 billion at February 29, 2000, to approximately $2.247 billion at February 28, 2001, to approximately $5.083 billion at December 31, 2001, to approximately $9.862 billion at December 31, 2002, to approximately $14.733 billion at December 31, 2003, and to approximately $17.209 billion at March 31, 2004. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):

                                         At February 28(29),                  At December 31,
                                         -------------------         --------------------------------      At March 31,
                                         2000          2001          2001          2002          2003          2004
                                         ----          ----          ----          ----          ----          ----
Delinquent Mortgage Loans and
   Pending Foreclosures at
   Period End:
     30-59 days.......................   1.60%         2.28%         2.92%         3.08%         2.63%         1.83%
     60-89 days.......................   0.26          0.51          0.65          0.86          0.72          0.55
     90 days or more (excluding
        pending foreclosures).........   0.13          0.19          0.21          0.45          0.53          0.41
                                       --------     ---------    -----------   -----------   -----------   -----------
         Total of delinquencies.......   1.99%         2.97%         3.77%         4.39%         3.87%         2.80%
                                       ========     =========    ===========   ===========   ===========   ===========
Foreclosures pending..................   0.18%         0.47%         0.43%         0.45%         0.91%         0.35%
                                       ========     =========    ===========   ===========   ===========   ===========

Total delinquencies and
    foreclosures pending..............   2.17%         3.44%         4.21%         4.84%         4.78%         3.15%
                                       ========     =========    ===========   ===========   ===========   ===========

Net Gains/(Losses) on liquidated
    loans(1).......................... $(27,760)    $(374,332)   $(1,057,748)  $(5,372,415)  $(9,334,817)  $(1,691,871)
Percentage of Net Gains/(Losses)
    on liquidated loans(1)(2).........  (0.002)%      (0.017)%       (0.021)%      (0.054)%      (0.063)%      (0.010)%
Percentage of Net Gains/(Losses)
    on liquidated loans (based on
    average outstanding principal
    balance)(1).......................  (0.002)%      (0.018)%       (0.021)%      (0.057)%      (0.063)%      (0.011)%

----------
(1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

Servicing Compensation and Payment of Expenses

         The "Expense Fee Rate" is the rate at which the expense fee accrues on the principal balance of each Mortgage Loan. The expense fees with respect to the mortgage pool are payable out of the interest payments on each Mortgage Loan. The total expense fee will vary from Mortgage Loan to Mortgage Loan. As of the cut-off date, the weighted average Expense Fee Rate is expected to be 0.271% per annum.

         The total expense fees consist of (a) the master servicing fee (the "Master Servicing Fee") payable to the master servicer in respect of its direct servicing and master servicing activities, (b) fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement and (c) lender paid mortgage insurance premiums. In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to a portion of the master servicing fee. The master servicer is obligated to pay some but not all ongoing expenses associated with the trust fund and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the master servicing fee. The amount of the master servicing fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement. The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account. All prepayment penalties will be collected by the Master Servicer, will be distributed to the Class P Certificates and will not be available for distribution to the classes of offered certificates.

         The Master Servicing Fee for each Group 1 Mortgage Loan will be approximately 0.250% per annum. The Master Servicing Fee for each Group 2 Mortgage Loan will be approximately as follows:

                                        Master Servicing Fee Rate before     Master Servicing Fee Rate on and
                                         the related Initial Adjustment    after the related Initial Adjustment
                                                      Date                                 Date
                                        --------------------------------    -----------------------------------
2/1 Mortgage Loan......................              0.250%                               0.250%
3/1 Mortgage Loan......................              0.250%                               0.250%
5/1 Mortgage Loan......................              0.252%                               0.375%

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

         When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day (or, in the case of the first Distribution Date, from April 1, 2004) through the last day of a calendar month will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans would result. Pursuant to the pooling and servicing agreement, the master servicing fee for any month will be reduced, by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related Distribution Date. However, the master servicing fee on a Distribution Date will only be reduced by not more than one-half of the master servicing fee for that Distribution Date (such reduction, "Compensating Interest"). If shortfalls in interest as a result of prepayments in any Prepayment Period exceed the amounts payable by the master servicer as Compensating Interest on the related Distribution Date, the amount of interest available to make distributions of interest to the certificates and to build or maintain overcollateralization will be reduced. See "Description of the Certificates -- Interest" in this prospectus supplement.

         Neither the Class 1-A-5 Policy nor the Class 1-A-6 Policy will cover any interest shortfalls on the Class 1-A-5 and Class 1-A-6 Certificates resulting from prepayments on the Mortgage Loans.

Advances

         Subject to the following limitations, the master servicer will be required to advance before each Distribution Date, from its own funds or funds in the Certificate Account that do not constitute a portion of either the Interest Remittance Amount or the Principal Remittance Amount for the Distribution Date, an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (net of the related master servicing fee and any lender paid mortgage insurance premiums) that were due on the related Due Date and that were delinquent on the related Determination Date, together with an amount equivalent to interest on each Mortgage Loan as to which the related mortgaged property has been acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure. The "Determination Date" is the 22nd day of each month or, if that day is not a business day, the preceding business day; provided that the Determination Date in each month will be at least two business days before the related Distribution Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan to the extent that the advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the master servicer determines on any Determination Date to make an advance, the advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the master servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if the failure remains unremedied for five days after written notice of the event of default. If the master servicer is terminated as a result of the occurrence of an event of default, the Trustee or the successor master servicer will be obligated to make any advance, in accordance with the terms of the pooling and servicing agreement.

Certain Modifications and Refinancings

         The master servicer may modify any Mortgage Loan provided that the master servicer purchases the Mortgage Loan from the trust fund immediately following the modification. A Mortgage Loan may not be modified unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the master servicer. The master servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. The master servicer will indemnify the trust fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         Description of the Certificates

General

         The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries of the material terms pursuant to which the certificates will be issued do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. The certificates represent obligations of the trust only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

         The Mortgage Pass-Through Certificates, Series 2004-J4 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-IO, Class 2-A-1 and Class 2-A-IO Certificates (all of which are together referred to as "senior certificates"), the Class M-1 and Class M-2 Certificates (which are together referred to as the "Class M Certificates"), the Class B Certificates (together with the Class M Certificates, the "subordinated certificates"), the Class C Certificates, the Class P Certificates and the Class A-R Certificates. The Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6 and Class 1-A-7 Certificates are together referred to as the "Fixed Rate Certificates" and together with the Class 1-A-1 and Class 1-A-IO Certificates are referred to as the "group 1 senior certificates". The Class 2-A-1 and Class 2-A-IO Certificates are together referred to as the "group 2 senior certificates." Only the classes of certificates identified on the cover page hereof as offered certificates are offered by this prospectus supplement (the "offered certificates"). The Class 1-A-1 and Class 2-A-1 Certificates and the subordinated certificates are also sometimes collectively referred to in this prospectus supplement as the "LIBOR Certificates." The Class C, Class P and Class A-R Certificates are not offered by this prospectus supplement and are sometimes referred to in this prospectus supplement as the "private certificates." The Class A-R, Class C and Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment penalties received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates. The classes of offered certificates will have the respective initial Class Certificate Balances or notional amounts, as applicable, each as set forth on the cover page of this prospectus supplement or described below. The initial Class Certificate Balances and notional amounts may vary in the aggregate by plus or minus 5%. The notional amount certificates do not have principal balances and are not entitled to any distributions in respect of principal on the Mortgage Loans in any loan group. Any information presented in this prospectus supplement with respect to the private certificates is provided only to permit a better understanding of the offered certificates.

         The "Class Certificate Balance" of any class of offered certificates other than the Class 1-A-IO and Class 2-A-IO Certificates as of any Distribution Date is the initial Class Certificate Balance of the class listed on the cover page of this prospectus supplement reduced by the sum of

         o all amounts previously distributed to holders of certificates of the class as scheduled and unscheduled payments of principal, and

         o with respect to the subordinated certificates, the Applied Realized Loss Amounts allocated to the class;

provided, however, that the Class Certificate Balance of each class of subordinated certificates to which Applied Realized Loss Amounts have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans distributed as principal to any class of certificates, but not by more than the amount of Applied Realized Loss Amounts previously allocated to reduce the Class Certificate Balance of such class of certificates. See "Application of Liquidation Proceeds" in the prospectus. The Class 1-A-IO and Class 2-A-IO Certificates are notional amount certificates and do not have Class Certificate Balances.

         For any Distribution Date, the Class Certificate Balance of the Class C Certificates will be equal to the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to unscheduled receipts of principal in the Prepayment Period related to that prior Due Date) over the aggregate Class Certificate Balance of the offered certificates and the Class P Certificates immediately prior to that Distribution Date.

         The Class P Certificates will have an initial Class Certificate Balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment penalties or charges received in respect of the Mortgage Loans. Applied Realized Loss amounts will not be allocated to the senior certificates or the Class P Certificates.

         If the Overcollateralized Amount is zero and there is a Realized Loss on a Mortgage Loan, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation (beginning with the Class B Certificates) will be reduced if and to the extent that the aggregate of the sum of Class Certificate Balances of the offered certificates, following all distributions on any Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of the Distribution Date (after giving effect to unscheduled receipts of principal in the Prepayment Period related to that Due
Date).

         All of the classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only.

Notional Amount Certificates

         The Class 1-A-IO and Class 2-A-IO Certificates are notional amount certificates (the "Notional Amount Certificates"). For the interest accrual period related to each Distribution Date, the notional amount for each class of notional amount certificates will equal the lesser of (a) the related Notional Amount set forth in the table below and (b) the outstanding principal balance of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date (in each case after giving effect to unscheduled receipts of principal in the Prepayment Period related to that prior Due Date).

                                       Class 1-A-IO         Class 2-A-IO
        Month of Distribution            Notional             Notional
                Date                     Balance              Balance
     ---------------------------    ---------------      ---------------
     May 2004.................      $300,110,000.00      $316,272,000.00
     June 2004................       277,795,896.14       292,921,682.76
     July 2004................       257,139,121.47       271,295,186.35
     August 2004..............       238,016,988.64       251,264,942.85
     September 2004...........       220,315,579.23       232,713,162.86
     October 2004.............       203,929,424.73       215,530,746.74
     November 2004............       188,760,880.28       199,616,643.64
     December 2004............       174,719,544.65       184,877,257.88
     January 2005.............       161,721,723.31       171,225,899.02
     February 2005............       149,689,931.18       158,582,272.57
     March 2005...............       138,552,432.27       146,872,008.16
     April 2005...............       128,242,813.45       136,026,222.59
     May 2005.................       118,699,589.74       125,981,115.06
     June 2005................       109,865,838.92       116,677,592.26
     July 2005................       101,688,863.14       108,060,867.92
     August 2005..............        94,119,875.65       100,080,308.62
     September 2005...........        87,113,710.78        92,688,959.66
     October 2005.............        80,628,555.33        85,843,331.16
     November 2005............        74,625,699.92        79,503,142.43
     December 2005............        69,069,308.79        73,631,085.18
     January 2006.............        63,926,206.62        68,192,604.30
     February 2006............        59,165,681.17        63,155,694.68
     March 2006...............        54,759,300.54        58,481,242.52
     April 2006...............        50,680,744.01        54,152,629.78
     May 2006.................        46,905,645.40        50,144,279.11
     June 2006................        43,411,448.00        46,432,504.14
     July 2006................        40,177,270.36        42,995,369.71
     August 2006..............        37,183,781.92        39,812,562.44
     September 2006...........        34,413,087.96        36,865,270.86
     October 2006.............        31,848,623.00        34,136,074.41
     November 2006                             0.00                 0.00
        and thereafter........

Once the Notional Amount of the Class 1-A-IO or Class 2-A-IO Certificates is reduced to zero, that class of certificates will no longer be entitled to receive distributions of interest.

Book-Entry Certificates

         The offered certificates will be book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") may elect to hold their Book-Entry Certificates through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg (as defined herein) or the Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream, Luxembourg and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Offered Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

         The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Offered Certificates, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus and "Global, Clearance, Settlement And Tax Documentation Procedures -- Material U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

         Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

         On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream,

Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "Miscellaneous Tax Aspects -- Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the trust fund provided by the Master Servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

         DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the beneficial owner at its sole option and expense, elects to remove its Book-Entry Certificates from DTC or (c) after the occurrence of an Event of Default (as defined herein), beneficial owners having not less than 51% of the Voting Rights (as defined herein) evidenced by the Offered Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

         On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The master servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited therein, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement). Funds credited to the Certificate Account may be invested for the benefit and at the risk of the master servicer in permitted investments, as defined in the pooling and servicing agreement, that are scheduled to mature on or before the business day preceding the next Distribution Date. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the sum of the Interest Remittance Amount and the Principal Remittance Amount and will deposit them in an account established and maintained with the Trustee on behalf of the certificateholders (the "Distribution Account").

Distributions

         Distributions on the certificates will be made by the Trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in May 2004 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the business day immediately preceding the Distribution Date.

         Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the Trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the Trustee.

         The "Interest Remittance Amount" for any Distribution Date and loan group is equal to:

                  (a) the sum, without duplication, of:

                      (1) all scheduled interest on the Mortgage Loans in that
                  loan group due on the related Due Date and received on or prior to the related Determination Date, less the related Master Servicing Fees and any payments made in respect of premiums on lender paid insurance mortgage loans,

                      (2) all interest on prepayments on the Mortgage Loans in
                  that loan group, other than Prepayment Interest Excess,

                      (3) all Advances relating to interest in respect of the
                  Mortgage Loans in that loan group,

                      (4) amounts paid by the Master Servicer in respect of
                  Compensating Interest for that loan group, and

                      (5) liquidation proceeds on the Mortgage Loans in that
                  loan group received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

                  minus

                  (b) all non-recoverable Advances in respect of the Mortgage Loans in that loan group relating to interest and certain expenses reimbursed since the prior Due Date.

         The "Principal Remittance Amount" for any Distribution Date and loan group is equal to:

                  (a) the sum, without duplication, of:

                      (1) the scheduled principal collected or advanced on the
                  Mortgage Loans in that loan group with respect to the related Due Date,

                      (2) prepayments on the Mortgage Loans in that loan group
                  collected in the related Prepayment Period,

                      (3) the Stated Principal Balance of each Mortgage Loan in
                  that loan group that was repurchased by a seller or purchased by the Master Servicer with respect to that Distribution Date,

                      (4) any Substitution Adjustment Amounts in respect of
                  Mortgage Loans in that loan group, and

                      (5) all liquidation proceeds in respect of Mortgage Loans
                  in that loan group collected since the prior Due Date (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans in that loan group received during the related Prepayment Period, minus

                  (b) all non-recoverable Advances relating to principal on the Mortgage Loans in that loan group and certain expenses reimbursed since the prior Due Date.

         "Prepayment Interest Excess" with respect to any principal prepayment received by the Master Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

Interest

         On each Distribution Date, the interest distributable with respect to the offered certificates is the interest which has accrued on the Class Certificate Balances or notional amounts thereof immediately prior to that Distribution Date at the then applicable related Pass-Through Rate during the applicable Accrual Period.

         For any Distribution Date, the "Accrual Period" for each class of Fixed Rate Certificates and the Notional Amount Certificates will be the calendar month before the month in which that Distribution Date occurs. Interest on the Fixed Rate Certificates and the Notional Amount Certificates will be calculated on the basis of a 360-day year divided into twelve 30-day months. The Accrual Period for the LIBOR Certificates for any Distribution Date will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on day immediately prior to that Distribution Date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Accrual Period.

         On each Distribution Date, the Interest Funds for such Distribution Date are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

         (1) concurrently:

             (a) from Interest Funds for Loan Group 1, concurrently, to the group 1 senior certificates, pro rata, based on their respective Class Certificate Balances or Notional Amounts, as applicable, the Current Interest and Interest Carry Forward Amount for each such class and Distribution Date; and

             (b) from Interest Funds for Loan Group 2, concurrently, to the group 2 senior certificates, pro rata, based on their respective Class Certificate Balances or Notional Amounts, as applicable, the Current Interest and Interest Carry Forward Amount for each such class and Distribution Date;

         (2) from the remaining Interest Funds for both Loan Groups to each class of senior certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses (1)(a) or (1)(b) above, pro rata, based on their respective Class Certificate Balances or Notional Amounts, as applicable, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class; provided that Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on their respective Class Certificate Balances or Notional Amounts, as applicable, will be distributed to each class of senior certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on their respective Class Certificate Balances or Notional Amounts, as applicable), pro rata, based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount;

         (3) from the remaining Interest Funds from both loan groups in the following order of priority:

             (a) to the Class M-1 Certificates, the Current Interest for such class and such Distribution Date;

             (b) to the Class M-2 Certificates, the Current Interest for such class and such Distribution Date;

             (c) to the Class B Certificates, the Current Interest for such class and such Distribution Date; and

             (d) any remainder, as part of the Excess Cashflow described under "--Overcollateralization Provisions" below.

         The "Interest Funds" for any Distribution Date and loan group are equal to the Interest Remittance Amount for that loan group minus the related portion of the Trustee Fee for such Distribution Date.

         "Current Interest," with respect to each class of offered certificates and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Class Certificate Balance or Notional Amount, as applicable, of such class immediately prior to such Distribution Date.

         "Interest Carry Forward Amount," with respect to each class of offered certificates and each Distribution Date, is the excess of:

             (a) Current Interest for such class with respect to prior Distribution Dates over

             (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

         The "Pass-Through Rate" for each Distribution Date for each class of LIBOR Certificates will be a per annum rate equal to the lesser of:

             (1) One-Month LIBOR (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for such class, and

             (2) the applicable Net Rate Cap for such Distribution Date.

         The "Pass-Through Margin" for each class of LIBOR Certificates is as follows:

          Class of LIBOR Certificates                   Pass-Through Margin (%)
          ---------------------------                   -----------------------
                                                          (1)             (2)
                                                        -------          ------
          Class 1-A-1.............................       0.150           0.150
          Class 2-A-1.............................       0.290           0.580
          Class M-1...............................       0.600           0.900
          Class M-2...............................       1.100           1.650
          Class B.................................       2.150           3.225

----------
(1) For the Accrual Period related to any Distribution Date occurring on or prior to the Optional Termination Date.
(2) For the Accrual Period related to any Distribution Date occurring after the Optional Termination Date.

         The Pass-Through Rates for the classes of Fixed Rate Certificates for the Accrual Period related to any Distribution Date will be a per annum rate equal to the lesser of: (x) the applicable fixed rate set forth in the table below and (y) the Net Rate Cap on the Group 1 Senior Certificates.

          Class of Fixed Rate Certificates                  Fixed Rate (%)
          --------------------------------                  --------------
                                                          (1)             (2)
                                                         ------          ------
          Class 1-A-2............................        3.230           3.230

          Class 1-A-3............................        4.052           4.052
          Class 1-A-4............................        5.133           5.633
          Class 1-A-5............................        5.855           6.355
          Class 1-A-6............................        4.900           5.400
          Class 1-A-7............................        4.950           5.450

----------
(1) For the Accrual Period related to any Distribution Date occurring on or prior to the Optional Termination Date.
(2) For the Accrual Period related to any Distribution Date occurring after the Optional Termination Date.

         The Pass-Through Rate for each of the Class 1-A-IO and Class 2-A-IO Certificates for the Accrual Period related to any Distribution Date to and including the Distribution Date in October 2006 will be a per annum rate equal to 1.50%. Commencing with the Accrual Period related to the Distribution Date in November 2006, the Pass-Through Rate for the each of the Class 1-A-IO and Class 2-A-IO Certificates will be 0% and they will no longer be entitled to receive distributions of interest.

         The Class A-R, Class P and Class C Certificates do not have a Pass-Through Rate.

         "Adjusted Net Mortgage Rate," with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date related to that Distribution Date minus the related Expense Fee Rate.

         The "Net Rate Cap" for each Distribution Date and the group 1 senior certificates, other than the Class 1-A-IO Certificates, is equal to (1) the weighted average Adjusted Net Mortgage Rate on the Group 1 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments, the principal portion of liquidation proceeds and any Subsequent Recoveries received in the Prepayment Period related to that prior Due Date) minus (2) the product of (a) the Pass-Through Rate of the Class 1-A-IO Certificates for that Distribution Date and (b) a fraction, the numerator of which is the Notional Balance of the Class 1-A-IO Certificates immediately prior to that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments, the principal portion of liquidation proceeds and any Subsequent Recoveries received in the Prepayment Period related to that prior Due Date). With respect to the Class 1-A-1 Certificates, the Net Rate Cap is adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in that interest accrual period.

         The "Net Rate Cap" for each Distribution Date and the Class 2-A-1 Certificates is equal to (1) the weighted average Adjusted Net Mortgage Rate on the Group 2 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments, the principal portion of liquidation proceeds and any Subsequent Recoveries received in the Prepayment Period related to that prior Due Date) minus (2) the product of (a) the Pass-Through Rate of the Class 2-A-IO Certificates for that Distribution Date and (b) a fraction, the numerator of which is the Notional Balance of the Class 2-A-IO Certificates immediately prior to that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments, the principal portion of liquidation proceeds and any Subsequent Recoveries received in the Prepayment Period related to that prior Due Date). With respect to the Class 2-A-1 Certificates, the Net Rate Cap is adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in that interest accrual period.

         The "Net Rate Cap" for the subordinated certificates and each Distribution Date is equal to the weighted average of the Net Rate Caps of the group 1 senior certificates (other than the Class 1-A-IO Certificates) and the Class 2-A-1 Certificates, in each case, weighted on the basis of the excess of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans, respectively, in each case as of the Due Date in the prior calendar month (after giving effect to principal prepayments, the principal portion of liquidation proceeds and any Subsequent Recoveries received in the Prepayment Period related to that prior Due Date) over the respective aggregate Class Certificate Balance of the group 1 and group 2 senior certificates, other than the Notional

Amount Certificates, and adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in that interest accrual period.

         The "Net Rate Carryover" for a class of offered certificates, other than the Notional Amount Certificates, on any Distribution Date is the excess of:

                  (1) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that Class not been calculated based on the applicable Net Rate Cap (in the case of the LIBOR Certificates, up to a per annum rate of 11.25%), over

                  (2) the amount of interest such class accrued on such Distribution Date based on the applicable Net Rate Cap,

         plus the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Rate Cap, in the case of the LIBOR Certificates, up to a per annum rate of 11.25%).

         Distributions of Funds from the Corridor Contract Agreements. On each Distribution Date on or prior to the related Corridor Contract Agreement Termination Date, amounts received by the Trustee in respect of the Corridor Contract Agreement for the Class 1-A-1 Certificates, the Corridor Contract Agreement for the Class 2-A-1 Certificates or the Corridor Contract Agreement for the subordinated certificates, in each case for such Distribution Date, will be deposited in the Carryover Reserve Fund and then distributed to pay any unpaid Net Rate Carryover, concurrently, to each of the related class or classes of certificates, pro rata, first based on their respective Class Certificate Balances and second based on any remaining unpaid Net Rate Carryover. Any amounts remaining after the application of such amounts as specified in the preceding sentence received from any Corridor Contract Agreement will be distributed to the holders of the Class C Certificates and will not be available for the payment of any Net Rate Carryover on the Class 1-A-1, Class 2-A-1 Certificates or any class of subordinated certificates on future Distribution Dates; provided, however, that if the related Corridor Contract Agreement is subject to an early termination, any early termination payment received in respect of that Corridor Contract Agreement will be deposited by the Trustee in the Carryover Reserve Fund to cover any Net Rate Carryover on the related class or classes of LIBOR Certificates. See "-- Carryover Reserve Fund" below.

Principal

         On each Distribution Date, the Principal Distribution Amount for such Distribution Date is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Remittance Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

         (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect:

             (A) concurrently:

                 (i) from the Principal Distribution Amount for Loan Group 1, sequentially:

                     (a) to the group 1 senior certificates, to be allocated
                 among such classes of certificates, other than the Class 1-A-IO Certificates, in the order of priority provided below, until their respective Class Certificate Balances are reduced to zero;

                     (b) from any remaining Principal Distribution Amount for
                 Loan Group 1, to the Class 2-A-1 Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a) below), until its Class Certificate Balance is reduced to zero; and

                 (ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

                     (a) to the Class 2-A-1 Certificates, until its Class
                  Certificate Balance is reduced to zero; and

                     (b) from any remaining Principal Distribution Amount for
                  Loan Group 2, to the group 1 senior certificates, other than the Class 1-A-IO Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above) and allocated among such classes of certificates as provided below, until their respective Class Certificate Balances are reduced to zero; and

             (B) from the remaining Principal Distribution Amounts for both loan groups, sequentially:

                 (i) to the Class M-1 Certificates, until its Class Certificate
             Balance is reduced to zero;

                 (ii) to the Class M-2 Certificates, until its Class Certificate
             Balance is reduced to zero;

                 (iii) to the Class B Certificates, until its Class Certificate
             Balance is reduced to zero; and

                 (iv) any remainder as part of the Excess Cashflow to be
             allocated as described under "--Overcollateralization Provisions" below.

         (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, sequentially:

             (A) concurrently:

                 (i) in an amount up to the Group 1 Principal Distribution
             Amount, sequentially:

                     (a) to the group 1 senior certificates, other than the
                 Class 1-A-IO Certificates, to be allocated among such classes of certificates in the order of priority provided below, until their respective Class Certificate Balances are reduced to zero; and

                     (b) from any remaining Group 1 Principal Distribution
                 Amount, to the Class 2-A-1 Certificates (after the distribution of the Class 2-A-1 Principal Distribution Amount as provided in clause (2)(A)(ii)(a) below), until its Class Certificate Balance is reduced to zero; and

                 (ii) in an amount up to the Class 2-A-1 Principal Distribution
             Amount, sequentially:

                     (a) to the Class 2-A-1 Certificates, until its Class
                 Certificate Balance is reduced to zero; and

                     (b) from any remaining Class 2-A-1 Principal Distribution
                 Amount, to the group 1 senior certificates other than the Class 1-A-IO Certificates (after the distribution of the Group 1 Principal Distribution Amount as provided in clause
                 (2)(A)(i)(a) above) and allocated among such classes of certificates as provided below, until their respective Class Certificate Balances are reduced to zero; and

             (B) from the remaining Principal Distribution Amounts for both loan groups, sequentially:

                 (i) to the Class M-1 Certificates, the Class M-1 Principal
             Distribution Amount, until its Class Certificate Balance is reduced to zero;

                 (ii) to the Class M-2 Certificates, the Class M-2 Principal
             Distribution Amount, until its Class Certificate Balance is reduced to zero;

                 (iii) to the Class B Certificates, the Class B Principal
             Distribution Amount, until its Class Certificate Balance is reduced to zero; and

                 (iv) any remainder as part of the Excess Cashflow to be
             allocated as described under "--Overcollateralization Provisions" below.

         All distributions of principal to the group 1 senior certificates will be allocated in the following order of priority:

                 (i) concurrently, to the Class 1-A-6 and Class 1-A-7
             Certificates, pro rata, the Priority Amount, until their respective Class Certificate Balances are reduced to zero;

                 (ii) sequentially, to the Class 1-A-1, Class 1-A-2, Class
             1-A-3, Class 1-A-4 and Class 1-A-5 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                 (iii) concurrently, to the Class 1-A-6 and Class 1-A-7
             Certificates, pro rata, without regard to the Priority Amount, until their respective Class Certificate Balances are reduced to zero.

         Notwithstanding the foregoing order of priority, on any Distribution Date on which (x) the aggregate Class Certificate Balance of the Senior Certificates (other than the Notional Amount Certificates) is greater than the Stated Principal Balances of all Mortgage Loans in the Mortgage Pool and (y) the aggregate Class Certificate Balance of the group 1 senior certificates (other than the Class 1-A-IO Certificates) is greater than the aggregate Stated Principal Balance of the Group 1 Mortgage Loans, any Principal Distribution Amount for Loan Group 1 that is to be distributed to the group 1 senior certificates (other than the Class 1-A-IO Certificates) will be distributed pro rata (based on the Class Certificate Balances thereof) and not as described above.

         "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period. The Stated Principal Balance of a Liquidated Mortgage Loan is zero. The "Pool Principal Balance" equals the aggregate of the Stated Principal Balances of the Mortgage Loans.

         "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from April 1, 2004) through the fifteenth day of the calendar month in which the Distribution Date occurs.

         "Principal Distribution Amount" with respect to each Distribution Date and loan group is the sum of:

             (1) the Basic Principal Distribution Amount for such loan group and Distribution Date, and

             (2) the Extra Principal Distribution Amount for such loan group and Distribution Date.

         "Basic Principal Distribution Amount" with respect to each loan group and Distribution Date is the excess, if any of (1) the related Principal Remittance Amount over (2) the related OC Release Amount.

         "Priority Amount" for any Distribution Date will equal the product of
(A) the Group 1 Principal Distribution Amount for that Distribution Date, (B) the Shift Percentage and (C) the Priority Percentage.

         "Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 1-A-6 and Class 1-A-7 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the group 1 senior certificates (other than the Class 1-A-IO Certificates) immediately preceding that Distribution Date.

         "Shift Percentage" for any Distribution Date will be as follows:

                 --------------------------------------------- -----------------
                 Distribution Date                             Shift Percentage
                 --------------------------------------------- -----------------

                 --------------------------------------------- -----------------
                 May 2004 - April 2007.......................          0%
                 --------------------------------------------- -----------------
                 May 2007 - April 2009.......................         45%
                 --------------------------------------------- -----------------
                 May 2009 - April 2010.......................         80%
                 --------------------------------------------- -----------------
                 May 2010 - April 2011.......................        100%
                 --------------------------------------------- -----------------
                 May 2011 and thereafter.....................        300%
                 --------------------------------------------- -----------------

         "Senior Principal Distribution Target Amount" for any Distribution Date, will equal the excess of:

         (1) the aggregate Class Certificate Balance of the Senior Certificates (other than the Class 1-A-IO and Class 2-A-IO Certificates) immediately prior to such Distribution Date, over

         (2) the lesser of (i) 88.40% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) minus the Overcollateralization Target Amount.

         "Group 1 Principal Distribution Amount" for any Distribution Date, will equal the product of (x) the Senior Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Group 1 Principal Distribution Target Amount and the denominator of which is the sum of Group 1 and Class 2-A-1 Principal Distribution Target Amounts.

         "Group 1 Principal Distribution Target Amount " for any Distribution Date, will equal the excess of:

         (1) the aggregate Class Certificate Balance of the group 1 senior certificates (other than the Class 1-A-IO Certificates) immediately prior to such Distribution Date, over

         (2) the lesser of (x) 88.40% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) minus 0.35% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Cut-Off Date.

         "Class 2-A-1 Principal Distribution Amount" for any Distribution Date, will equal the product of (x) the Senior Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 2-A-1 Principal Distribution Target Amount and the denominator of which is the sum of Group 1 and Class 2-A-1 Principal Distribution Target Amounts.

         "Class 2-A-1 Principal Distribution Target Amount " for any Distribution Date, will equal the excess of:

         (1) the Class Certificate Balance of the Class 2-A-1 Certificates immediately prior to such Distribution Date, over

         (2) the lesser of (x) 88.40% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) minus 0.35% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Cut-Off Date.

         "Senior Principal Distribution Amount" for any Distribution Date is the sum of the Group 1 Principal Distribution Amount and the Class 2-A-1 Principal Distribution Amount, in each case for such Distribution Date.

         "Class M-1 Principal Distribution Amount" for any Distribution Date will equal the excess of:

             (1) the sum of (a) the aggregate Class Certificate Balance of the senior certificates (other than the Notional Amount Certificates) (after taking into account the distribution of the Senior Principal Distribution Amount for such Distribution Date), and (b) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date, over

             (2) the lesser of (x) 93.10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Mortgage Loansas of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) minus the Overcollateralization Target Amount;

         provided, however, that if the Class M-1 Certificates are the only class of offered certificates outstanding on such Distribution Date, they will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

         "Class M-2 Principal Distribution Amount" for any Distribution Date will equal the excess of:

             (1) the sum of (a) the aggregate Class Certificate Balance of the senior certificates (other than the Notional Amount Certificates) and the Class M-1 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M-1 Principal Distribution Amount for such Distribution Date), and (b) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date, over

             (2) the lesser of (x) 96.90% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Mortgage Loansas of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) minus the Overcollateralization Target Amount;

         provided, however, that if the Class M-2 Certificates are the only class of offered certificates outstanding on such Distribution Date, they will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

         "Class B Principal Distribution Amount" for any Distribution Date will equal the excess of:

             (1) the sum of (a) the aggregate Class Certificate Balance of the senior certificates (other than the Notional Amount Certificates), the Class M-1 Certificates and the Class M-2 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount for such Distribution Date), and (b) the Class Certificate Balance of the Class B Certificates immediately prior to such Distribution Date, over

             (2) the lesser of (x) 99.30% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) minus the Overcollateralization Target Amount;

         provided, however, that if the Class B Certificates are the only class of offered certificates outstanding on such Distribution Date, they will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

         "Enhancement Deficit" means with respect to each Guarantee Policy on any Distribution Date, the excess, if any, of the aggregate Class Certificate Balance of the senior certificates (other than any Notional Amount Certificates) (after giving effect to distributions of the Principal Remittance Amount for each loan group to be made on such Distribution Date) over the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

         "Extra Principal Distribution Amount" with respect to any Distribution Date and loan group is the product of (a) the lesser of (1) the Overcollateralization Deficiency Amount and (2) the Excess Cashflow available for payment thereof in the priority set forth in this prospectus supplement and
(b) a fraction, the numerator of which is the Principal Remittance Amount for such Loan Group and the denominator of which is the sum of the Principal Remittance Amounts for both Loan Groups.

         "Overcollateralization Deficiency Amount," with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount for each loan group on such Distribution Date).

         "Overcollateralization Target Amount" means (a) with respect to each Distribution Date prior to the November 2004 Distribution Date, zero, and (b) with respect to each Distribution Date on or after the November 2004 Distribution Date, an amount equal to 0.35% of the Cut-off Date Pool Principal Balance.

         "Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) exceeds (y) the aggregate Class Certificate Balance of the Offered Certificates (other than any Notional Amount Certificates) (after giving effect to distributions of the Principal Remittance Amount for each loan group to be made on such Distribution Date). It is expected that on the closing date the Overcollateralized Amount will be at or near zero.

         "OC Release Amount" for any Distribution Date is the lesser of (1) the aggregate Principal Remittance Amount for each Loan Group and (2) the excess of
(a) the aggregate Overcollateralized Amount for each Loan Group over (b) the Overcollateralization Target Amount.

         "Stepdown Date" is the earlier to occur of:

             (1) the Distribution Date on which the aggregate Class Certificate Balance of the senior certificates is reduced to zero, and

             (2) the later to occur of (x) the Distribution Date in May 2007 and
         (y) the first Distribution Date on which the Senior Credit Enhancement Percentage (after calculating anticipated distributions on such Distribution Date) is equal to or greater than 11.60%.

         The "Senior Credit Enhancement Percentage" for any Distribution Date is equal to the percentage equivalent of a fraction, the numerator of which is the sum of the aggregate Class Certificate Balance of the subordinated certificates and the Overcollateralization Amount immediately prior to that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period). On the closing date, the Senior Credit Enhancement Percentage is expected to equal 5.45%.

         A "Trigger Event" with respect to a Distribution Date on or after the Stepdown Date consists of either a Delinquency Trigger Event with respect to that Distribution Date or a Cumulative Loss Trigger Event with respect to that Distribution Date.

         A "Delinquency Trigger Event" with respect to a Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds 40.00% of the Senior Credit Enhancement Percentage for the prior Distribution Date.

         A "Cumulative Loss Trigger Event" with respect to a Distribution Date on or after the Stepdown Date occurs if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the Cut of Date to and including the related Due Date) exceeds the applicable percentage, for such Distribution Date, of the Cut-off Date Pool Principal Balance as set forth below:

Distribution Date                                   Percentage
-----------------                                   ----------

May 2007 - April 2008............................   0.70% with respect to May 2007,
                                                       plus an additional 1/12th of 0.40% for each month thereafter until April 2008
May 2008 - April 2009............................   1.10% with respect to May 2008,
                                                       plus an additional 1/12th of 0.30% for each month thereafter until April 2009
May 2009 - April 2010............................   1.40% with respect to May 2009,
                                                       plus an additional 1/12th of 0.20% for each month thereafter until April 2010
May 2010 - April 2010............................   1.60% with respect to May 2010,
                                                       plus an additional 1/12th of 0.15% for each month thereafter until April 2011

May 2011 and thereafter..........................   1.75%


         "Unpaid Realized Loss Amount" means for any class of subordinated certificates, the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates as reduced by the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries.

         The "Rolling Sixty-Day Delinquency Rate", with respect to any Distribution Date on or after the Stepdown Date, is the average of the Sixty-Day Delinquency Rates for such Distribution Date and the two immediately preceding Distribution Dates.

         The "Sixty-Day Delinquency Rate", with respect to any Distribution Date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Mortgage Loans as of the related Due Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

         A "Realized Loss" with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

         "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.

Residual Certificates

         The Class A-R Certificates will remain outstanding for so long as the Trust Fund will exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the pooling and servicing agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the senior certificates, interest and principal on the subordinated certificates, distributions to the Class C Certificates and reimbursements to MBIA for draws made on either the Class 1-A-5 Policy or the Class 1-A-6 Policy as described above. It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

         The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the offered certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the offered certificates and the related fees and expenses payable by the Trust Fund. Commencing with the November 2004 Distribution Date, the Excess Cashflow, if any, will be applied on such Distribution Date as a payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

         The "Excess Cashflow" with respect to any Distribution Date is the sum of (i) the amount remaining as set forth in clause (3)(d) under "--Interest" above which is the amount remaining after the distribution of interest to the holders of the offered certificates for such Distribution Date and (ii) the amount remaining as set forth in clauses (1)(B)(iv) or (2)(B)(iv), as applicable, under "--Principal" above which is the amount remaining after the distribution of principal to the holders of the offered certificates for such Distribution Date.

         With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following order of priority, in each case to the extent of the remaining Excess Cashflow:

                  1. to the classes of offered certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount, payable to such classes of certificates as part of the Principal Distribution Amount as described under "--Principal" above;

                  2. to reimburse MBIA for draws made on the Class 1-A-5 and Class 1-A-6 Policies;

                  3. to the holders of the Class M-1 Certificates, in an amount equal to any Interest Carry

                        Forward Amount for such class;

                  4. to the holders of the Class M-1 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

                  5. to the holders of the Class M-2 Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

                  6. to the holders of the Class M-2 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

                  7. to the holders of the Class B Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

                  8. to the holders of the Class B Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

                  9. concurrently, to the classes of offered certificates (other than the Notional Amount Certificates), pro rata, (in the case of the LIBOR Certificates, after application of amounts received under their respective Corridor Contract Agreements to cover Net Rate Carryover), to the extent needed to pay any unpaid Net Rate Carryover for each such class; and

                  10. to fund distributions to the holders of the Class C and Class A-R Certificates in each case in the amounts specified in the pooling and servicing agreement.

The Corridor Contract Agreements

         The Trust Fund will have the benefit of three separate corridor contract transactions that were entered on behalf of the Trust Fund with Bear Stearns Financial Products Inc. ("BSFP" or the "Corridor Contract Agreement Counterparty"), as evidenced by a Confirmation and Agreement with the Corridor Contract Agreement Counterparty (the "Corridor Contract Agreement"). BSFP is incorporated in Delaware and has counterparty credit ratings of "AAA" and "Aaa" from S&P and Moody's, respectively. BSFP is a wholly owned subsidiary of The Bear Stearns Companies, Inc. Pursuant to the Corridor Contract Agreement, the terms of an ISDA Master Agreement were incorporated into the Confirmation of the Corridor Contract Agreement. The Corridor Contract Agreement is subject to certain ISDA definitions. On the closing date, all rights under the Corridor Contract Agreement will be assigned to the Trustee, on behalf of the Trust Fund.

         On or prior to each Corridor Contract Agreement Termination Date, amounts (if any) received by the Trustee for the benefit of the Trust Fund in respect of the Corridor Contract Agreement will be used to pay to the Class 1-A-1 Certificates, the Class 2-A-1 Certificates and the subordinated certificates, any Net Rate Carryover on these classes of certificates, in each case from the related Corridor Contract, as described above under "--Interest--Distributions of Funds from the Corridor Contract Agreement."

         With respect to any Distribution Date on or prior to the related Corridor Contract Agreement Termination Date, the amount payable by the Corridor Contract Agreement Counterparty under each Corridor Contract Agreement that will be available to cover Net Rate Carryover on the related classes of certificates as described herein will equal 1/12th of the product of:

         (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Agreement Counterparty) and
               (B) the applicable LIBOR Ceiling Rate for such Corridor Contract and Distribution Date over (y) the applicable LIBOR Strike Rate for such Corridor Contract and Distribution Date, and

         (ii) the applicable Corridor Contract Notional Balance for such Corridor Contract and Distribution Date.

         The "Corridor Contract Notional Balance," "LIBOR Strike Rate" and "LIBOR Ceiling Rate" for each Corridor Contract and Distribution Date are set forth in the following table:


                        Corridor Contract for Class 1-   Corridor Contract for Class 2-A-1      Corridor Contract for Subordinated
                             A-1 Certificates                  Certificates                             Certificates
                        ------------------------------  -----------------------------------    -------------------------------------
                           Corridor         LIBOR           Corridor       LIBOR    LIBOR          Corridor       LIBOR     LIBOR
                           Contract        Strike           Contract       Strike  Ceiling         Contract       Strike    Ceiling
   Distribution Date    Notional Balance    Rate        Notional Balance    Rate     Rate      Notional Balance    Rate      Rate
----------------------- ----------------   -------      ----------------   ------  -------     ----------------   ------    -------
May 25, 2004...........   $119,257,000.00   5.7500%       $298,448,000.00   4.8884%  10.0000%     $33,587,603.20   5.2942%   5.2942%
June 25, 2004..........    114,361,681.78   4.7300         290,851,517.32   4.0161   10.0000       33,587,603.20   4.3489    9.5250
July 25, 2004..........    109,118,894.69   4.9600         283,436,971.37   4.2224   10.0000       33,587,603.20   4.5705    9.3800
August 25, 2004........    103,542,591.90   4.8800         276,200,014.52   4.1527   10.0000       33,587,603.20   4.4923    9.5397
September 25, 2004.....     97,648,109.05   4.9400         269,136,402.85   4.2158   10.0000       33,587,603.20   4.5570    9.5419
October 25, 2004.......     91,509,875.63   5.1700         262,241,993.71   4.4181   10.0000       33,587,603.20   4.7715    9.3800
November 25, 2004......     85,142,578.94   5.0600         255,512,743.24   4.3324   10.0000       33,587,603.20   4.6744    9.5458
December 25, 2004......     78,359,339.93   5.2900         248,901,010.07   4.5326   10.0000       33,587,603.20   4.8859    9.3900
January 25, 2005.......     71,769,742.32   5.1700         242,444,334.68   4.4375   10.0000       33,587,603.20   4.7793    9.5393
February 25, 2005......     65,808,762.45   5.2100         236,135,631.61   4.4861   10.0000       33,587,603.20   4.8278    9.5509
March 25, 2005.........     59,977,365.73   5.8200         229,973,170.34   5.0177   10.0000       33,587,603.20   5.3959    9.0303
April 25, 2005.........     54,281,841.10   5.3000         223,959,323.48   4.5759   10.0000       33,587,603.20   4.9173    9.5539
May 25, 2005...........     48,719,047.01   5.5200         218,079,117.79   4.7713   10.0000       33,587,603.20   5.1239    9.3900
June 25, 2005..........     43,285,914.16   5.3800         212,336,934.18   4.6610   10.0000       33,587,603.20   5.0001    9.5567
July 25, 2005..........     37,979,443.81   5.6000         206,726,079.05   4.8550   10.0000       33,587,603.20   5.2052    9.3900
August 25, 2005........     32,796,706.18   5.4500         201,246,951.03   4.7339   10.0000       33,587,603.20   5.0726    9.5491
September 25, 2005.....     27,734,838.88   5.4900         195,892,764.39   4.7676   10.0000       33,587,603.20   5.1061    9.5602
October 25, 2005.......     22,791,045.35   5.7000         190,662,400.87   4.9595   10.0000       33,587,603.20   5.3091    9.3900
November 25, 2005......     17,962,593.37   5.5500         185,554,853.34   4.8298   10.0000       33,587,603.20   5.1679    9.5623
December 25, 2005......     13,246,813.56   5.7600         180,563,467.90   5.0205   10.0000       33,587,603.20   5.3697    9.3900
January 25, 2006.......      8,641,097.96   5.6000         175,689,287.52   4.8859   10.0000       33,587,603.20   5.2237    9.5541
February 25, 2006......      4,142,898.63   6.0900         170,925,745.44   5.2700   10.0000       33,587,603.20   5.4391    9.5613
March 25, 2006.........              0.00                  166,263,473.84   5.8619   10.0000       33,587,603.20   6.0489    8.9767
April 25, 2006.........              0.00                  161,783,529.16   5.3179   10.0000       33,587,603.20   5.4865    9.5629
May 25, 2006...........              0.00                  157,427,698.02   5.5181   10.0000       33,587,603.20   5.6920    9.3800
June 25, 2006..........              0.00                  153,176,441.99   5.3653   10.0000       33,587,603.20   5.5313    9.5644
July 25, 2006..........              0.00                  149,027,360.37   5.5647   10.0000       33,587,603.20   5.7361    9.3900
August 25, 2006........              0.00                  144,977,902.83   5.5250   10.0000       33,587,603.20   5.6337    9.5778
September 25, 2006.....              0.00                  141,028,126.25   5.5430   10.0000       33,587,603.20   5.6514    9.5784
October 25, 2006.......              0.00                  137,173,153.52   5.7453   10.0000       33,587,603.20   5.8572    9.4000
November 25, 2006......              0.00                  133,410,715.86   5.8762   10.0000       33,587,603.20   5.9773    9.5892
December 25, 2006......              0.00                  129,738,598.69   6.0785   10.0000       33,587,603.20   6.1799    9.4000
January 25, 2007.......              0.00                  126,154,794.45   6.0813   10.0000       33,587,603.20   6.0858    9.6429
February 25, 2007......              0.00                  122,662,217.24   6.4021   10.0000       33,587,603.20   6.2557    9.6985
March 25, 2007.........              0.00                  119,247,886.32   7.5001   10.0000       33,587,603.20   7.1441    9.5737
April 25, 2007.........              0.00                  115,902,304.69   6.7741   10.2688       33,587,603.20   6.4526   10.2551
May 25, 2007...........              0.00                  112,637,249.79   6.9998   10.0430       33,587,603.20   6.6677   10.0400
June 25, 2007..........              0.00                  112,637,249.79   6.7781   10.2689       27,434,290.67   6.4564   10.2552
July 25, 2007..........              0.00                  110,735,486.26   7.0206   10.0520       26,724,602.99   6.6595   10.0500


                         Corridor Contract for Class 1-    Corridor Contract for Class 2-A-1     Corridor Contract for Subordinated
                               A-1 Certificates                    Certificates                            Certificates
                         ------------------------------  ---------------------------------      -----------------------------------
                            Corridor         LIBOR           Corridor       LIBOR    LIBOR          Corridor       LIBOR     LIBOR
                            Contract        Strike           Contract       Strike  Ceiling         Contract       Strike    Ceiling
   Distribution Date     Notional Balance    Rate        Notional Balance    Rate     Rate      Notional Balance    Rate      Rate
-----------------------  ----------------   -------      ----------------   ------  -------     ----------------   ------    -------
August 25, 2007........              0.00                  108,052,939.73   6.9148   10.2945       26,031,807.36   6.5054   10.2768
September 25, 2007.....              0.00                  105,436,209.51   7.0387   10.3176       25,355,635.18   6.5675   10.3089
October 25, 2007.......              0.00                  102,884,207.32   7.2733   10.0830       24,695,758.19   6.7863   10.0800
November 25, 2007......              0.00                  100,393,606.50   7.0386   10.3176       24,051,558.69   6.5672   10.2989
December 25, 2007......              0.00                   97,962,935.84   7.2795   10.0830       23,422,666.64   6.7892   10.0800
January 25, 2008.......              0.00                   95,590,837.67   7.1644   10.3528       22,808,730.96   6.6303   10.3410
February 25, 2008......              0.00                   93,277,310.09   7.2976   10.3993       22,209,582.50   6.6971   10.3832
March 25, 2008.........              0.00                   91,021,026.73   7.9332   10.0000       21,624,882.17   7.2252   10.3000
April 25, 2008.........              0.00                   88,820,315.17   7.4213   10.4244       21,054,249.32   6.7589   10.4053
May 25, 2008...........              0.00                   86,672,498.75   7.6686   10.1770       20,497,175.20   6.9841   10.1700
June 25, 2008..........              0.00                   84,576,311.17   7.4220   10.4234       19,953,339.80   6.7590   10.3953
July 25, 2008..........              0.00                   82,530,522.58   7.6859   10.1830       19,422,431.42   6.9925   10.1800
August 25, 2008........              0.00                   80,534,053.12   7.4380   10.4409       18,904,161.53   6.7667   10.4156
September 25, 2008.....              0.00                   78,585,586.17   7.5616   10.4601       18,398,213.91   6.8287   10.4376
October 25, 2008.......              0.00                   76,684,976.81   7.8136   10.2080       17,904,429.42   7.0561   10.2100
November 25, 2008......              0.00                   74,830,055.55   7.5615   10.4601       17,422,386.47   6.8284   10.4276
December 25, 2008......              0.00                   73,019,728.57   7.8200   10.2080       16,951,807.79   7.0591   10.2100
January 25, 2009.......              0.00                   71,252,973.72   8.1685   10.5703       16,492,428.61   7.1325   10.5377
February 25, 2009......              0.00                   69,535,976.39  10.0653   10.4285       16,044,932.97   8.0832   10.3594
March 25, 2009.........              0.00                            0.00                          15,607,108.51   9.2552   10.3000
April 25, 2009.........              0.00                            0.00                          15,178,756.98   8.3592   10.4586
May 25, 2009...........              0.00                            0.00                          14,760,604.42   8.6375   10.1800
June 25, 2009..........              0.00                            0.00                          14,352,410.00   8.3585   10.4586
July 25, 2009..........              0.00                            0.00                          13,953,938.53   8.6500   10.1900
August 25, 2009........              0.00                            0.00                          13,564,982.78   8.4574   10.5019
September 25, 2009.....              0.00                            0.00                          13,185,439.29   8.4570   10.5019
October 25, 2009.......              0.00                            0.00                          12,814,938.74   8.7386   10.2300
November 25, 2009......              0.00                            0.00                          12,453,267.47   8.4563   10.5119
December 25, 2009......              0.00                            0.00                          12,100,216.90   8.7379   10.2300
January 25, 2010.......              0.00                            0.00                          11,755,583.31   8.4635   10.5121
February 25, 2010......              0.00                            0.00                          11,419,182.50   8.5031   10.5134
March 25, 2010.........              0.00                            0.00                          11,090,866.74   9.4738   10.3000
April 25, 2010.........              0.00                            0.00                          10,770,461.22   8.5566   10.5152
May 25, 2010...........              0.00                            0.00                          10,457,697.99   8.8415   10.2300
June 25, 2010..........              0.00                            0.00                          10,152,396.41   8.5560   10.5152
July 25, 2010..........              0.00                            0.00                           9,854,380.05   8.8409   10.2300
August 25, 2010........              0.00                            0.00                           9,563,476.65   8.5554   10.5152
September 25, 2010.....              0.00                            0.00                           9,279,517.98   8.5551   10.5152
October 25, 2010.......              0.00                            0.00                           9,002,339.78   8.8400   10.2300


                         Corridor Contract for Class    Corridor Contract for Class 2-A-1       Corridor Contract for Subordinated
                              1-A-1 Certificates                  Certificates                             Certificates
                         ---------------------------    ---------------------------------       -----------------------------------
                            Corridor         LIBOR           Corridor       LIBOR    LIBOR          Corridor       LIBOR     LIBOR
                            Contract        Strike           Contract       Strike  Ceiling         Contract       Strike    Ceiling
   Distribution Date     Notional Balance    Rate        Notional Balance    Rate     Rate      Notional Balance    Rate      Rate
-----------------------  ----------------   -------      ----------------   ------  -------     ----------------   ------    -------
November 25, 2010......              0.00                            0.00                           8,731,781.65   8.5545   10.5152
December 25, 2010......              0.00                            0.00                           8,467,686.95   8.8394   10.2300
January 25, 2011.......              0.00                            0.00                           8,209,902.74   8.5540   10.5151
February 25, 2011......              0.00                            0.00                           7,958,279.67   8.5537   10.5151
March 25, 2011.........              0.00                            0.00                           7,712,671.88   9.4699   10.3000
April 25, 2011.........              0.00                            0.00                           7,472,936.99   8.5532   10.5151
May 25, 2011...........              0.00                            0.00                           7,238,935.92   8.8380   10.2300
June 25, 2011..........              0.00                            0.00                           7,010,532.89   8.5527   10.5151
July 25, 2011..........              0.00                            0.00                           6,787,595.32   8.8375   10.2300
August 25, 2011........              0.00                            0.00                           6,569,993.71   8.5522   10.5151
September 25, 2011.....              0.00                            0.00                           6,357,601.66   8.5519   10.5151
October 25, 2011.......              0.00                            0.00                           6,150,295.71   8.8368   10.2300
November 25, 2011......              0.00                            0.00                           5,947,955.32   8.5515   10.5151
December 25, 2011......              0.00                            0.00                           5,750,462.78   8.8363   10.2300
January 25, 2012.......              0.00                            0.00                           5,557,703.15   8.5511   10.5150
February 25, 2012......              0.00                            0.00                           5,369,564.22   8.5509   10.5150
March 25, 2012.........              0.00                            0.00                           5,185,936.39   9.1404   10.3000
April 25, 2012                       0.00                            0.00                           5,006,712.65   8.5505   10.5150
May 25, 2012                         0.00                            0.00                                   0.00
  and thereafter

         The Corridor Contracts are scheduled to remain in effect to and including the Distribution Date in February 2006 with respect to the Corridor Contract for the Class 1-A-1 Certificates, February 2009 with respect to the Corridor Contract for the Class 2-A-1 Certificates and April 2012 with respect to the Corridor Contract for the subordinated certificates (each such date, a "Corridor Contract Termination Date"). The Corridor Contracts will be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty or the Trust Fund, the failure by the Corridor Contract Counterparty (three business days after notice of such failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contract, the failure by the Corridor Contract Counterparty or the Trustee (30 days after notice of such failure is received) to perform any other agreement made by it under the related Corridor Contract and the related Corridor Contract becoming illegal or subject to certain kinds of taxation.

         If a Corridor Contract is terminated, the Corridor Contract Counterparty may owe a termination payment to the Trustee, payable in a lump sum to be held by the Trustee until the applicable Corridor Contract Termination Date to pay any Net Rate Carryover on the related class of LIBOR Certificates. However, if such termination occurs, there can be no assurance that any such termination payment will be owing to the Trustee.

         The LIBOR Certificates do not represent an obligation of the Corridor Contract Counterparty. The holders of the LIBOR Certificates are not parties to or beneficiaries under any of the Corridor Contracts and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under the applicable Corridor Contract.

Calculation of One-Month LIBOR

         On the second LIBOR Business Day preceding the commencement of each Accrual Period for the LIBOR Certificates (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") for such Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined herein. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The "Reference Bank Rate" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.0125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Accrual Period. As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

                 (1) with an established place of business in London,

                 (2) which have been designated as such by the Trustee and

                 (3) which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

         The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

         The Pooling and Servicing Agreement establishes an account (the "Carryover Reserve Fund"), which is held in trust by the Trustee on behalf of the holders of the offered certificates (other than the Notional Amount Certificates. On the closing date, the underwriter will deposit $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

         On each Distribution Date, the Trustee will deposit in the Carryover Reserve Fund amounts received in respect of each Corridor Contract. On each Distribution Date, such amounts received in respect of the Corridor Contracts will be distributed to related class or classes of LIBOR Certificates to pay any Net Rate Carryover on such Certificates as described under "--Interest--Distributions of Funds from the Corridor Contract" above.

         On each Distribution Date, to the extent that Excess Cashflow is available as described under "--Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover on the offered certificates as described under "--Overcollateralization Provisions" above.

Applied Realized Loss Amounts

         If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the offered certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to principal prepayments and liquidation proceeds received in the related Prepayment Period), the Class Certificate Balance of each class of subordinated certificates will be reduced, in inverse order of seniority (beginning with the Class B Certificates) in each case until the Class Certificate Balance of each such class is reduced to zero. Any such reduction is an "Applied Realized Loss Amount."

         Interest on the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above, will accrue for the related class of certificates on the Class Certificate Balance as so reduced.

The Financial Guarantee Insurance Policies

         The following information has been supplied by MBIA Insurance Corporation, the "insurer", for inclusion in this prospectus supplement. The insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Class 1-A-5 and Class 1-A-6 Policies and the insurer set forth under the headings "The Financial Guaranty Insurance Policies" and "The Insurer" herein. Additionally, the insurer makes no representation regarding the Class 1-A-5 or Class 1-A-6 Certificates or the advisability of investing in the Class 1-A-5 or Class 1-A-6 Certificates.

         The insurer, in consideration of the payment of a premium and subject to the terms of the financial guaranty insurance policy (the "Class 1-A-5 Policy" and the "Class 1-A-6 Policy", respectively, and each a "Guarantee Policy"), thereby unconditionally and irrevocably guarantees to any Class 1-A-5 and Class 1-A-6 Certificateholder, as applicable, that an amount equal to each full and complete Insured Payment related to such Certificate will be received from the insurer by the trustee or its successors, as trustee for the Class 1-A-5 and Class 1-A-6 Certificateholders, as applicable, on behalf of the Class 1-A-5 and Class 1-A-6 Certificateholders, respectively, for distribution by the trustee to each Class 1-A-5 or Class 1-A-6 Certificateholder, as applicable, of that certificateholder's proportionate share of the related Insured Payment.

         The insurer's obligations under the each of the Guarantee Policies, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment under such Guarantee

Policy are received by the trustee, whether or not those funds are properly applied by the trustee. Insured Payments will be made only at the time set forth in the related Guarantee Policy, and no accelerated Insured Payments will be made regardless of any acceleration of the Class 1-A-5 or Class 1-A-6 Certificates, unless the acceleration is at the sole option of the insurer.

         Notwithstanding the foregoing paragraph, neither Guarantee Policy covers shortfalls, if any, attributable to the liability of the trust fund, any REMIC or the trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). The Class 1-A-5 Policy will not provide credit enhancement for any class of certificates other than the Class 1-A-5 Certificates and the Class 1-A-6 Policy will not provide credit enhancement for any class of certificates other than the Class 1-A-6 Certificates.

         The insurer will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by the insurer's fiscal agent of the following:

o a certified copy of the order requiring the return of a preference payment;

o an opinion of counsel satisfactory to the insurer that the order is final and not subject to appeal;

o an assignment in a form that is reasonably required by the insurer, irrevocably assigning to the insurer all rights and claims of the Class 1-A-5 or Class 1-A-6 Certificateholder, as applicable, relating to or arising under the Class 1-A-5 or Class 1-A-6 Certificates against the debtor which made the preference payment or otherwise with respect to the preference payment; and

o appropriate instruments to effect the appointment of the insurer as agent for the Class 1-A-5 or Class 1-A-6 Certificateholder, as applicable, in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the insurer;

provided that if these documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by the insurer will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Class 1-A-5 or Class 1-A-6 Certificateholder, as applicable, and not to any Class 1-A-5 or Class 1-A-6 Certificateholder directly unless the Class 1-A-5 or Class 1-A-6 Certificateholder, as applicable, has returned the principal or interest paid on the Class 1-A-5 or Class 1-A-6 Certificates to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the Class 1-A-5 or Class 1-A-6 Certificateholder, as applicable.

         The insurer will pay any other amount payable under the Class 1-A-5 or Class 1-A-6 Policy, as applicable, no later than 12:00 p.m., New York time, on the later of the Distribution Date on which the related Deficiency Amount is due or the third business day following receipt in New York, New York on a business day by U.S. Bank Trust National Association, as fiscal agent for the insurer or any successor fiscal agent appointed by the insurer of a notice from the trustee specifying the Insured Payment which is due and owing on the applicable Distribution Date, provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the insurer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Class 1-A-5 or Class 1-A-6 Policy, as applicable, it will be deemed not to have been received by the insurer's fiscal agent for the purposes of this paragraph, and the insurer or the fiscal agent, as the case may be, will promptly so advise the trustee and the trustee may submit an amended notice.

         Insured Payments due under each Guarantee Policy, unless otherwise stated therein, will be disbursed by the insurer's fiscal agent to the trustee, on behalf of the Class 1-A-5 or Class 1-A-6 Certificateholders, as applicable, by wire transfer of immediately available funds in the amount of the related Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the trustee for the payment of the related Insured Payment and legally available therefor.

         The fiscal agent is the agent of the insurer only and the fiscal agent will in no event be liable to Class 1-A-5 or Class 1-A-6 Certificateholders, as applicable, for any acts of the fiscal agent or any failure of the insurer to deposit or cause to be deposited sufficient funds to make payments due under the related Guarantee Policy.

         As used in the Class 1-A-5 or Class 1-A-6 Policy, as applicable, the following terms shall have the following meanings:

         "Class 1-A-5 Available Funds" means all funds allocated pursuant to the pooling and servicing agreement to make distributions on the Class 1-A-5 Certificates.

         "Class 1-A-6 Available Funds" means all funds allocated pursuant to the pooling and servicing agreement to make distributions on the Class 1-A-6 Certificates.

         "Deficiency Amount" means (a) with respect to the Class 1-A-5 Policy, the excess, if any, of the applicable Required Distributions over Class 1-A-5 Available Funds and (b) with respect to the Class 1-A-6 Policy, the excess, if any, of the applicable Required Distributions over Class 1-A-6 Available Funds.

         "Insured Payment" means with respect to each Guarantee Policy (a) as of any Distribution Date or the Last Scheduled Distribution Date, as applicable, any applicable Deficiency Amount and (b) any Preference Amount related to that Guarantee Policy.

         "Preference Amount" means, (a) with respect to the Class 1-A-5 Policy, any amount previously distributed to a Class 1-A-5 Certificateholder on the Class 1-A-5 Certificates, and (b) with respect to the Class 1-A-6 Policy, any amount previously distributed to a Class 1-A-6 Certificateholder on the Class 1-A-6 Certificates, in each case, that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         "Required Distributions" means, (a) with respect to the Class 1-A-5 Policy, the sum, without duplication, of (i) as of any Distribution Date, (x) the Current Interest with respect to the Class 1-A-5 Certificates, minus any net prepayment interest shortfalls and any interest shortfalls resulting from application of the Relief Act or similar state legislation allocated to the Class 1-A-5 Certificates and (y) at the election of the insurer in its sole discretion, the Class 1-A-5 Certificates' pro rata share (based on the Class Certificate Balance of the Class 1-A-5 Certificates) of any Enhancement Deficit and (ii) on the Last Scheduled Distribution Date, the outstanding Class Certificate Balance of the Class 1-A-5 Certificates after taking into account all distributions to be made on such date, and (b) with respect to the Class 1-A-6 Policy, the sum, without duplication, of (i) as of any Distribution Date,
(x) the Current Interest with respect to the Class 1-A-6 Certificates, minus any net prepayment interest shortfalls and any interest shortfalls resulting from application of the Relief Act or similar state legislation allocated to the Class 1-A-6 Certificates and (y) at the election of the insurer in its sole discretion, the Class 1-A- 6 Certificates' pro rata share (based on the Class Certificate Balance of the Class 1-A- 6 Certificates) of any Enhancement Deficit and (ii) on the Last Scheduled Distribution Date, the outstanding Class Certificate Balance of the Class 1-A-6 Certificates after taking into account all distributions to be made on such date.

         Capitalized terms used in the Guarantee Policies and not otherwise defined in the applicable Guarantee Policy shall have the meanings set forth in the pooling and servicing agreement as of the date of execution of the Guarantee Policies, without giving effect to any subsequent amendment or modification to the pooling and servicing agreement unless such amendment or modification has been approved in writing by the insurer.

         Neither Guarantee Policy is cancelable for any reason. The premium on each Guarantee Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class 1-A-5 or Class 1-A-6 Certificates, as applicable.

         Each of the Class 1-A-5 Policy and the Class 1-A-6 Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         The insurance provided by the Class 1-A-5 Policy and the Class 1-A-6 is not covered by the Property/Casualty Insurance Security Fund specified in
Article 76 of the New York Insurance Law.

The Insurer

         MBIA Insurance Corporation, the insurer, is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the insurer. The insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The insurer has three branches, one in the Republic of France, one in the Republic of Singapore and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the insurer, changes in control and transactions among affiliates. Additionally, the insurer is required to maintain contingency reserves on its liabilities in specified amounts and for specified periods of time.

         Financial Information About the Insurer. The following documents filed by MBIA Inc. with the Securities and Exchange Commission are incorporated herein by reference:

         o MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.

         Any documents filed by MBIA Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         The consolidated financial statements of the insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 2003 and December 31, 2002 and for each of the three years in the period ended December 31, 2003, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 2003, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof.

         All financial statements of the insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing those documents.

         MBIA Inc. files annual, quarterly and special reports, information statements and other information with the Securities and Exchange Commission under File No. 1-9583. Copies of the Securities and Exchange Commission filings including

         o MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003, and

         o MBIA Inc.'s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 are available

         o over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov;

         o at the Securities and Exchange Commission's public reference room in Washington, D.C.;

         o over the Internet at MBIA Inc.'s web site at http://www.mbia.com; and

         o at no cost, upon request to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504. The telephone number of the insurer is (914) 273-4545.

         The tables below present selected financial information of the insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") as well as accounting principles generally accepted in the United States of America ("GAAP"):

                                                           Statutory Accounting Practices
                                                          -----------------------------------
                                                           December 31,        December 31,
                                                              2003                2002
                                                          -------------       -------------
                                                           (Unaudited)         (Audited)
                                                                  (In millions)
         Admitted Assets............................           $9,985               $9,212
         Liabilities................................            6,270                6,054
         Capital and Surplus........................            3,715                3,158


                                                            Generally Accepted Accounting
                                                                      Principles
                                                          ---------------------------------
                                                           December 31,        December 31,
                                                               2003               2002
                                                          -------------       --------------
                                                            (Audited)          (Audited)
                                                                    (In millions)
         Assets.....................................            $13,559            $10,588
         Liabilities................................              6,957              4,679
         Shareholder's Equity.......................              6,602              5,909


         Financial Strength Ratings of the Insurer

         Moody's Investors Service, Inc. rates the financial strength of the insurer "Aaa."

         Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., rates the financial strength of the insurer "AAA."

         Fitch Ratings rates the financial strength of the insurer "AAA."

         Each rating of the insurer should be evaluated independently. The ratings reflect each respective rating agency's current assessment of the creditworthiness of the insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the Class 1-A-5 or Class 1-A-6 Certificates, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class 1-A-5 or Class 1-A-6 Certificates. The insurer does not guaranty the market price of the Class 1-A-5 or Class 1-A-6 Certificates nor does it guaranty that the ratings on the Class 1-A-5 or Class 1-A-6 Certificates will not be revised or withdrawn.

Subrogation of Insurer

         The insurer shall be subrogated to the rights of each holder of a Class 1-A-5 or Class 1-A-6 Certificate, as applicable, to receive distributions on those Class 1-A-5 and Class 1-A-6 Certificates to the extent of any payment by the insurer under the Class 1-A-5 Policy or the Class 1-A-6 Policy, respectively.

         Pursuant to the terms of the pooling and servicing agreement, unless the insurer fails to make a required payment under either Guarantee Policy, a proceeding in bankruptcy shall have been instituted by the insurer or a decree or order for relief shall have been issued in respect of a proceeding in bankruptcy against the insurer and shall remain unstayed for a period of 60 consecutive days (together, a "MBIA Default"), the insurer will be entitled to exercise the voting rights of the Class 1-A-5 and Class 1-A-6 Certificateholders, without the consent of the Class 1-A-5 or Class 1-A-6 Certificateholders, and the Class 1-A-5 and Class 1-A-6 Certificateholders may exercise such rights only with the prior written consent of the insurer.

Reports to Certificateholders

         The Trustee may, at its option, make the information described in the prospectus under "Description of the Certificates--Reports to Certificateholders" available to certificateholders and to MBIA on the Trustee's website at http://www.mbsreporting.com.

Structuring Assumptions

         Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions, which combined are the structuring assumptions:

o Loan Group 1 consists of eight mortgage loans with the following characteristics:

                                                                                Remaining                               Remaining
                                                Net                   Expense    Term to                 Remaining      Interest
                               Principal      Mortgage   Mortgage    Fee Rate   Maturity   Loan Age    Amortization    Only Period
           Loan Program       Balance($)      Rate (%)   Rate (%)       (%)     (Months)   (Months)    Term (Months)    (Months)
        ------------------   --------------  ---------   --------    ---------  ---------  --------    -------------   -----------
        30Yr Fixed           247,292,582.80   6.307661    6.573755    0.266094     354         5           354            N/A
        10Yr Fixed-IO_120        919,170.00   6.650762    7.230631    0.579869     110        11           110            109
        30Yr Fixed-IO_120     31,180,560.03   6.057748    6.424821    0.367073     353         7           353            113
        20Yr Fixed             2,710,376.43   6.368444    6.627444    0.259000     233         6           233            N/A
        30/15 Fixed Balloon      791,169.68   5.843183    6.102183    0.259000     168        12           348            N/A
        15Yr Fixed            10,118,481.39   6.215494    6.482843    0.267349     172         8           172            N/A
        30Yr Fixed-IO_60       6,800,695.99   6.198922    6.457922    0.259000     358         2           358             58
        25Yr Fixed               297,321.19   6.241000    6.500000    0.259000     282        18           282            N/A

o Loan Group 2 consists of fourteen mortgage loans with the following characteristics:

                                                           Expense Fee                                                   Remain-
                                                           Rate Prior                         Remain-                      ing
                                    Net                     to Initial                        ing Term                   Interest
                                   Mort-        Mort-         Rate       Expense Fee Rate       to                        Only
 Loan            Principal        gage Rate   gage Rate    Adjustment   After Initial Rate   Maturity    Loan Age        Period
 Program         Balance ($)         (%)         (%)         Date (%)    Adjustment Date (%)  (Months)    (Months)       (Months)
 -------         -----------      ---------   ---------    ----------   ------------------   --------    --------        ------
2/28 LIB6M         11,556,332.00  5.99433     6.25333     0.259000         0.259000             357          3              N/A

2/28 LIB6M-IO      28,005,698.00  5.569445    5.828445    0.259000         0.259000             357          3               21

2/1 CMT1Y             700,840.00  5.537547    5.796547    0.259000         0.259000             347         13              N/A

3/27 LIB6M          5,401,457.80  5.689209    5.948209    0.259000         0.259000             356          4              N/A

3/27 LIB6M-IO      40,035,370.40  5.505219    5.764219    0.259000         0.259000             358          2               34

3/1 LIB12M          1,040,711.10  6.423082    6.682082    0.259000         0.259000             355          5               N/A

3/1 CMT1Y          17,459,488.40  5.323826    5.627234    0.303408         0.303408             356          4               N/A

3/1 CMT1Y-IO       21,516,048.90  5.456655    5.715655    0.259000         0.259000             357          3                33

5/1 CMT1Y          27,542,397.10  5.642095    5.906002    0.263907         0.388907             357          3               N/A

5/25 LIB6M         21,505,699.10  5.389354    5.648354    0.259000         0.384000             356          4               N/A

5/25 LIB6M-IO      78,798,101.90  5.698266    5.958233    0.259967         0.384967             357          3                57

5/1 LIB12M         15,039,132.10  4.941487    5.240896    0.299409         0.424409             356          4               N/A

5/1 LIB12M-IO      11,571,845.70  5.251524    5.533595    0.282071         0.407071             357          3                57

5/1 CMT1Y-IO       36,098,480.70  5.767767    6.026767    0.259000         0.384000             358          2                58


                                    Months to                Initial     Subsequent
                     Gross          Next Rate     Reset      Periodic     Periodic      Maximum       Minimum
                     Margin        Adjustment   Frequency    Rate Cap     Rate Cap      Mortgage     Mortgage
 Loan Program         (%)              Date      (Months)       (%)         (%)         Rate (%)     Rate (%)
 ------------        ------        -----------  ---------    --------    -----------    --------     --------
2/28 LIB6M           3.146548          21           6        2.846401    1.000000     12.111177     3.593121

2/28 LIB6M-IO        2.756691          21           6        3.000000    1.000000     11.828445     2.756691

2/1 CMT1Y            3.569152          13           12       2.000000    2.000000     12.158242     3.569152

3/27 LIB6M           2.796642          32           6        3.000000    1.000000     11.948209     2.796642

3/27 LIB6M-IO        2.780060          34           6        3.000000    1.000000     11.764219     2.780060

3/1 LIB12M           2.250000          31           12       2.000000    2.000000     12.682082     2.250000

3/1 CMT1Y            2.803967          32           12       2.893192    2.000000     11.662228     2.767477

3/1 CMT1Y-IO         2.750000          33           12       3.000000    2.000000     11.715655     2.750000

5/1 CMT1Y            2.761978          57           12       4.888275    1.999249     11.785446     2.761978

5/25 LIB6M           2.578360          56           6        5.555336    1.555336     11.613011     2.578360

5/25 LIB6M-IO        2.600996          57           6        5.263072    1.252108     11.922434     2.600996

5/1 LIB12M           2.286996          56           12       4.729301    2.000000     10.331129     2.306998

5/1 LIB12M-IO        2.300112          57           12       5.000000    2.000000     10.533595     2.300112

5/1 CMT1Y-IO         2.733672          58           12       5.000000    2.005862     11.982611     2.733672


         o the Mortgage Loans prepay at the specified constant percentages of the applicable Prepayment Assumption,

         o no defaults or delinquencies in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

         o for each Group 2 Mortgage Loan, the Minimum Mortgage Rate shall equal the Gross Margin for that Mortgage Loan,

         o scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

         o the scheduled monthly payment for each Mortgage Loan (other than the interest-only Mortgage Loans) is calculated based on its principal balance, mortgage rate and remaining term to maturity so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, in some cases following an interest-only period, as indicated in the table above,

         o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the closing date,

         o the scheduled monthly payment for each Mortgage Loan, except for the interest-only Mortgage Loans during their respective interest-only periods, has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the current balance of the Mortgage Loan by its respective remaining term to maturity,

         o any Mortgage Loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term. At the end of the remaining interest-only term, any such Mortgage Loan will amortize in amounts sufficient to repay the current balance of any Mortgage Loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term,

         o the remaining term to maturity for the Mortgage Loans in loan group 1 and loan group 2 (other than the interest-only Mortgage Loans) is calculated based upon the current principal balance of the outstanding Mortgage Loans in loan group 1 and loan group 2, respectively,

         o the initial Class Certificate Balance or initial Notional Amount of each class of offered certificates is as set forth on the cover page hereof or as described under "Description of the Certificates" in this prospectus supplement,

         o the level of Twelve-Month LIBOR remains constant at 1.53% per annum, Six-Month LIBOR remains constant at 1.17% per annum, One-Year CMT remains constant at 1.23% per annum nd One-Month LIBOR remains constant at 1.10% per annum


         o the Pass-Through Margins on the LIBOR Certificates and the Pass-Through Rates on the other classes of offered certificates remain constant at the rates applicable on or prior to the Optional Termination Date and the Pass-Through Margins on the LIBOR Certificates and the Pass-Through Rates on the applicable classes of Fixed
                  Rate Certificates are adjusted accordingly on any Distribution Date after the Optional Termination Date,

         o distributions in respect of the certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

         o             the closing date of the sale of the certificates is April
                  30, 2004,

         o no seller is required to repurchase or substitute for any Mortgage Loan,

         o the Class C and Class P Certificates do not have an initial Class Certificate Balance,

         o the master servicer does not exercise the option to repurchase the Mortgage Loans described under "Servicing of the Mortgage Loans--Certain Modifications and Refinancings," "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in this prospectus supplement,

         o the Mortgage Rate on each Group 2 Mortgage Loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the Twelve-Month LIBOR Index, Six-Month LIBOR Index or One-Year CMT Index, as applicable (as described above), plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Periodic Rate Caps (as applicable), and

         o scheduled monthly payments on each Mortgage Loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of any prepayment of any pool of mortgage loans, including the mortgage loans. With respect to Loan Group 1, a 100% prepayment assumption (the "Prepayment Assumption") assumes a Constant Prepayment Rate ("CPR") of 8.0% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.4545454545% (precisely 16/11%) per annum in the second through eleventh months. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 24.0% per annum each month. The Prepayment Assumption for Loan Group 2 is 25% CPR. 0% of each Prepayment Assumption assumes no prepayments. There is no assurance that prepayments on the Mortgage Loans in a Loan Group will occur at any of the related Prepayment Assumption rate or at any other constant rate. As used in the decrement tables for the subordinated certificates, 100% Prepayment Assumption means 100% of the Prepayment Assumption for the Group 1 Mortgage Loans and 25% CPR for the Group 2 Mortgage Loans.

         While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to the Trustee and characteristics of the Mortgage Loans used in preparing the tables.

Optional Purchase of Defaulted Loans

         The master servicer may, at its option but subject to the conditions set forth in the pooling and servicing agreement, purchase from the trust fund any Mortgage Loan which is delinquent in payment by 151 days or more. Any purchase shall be at a price equal to 100% of the Stated Principal Balance of the Mortgage Loan plus accrued interest on it at the applicable Mortgage Rate from the date through which interest was last paid by the related mortgagor or advanced (and not reimbursed) to the first day of the month in which the amount is to be distributed.

Optional Termination

         The master servicer may purchase all remaining mortgage loans and foreclosed or otherwise repossessed properties in the Trust Fund and thereby effect early retirement of the certificates, subject to the aggregate Stated Principal Balance of the Mortgage Loans and foreclosed or otherwise repossessed properties at the time of repurchase being less than or equal to 10% of the Cut-off Date Pool Principal Balance (the first such date, the "Optional Termination Date"). If the master servicer exercises the option, the purchase price distributed with respect to each certificate will be 100% of its then outstanding principal balance and any unpaid accrued interest thereon at the applicable pass-through rate, in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties and the appraised value is less than the Stated Principal Balance of the related Mortgage Loans. Distributions on the certificates in respect of any optional termination will first be paid to the senior certificates and then to the subordinated certificates. The proceeds from any optional termination distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed property and the appraised value is less than the Stated Principal Balance of the related Mortgage Loan.

The Trustee

         The Bank of New York will be the Trustee under the pooling and servicing agreement. The depositor, the sellers and the master servicer may maintain other banking relationships in the ordinary course of business with The Bank of New York. Offered certificates may be surrendered at the corporate trust office of the Trustee located at 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Administration or at any other address the Trustee designates from time to time.

Restrictions on Transfer of the Class A-R Certificates

         The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences -- REMIC Certificates--Tax-Related Restrictions on Transfers of Residual Certificates--Disqualified Organizations," "--Noneconomic Residual Certificates" and "--Foreign Investors." The Class A-R Certificates (in addition to other ERISA restricted classes of certificates, as described in the pooling and servicing agreement) may not be acquired by a Plan. See "ERISA Considerations" in this prospectus supplement. The Class A-R Certificates will contain a legend describing the foregoing restrictions.



                  Yield, Prepayment and Maturity Considerations

General

         The effective yield to the holders of each class of offered certificates, other than the LIBOR Certificates, will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because monthly distributions will not be payable to the holders until the 25th day (or, if that day is not a business day, the following business day) of the month following the month in which interest accrues on the mortgage loans (without any additional distribution of interest or earnings on them for the delay).

Prepayment Considerations and Risks

         The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the related seller or purchases by the master servicer. Except for certain of the Mortgage Loans, each of which has a prepayment penalty if the related mortgagor prepays such Mortgage Loan during a period ranging from one year to five years after origination, the Mortgage Loans may be prepaid by the mortgagors at any time without a prepayment penalty. Because certain of the Mortgage Loans contain prepayment penalties, the rate of principal prepayments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment penalties. The holders of the Class P Certificates will be entitled to all prepayment penalties received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates. In addition, many of the Mortgage Loans do not provide for any payments of principal for an extended period following their origination. These Interest Only Loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest-only periods, these Interest Only Loans may be less likely to prepay as the interest-only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest-only mortgage loan approaches the end of its interest-only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest-only mortgage loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage Loans are subject to the "due-on-sale" provisions included therein.

         Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the related offered certificates of principal amounts which would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional repurchase by the related seller of a defaulted Mortgage Loans and any optional purchase of the remaining Mortgage Loans in connection with the termination of the trust fund, in each case as described in this prospectus supplement. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related Mortgage Loans. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any notional amount certificate and any other offered certificate purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. Investors in the notional amount certificates should carefully consider the risk that a rapid rate of principal payments on the mortgage loans could result in the failure of the investors to recover their initial investments. The Class 1-A-6 and Class 1-A-7 Certificates generally will not receive distributions of principal for the first three years following the closing date.

         The rate of principal payments (including prepayments) on pools of Mortgage Loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool as described under "The Mortgage Pool -- General" and "-- Underwriting Process" in this prospectus supplement. In addition, Countrywide Home Loans' Streamlined Documentation Program may affect the rate of prepayments on the Mortgage Loans. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. Furthermore, with respect to up to 50% of the Mortgage Loans, the depositor may deliver all or a portion of each related mortgage file to the Trustee after the closing date. Should Countrywide Home Loans or any other seller fail to deliver all or a portion of any mortgage files to the depositor or other designee of the depositor or, at the depositor's direction, to the Trustee, within that period, Countrywide Home Loans will be required to use its best efforts to deliver a replacement Mortgage Loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

         The Group 2 Mortgage Loans will consist of adjustable rate mortgage loans subject to initial fixed rate periods of varying lengths. Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on the Group 2 Mortgage Loans may differ as they approach their respective first Adjustment Dates. No assurance can be given as to the level of prepayment that the Group 2 Mortgage Loans will experience.

         Although the Mortgage Rates on the Group 2 Mortgage Loans are subject to adjustment, such Mortgage Rates adjust less frequently than the Pass-Through Rates on the LIBOR Certificates and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the related classes of LIBOR Certificates. The Mortgage Rate applicable to all or substantially all of the Group 2 Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value with respect to a Group 2 Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the applicable Net Rate Cap. In addition, the Group 2 Mortgage Loans will have Mortgage Rates which will not adjust for a substantial period of time after origination. See "The Mortgage Pool" in this prospectus supplement.

         The rate of prepayment may affect the pass-through rates on the offered certificates other than the Class 1-A-IO and Class 2-A-IO Certificates. Prepayments of Mortgage Loans with Mortgage Rates in excess of the then-current Weighted Average Mortgage Rate may reduce the pass-through rate on the related classes of offered certificates. Mortgage loans with higher Mortgage Rates may prepay at faster rates than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the subordinated certificates.

         The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         The yields to maturity on the subordinated certificates will reflect a combination of the prepayment experience on loan group 1 and loan group 2. Since the mortgage loans in loan group 1 are fixed rate mortgage loans and the mortgage loans in loan group 2 are adjustable rate mortgage loans, the mortgage loans in the different loan groups may exhibit different prepayment behavior either simultaneously or over time, it will be more difficult to estimate the possible prepayment experience on the subordinated certificates and the resulting effects on the yields to maturity of those certificates.

         The Corridor Contracts will be assigned to the Trust Fund and are intended to provide the LIBOR Certificates some protection against any Net Rate Carryover. However, payments under the Corridor Contracts are generally based on the respective Corridor Notional Balances and not on the actual aggregate Stated Principal Balance of the related Mortgage Loans. Therefore, the Corridor Contracts may not provide sufficient funds to cover such Net Rate Carryover. In addition, payments under the Corridor Contracts are limited to a corridor of specified rates and are only available to the LIBOR Certificates to the extent described under "Description of the Certificates -- The Corridor Contracts" above.

         Although amounts received on the Corridor Contracts will be available to pay Net Rate Carryover on the related classes of LIBOR Certificates to the extent described under "Description of the Certificates -- Interest--Distributions of Funds from the Corridor Contracts" on or prior to the related Corridor Contract Termination Date, there is no assurance that funds will be available or sufficient to pay such amounts. The ratings assigned to the LIBOR Certificates do not address the likelihood of the payment of Net Rate Carryover.

Special Yield Considerations Relating to the Class 1-A-IO and Class 2-A-IO Certificates

         Investors should note that the Class 1-A-IO and Class 2-A-IO Certificates are entitled to distributions of interest-only through the Distribution Date in October 2006 and will not receive any payments thereafter. However, if the Master Servicer exercises its option to purchase all of the remaining Mortgage Loans and REO Properties in the Trust Fund and thereby effects early retirement of all the Certificates on or after the Optional Termination Date and such action results in the retirement of the Certificates prior to the Distribution Date in October 2006, then the holders of the Class 1-A-IO and Class 2-A-IO Certificates will receive fewer than thirty payments of interest. Prepayments on the Mortgage Loans could also result in the early retirement of the Certificates, causing the holders of the Class 1-A-IO and Class 2-A-IO Certificates to receive fewer than thirty payments of interest.

         Based upon the Modeling Assumptions listed below and further assuming that the Mortgage Loans prepay at a constant prepayment rate of approximately 62% CPR, and an assumed purchase price of $4,032,728 and $4,249,905, respectively (this price does not include accrued interest from April 1, 2004), the pre-tax yield of each the Class 1-A-IO and Class 2-A-IO Certificates would be approximately 0%. If the actual prepayment rate on the Mortgage Loans were to equal or exceed such rate, then assuming the Mortgage Loans behave in conformity with all other Modeling Assumptions, initial investors in the Class 1-A-IO and Class 2-A-IO Certificates would not fully recover their initial investment. Timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class 1-A-IO and Class 2-A-IO Certificates.

         The calculation of pre-tax yield described above does not take into account the interest rate at which funds received by each of the holders of the Class 1-A-IO and Class 2-A-IO Certificates may be reinvested and consequently does not purport to reflect the return on any investment in the Class 1-A-IO and Class 2-A-IO Certificates when such reinvestment rates are considered.

Additional Information

         The depositor intends to file additional yield tables and other computational materials with respect to one or more classes of offered certificates with the Securities and Exchange Commission in a report on Form 8-K. The tables and materials were prepared by the underwriter at the request of prospective investors, based on assumptions provided by, and satisfying their special requirements. The tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, the tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Weighted Average Lives of the Offered Certificates

         The weighted average life of an offered certificate is determined by
(a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of the class of certificates referred to in clause
(a).

         For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "-- Prepayment Considerations and Risks" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

         In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates -- Principal" in this prospectus supplement.

         The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant percentages of the Prepayment Assumption, see the Decrement Tables under the next heading.

Decrement Tables

         The following tables indicate the percentages of the initial Class Certificate Balances of the classes of offered certificates (other than the Class 1-A-IO and Class 2-A-IO Certificates) that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or all of the Mortgage Loans will prepay at the constant percentages of the Prepayment Assumption specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the mortgage loans specified in the structuring assumptions.

          Percentage of Initial Class Certificate Balances Outstanding*

                                         Class 1-A-1                               Class 1-A-2
                         Percentage of Prepayment Assumption       Percentage of Prepayment Assumption
                         -----------------------------------       -----------------------------------
Distribution Date           0%    80%    100%   120%   150%           0%    80%    100%   120%   150%
-----------------------   ----   ----   ----   ----   ----          ----   ----   ----   ----   ----
Initial Percent........   100    100    100    100    100           100    100    100    100    100
April 2005.............   96     53     42     32     15            100    100    100    100    100
April 2006.............   93     12     0      0      0             100    100    49     0      0
April 2007.............   90     0      0      0      0             100    0      0      0      0
April 2008.............   86     0      0      0      0             100    0      0      0      0
April 2009.............   83     0      0      0      0             100    0      0      0      0
April 2010.............   79     0      0      0      0             100    0      0      0      0
April 2011.............   75     0      0      0      0             100    0      0      0      0
April 2012.............   72     0      0      0      0             100    0      0      0      0
April 2013.............   69     0      0      0      0             100    0      0      0      0
April 2014.............   64     0      0      0      0             100    0      0      0      0
April 2015.............   60     0      0      0      0             100    0      0      0      0
April 2016.............   55     0      0      0      0             100    0      0      0      0
April 2017.............   49     0      0      0      0             100    0      0      0      0
April 2018.............   43     0      0      0      0             100    0      0      0      0
April 2019.............   37     0      0      0      0             100    0      0      0      0
April 2020.............   31     0      0      0      0             100    0      0      0      0
April 2021.............   24     0      0      0      0             100    0      0      0      0
April 2022.............   16     0      0      0      0             100    0      0      0      0
April 2023.............   8      0      0      0      0             100    0      0      0      0
April 2024.............   0      0      0      0      0             94     0      0      0      0
April 2025.............   0      0      0      0      0             23     0      0      0      0
April 2026.............   0      0      0      0      0             0      0      0      0      0
April 2027.............   0      0      0      0      0             0      0      0      0      0
April 2028.............   0      0      0      0      0             0      0      0      0      0
April 2029.............   0      0      0      0      0             0      0      0      0      0
April 2030.............   0      0      0      0      0             0      0      0      0      0
April 2031.............   0      0      0      0      0             0      0      0      0      0
April 2032.............   0      0      0      0      0             0      0      0      0      0
April 2033.............   0      0      0      0      0             0      0      0      0      0
April 2034.............   0      0      0      0      0             0      0      0      0      0
Weighted Average          11.83  1.14   0.93   0.78   0.63          20.64  2.54   2.03   1.68   1.33
   Life (in years)**...

-------------------
* Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          Percentage of Initial Class Certificate Balances Outstanding*

                                       Class 1-A-3                               Class 1-A-4
                          Percentage of Prepayment Assumption       Percentage of Prepayment Assumption
                          -----------------------------------       -----------------------------------
Distribution Date           0%    80%    100%   120%   150%           0%    80%    100%   120%   150%
-----------------         ----   ----   ----   ----   ----          ----   ----   ----   ----   ----
Initial Percent........   100    100    100    100    100           100    100    100    100    100
April 2005.............   100    100    100    100    100           100    100    100    100    100
April 2006.............   100    100    100    80     36            100    100    100    100    100
April 2007.............   100    82     43     8      0             100    100    100    100    21
April 2008.............   100    42     6      0      0             100    100    100    49     0
April 2009.............   100    11     0      0      0             100    100    50     0      0
April 2010.............   100    0      0      0      0             100    76     10     0      0
April 2011.............   100    0      0      0      0             100    40     0      0      0
April 2012.............   100    0      0      0      0             100    28     0      0      0
April 2013.............   100    0      0      0      0             100    10     0      0      0
April 2014.............   100    0      0      0      0             100    0      0      0      0
April 2015.............   100    0      0      0      0             100    0      0      0      0
April 2016.............   100    0      0      0      0             100    0      0      0      0
April 2017.............   100    0      0      0      0             100    0      0      0      0
April 2018.............   100    0      0      0      0             100    0      0      0      0
April 2019.............   100    0      0      0      0             100    0      0      0      0
April 2020.............   100    0      0      0      0             100    0      0      0      0
April 2021.............   100    0      0      0      0             100    0      0      0      0
April 2022.............   100    0      0      0      0             100    0      0      0      0
April 2023.............   100    0      0      0      0             100    0      0      0      0
April 2024.............   100    0      0      0      0             100    0      0      0      0
April 2025.............   100    0      0      0      0             100    0      0      0      0
April 2026.............   88     0      0      0      0             100    0      0      0      0
April 2027.............   70     0      0      0      0             100    0      0      0      0
April 2028.............   50     0      0      0      0             100    0      0      0      0
April 2029.............   29     0      0      0      0             100    0      0      0      0
April 2030.............   6      0      0      0      0             100    0      0      0      0
April 2031.............   0      0      0      0      0             59     0      0      0      0
April 2032.............   0      0      0      0      0             0      0      0      0      0
April 2033.............   0      0      0      0      0             0      0      0      0      0
April 2034.............   0      0      0      0      0             0      0      0      0      0
Weighted Average          23.96  3.89   3.03   2.44   1.90          27.17  7.10   5.13   4.06   2.88
   Life (in years)**...

-------------------
* Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          Percentage of Initial Class Certificate Balances Outstanding*

                                      Class 1-A-5                       Class 1-A-6 and Class 1-A-7
                          Percentage of Prepayment Assumption       Percentage of Prepayment Assumption
                          -----------------------------------       -----------------------------------
Distribution Date           0%    80%    100%   120%   150%           0%    80%    100%   120%   150%
----------------------    ----   ----   ----   ----   ----          ----   ----   ----   ----   ----
Initial Percent........   100    100    100    100    100           100    100    100    100    100
April 2005.............   100    100    100    100    100           100    100    100    100    100
April 2006.............   100    100    100    100    100           100    100    100    100    100
April 2007.............   100    100    100    100    100           100    100    100    100    100
April 2008.............   100    100    100    100    72            99     90     89     87     86
April 2009.............   100    100    100    93     29            99     81     78     75     70
April 2010.............   100    100    100    61     14            97     68     62     56     48
April 2011.............   100    100    83     43     9             95     54     46     39     30
April 2012.............   100    100    77     42     9             89     26     19     15     15
April 2013.............   100    100    64     35     9             83     13     8      5      5
April 2014.............   100    91     50     26     7             75     6      3      2      1
April 2015.............   100    73     38     18     3             68     3      1      0      0
April 2016.............   100    58     28     11     0             62     1      0      0      0
April 2017.............   100    46     20     6      0             55     1      0      0      0
April 2018.............   100    35     13     3      0             47     0      0      0      0
April 2019.............   100    27     9      1      0             41     0      0      0      0
April 2020.............   100    20     5      0      0             36     0      0      0      0
April 2021.............   100    15     3      0      0             30     0      0      0      0
April 2022.............   100    10     1      0      0             25     0      0      0      0
April 2023.............   100    7      0      0      0             20     0      0      0      0
April 2024.............   100    4      0      0      0             16     0      0      0      0
April 2025.............   100    2      0      0      0             12     0      0      0      0
April 2026.............   100    1      0      0      0             9      0      0      0      0
April 2027.............   100    0      0      0      0             7      0      0      0      0
April 2028.............   100    0      0      0      0             4      0      0      0      0
April 2029.............   100    0      0      0      0             3      0      0      0      0
April 2030.............   100    0      0      0      0             1      0      0      0      0
April 2031.............   100    0      0      0      0             1      0      0      0      0
April 2032.............   100    0      0      0      0             0      0      0      0      0
April 2033.............   34     0      0      0      0             0      0      0      0      0
April 2034.............   0      0      0      0      0             0      0      0      0      0
Weighted Average          28.79  13.44  10.47  7.94   5.10          14.28  6.92   6.54   6.30   6.07
   Life (in years)**...

-------------------
* Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

Percentage of Initial Class Certificate Balances Outstanding*


                                     Class 2-A-1                                Class M-1
                         Percentage of Prepayment Assumption       Percentage of Prepayment Assumption
                         -----------------------------------       -----------------------------------
Distribution Date           0%    80%    100%   120%   150%           0%    80%    100%   120%   150%
----------------------    ----   ----   ----   ----   ----          ----   ----   ----   ----   ----
Initial Percent........   100    100    100    100    100           100    100    100    100    100
April 2005.............   99     78     73     68     60            100    100    100    100    100
April 2006.............   99     61     53     45     35            100    100    100    100    100
April 2007.............   98     47     38     30     19            100    100    100    100    100
April 2008.............   97     37     29     22     14            100    81     63     49     32
April 2009.............   95     29     21     15     9             100    64     47     34     20
April 2010.............   93     23     16     10     5             100    51     35     23     12
April 2011.............   90     18     11     7      3             100    40     26     16     4
April 2012.............   88     14     8      5      2             100    31     19     11     0
April 2013.............   85     11     6      3      1             100    24     14     4      0
April 2014.............   82     8      4      2      0             100    19     10     0      0
April 2015.............   79     6      3      1      0             100    15     4      0      0
April 2016.............   76     5      2      1      0             100    12     0      0      0
April 2017.............   72     4      1      0      0             100    7      0      0      0
April 2018.............   69     3      1      0      0             100    2      0      0      0
April 2019.............   66     2      1      0      0             100    0      0      0      0
April 2020.............   62     2      0      0      0             100    0      0      0      0
April 2021.............   58     1      0      0      0             100    0      0      0      0
April 2022.............   54     1      0      0      0             100    0      0      0      0
April 2023.............   50     0      0      0      0             100    0      0      0      0
April 2024.............   46     0      0      0      0             100    0      0      0      0
April 2025.............   42     0      0      0      0             93     0      0      0      0
April 2026.............   38     0      0      0      0             84     0      0      0      0
April 2027.............   33     0      0      0      0             75     0      0      0      0
April 2028.............   29     0      0      0      0             65     0      0      0      0
April 2029.............   24     0      0      0      0             55     0      0      0      0
April 2030.............   20     0      0      0      0             44     0      0      0      0
April 2031.............   15     0      0      0      0             33     0      0      0      0
April 2032.............   10     0      0      0      0             21     0      0      0      0
April 2033.............   4      0      0      0      0             5      0      0      0      0
April 2034.............   0      0      0      0      0             0      0      0      0      0
Weighted Average          18.25  4.02   3.19   2.60   1.98          25.28  6.98   5.61   4.77   4.05
   Life (in years)**...

-------------------
* Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          Percentage of Initial Class Certificate Balances Outstanding*

                                       Class M-2                                  Class B
                          Percentage of Prepayment Assumption       Percentage of Prepayment Assumption
                          -----------------------------------       -----------------------------------
Distribution Date           0%    80%    100%   120%   150%           0%    80%    100%   120%   150%
----------------------    ----   ----   ----   ----   ----          ----   ----   ----   ----   ----
Initial Percent........   100    100    100    100    100           100    100    100    100    100
April 2005.............   100    100    100    100    100           100    100    100    100    100
April 2006.............   100    100    100    100    100           100    100    100    100    100
April 2007.............   100    100    100    100    100           100    100    100    100    100
April 2008.............   100    81     63     49     32            100    76     53     34     12
April 2009.............   100    64     47     34     17            100    54     32     15     0
April 2010.............   100    51     35     23     4             100    36     16     1      0
April 2011.............   100    40     26     11     0             100    22     4      0      0
April 2012.............   100    31     16     2      0             100    11     0      0      0
April 2013.............   100    24     7      0      0             100    2      0      0      0
April 2014.............   100    16     0      0      0             100    0      0      0      0
April 2015.............   100    9      0      0      0             100    0      0      0      0
April 2016.............   100    3      0      0      0             100    0      0      0      0
April 2017.............   100    0      0      0      0             100    0      0      0      0
April 2018.............   100    0      0      0      0             100    0      0      0      0
April 2019.............   100    0      0      0      0             100    0      0      0      0
April 2020.............   100    0      0      0      0             100    0      0      0      0
April 2021.............   100    0      0      0      0             100    0      0      0      0
April 2022.............   100    0      0      0      0             100    0      0      0      0
April 2023.............   100    0      0      0      0             100    0      0      0      0
April 2024.............   100    0      0      0      0             100    0      0      0      0
April 2025.............   93     0      0      0      0             91     0      0      0      0
April 2026.............   84     0      0      0      0             80     0      0      0      0
April 2027.............   75     0      0      0      0             68     0      0      0      0
April 2028.............   65     0      0      0      0             55     0      0      0      0
April 2029.............   55     0      0      0      0             42     0      0      0      0
April 2030.............   44     0      0      0      0             28     0      0      0      0
April 2031.............   33     0      0      0      0             13     0      0      0      0
April 2032.............   19     0      0      0      0             0      0      0      0      0
April 2033.............   0      0      0      0      0             0      0      0      0      0
April 2034.............   0      0      0      0      0             0      0      0      0      0
Weighted Average          25.22  6.71   5.39   4.56   3.84          24.29  5.53   4.45   3.82   3.32
   Life (in years)**...

-------------------
* Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

Last Scheduled Distribution Date

         The last scheduled distribution date (the "Last Scheduled Distribution Date") for each class of offered certificates is the Distribution Date in June 2034, which is the Distribution Date occurring in the month following the month in which the latest stated maturity of any Mortgage Loan occurs. Since the rate of distributions in reduction of the Class Certificate Balance or Notional Amount, as applicable, of each class of offered certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Class Certificate Balance or Notional Amount, as applicable, of any class could be reduced to zero significantly earlier or later than the Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "Yield, Prepayment and Maturity Considerations -- Prepayment Considerations and Risks" and "-- Weighted Average Lives of the Offered Certificates" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

                                 Use of Proceeds

         We expect the proceeds to the depositor from the sale of the offered certificates to be approximately $634,863,804, plus accrued interest, before deducting issuance expenses payable by the depositor. The depositor will apply the net proceeds of the sale of these classes of certificates against the purchase price of the Mortgage Loans.

                    Material Federal Income Tax Consequences

         For federal income tax purposes, the trust fund (exclusive of the Corridor Contracts and the assets held in the Carryover Reserve Fund) will consist of one or more REMICs in a tiered structure. The highest REMIC will be referred to as the "Master REMIC", and each REMIC below the Master REMIC (if any) will be referred to as an "underlying REMIC." Each underlying REMIC (if any) will issue multiple classes of uncertificated, regular interests (the "underlying REMIC Regular Interests") that will be held by another REMIC above it in the tiered structure. The assets of the lowest underlying REMIC in this tiered structure (or the Master REMIC if there are no underlying REMICs) will consist of the Mortgage Loans and any other assets designated in the Pooling and Servicing Agreement. The Master REMIC will issue the offered certificates, which (other than the Class A-R Certificates) will be designated as regular interests (also, the "Regular Certificates") in the Master REMIC. The Class A-R Certificates (also, the "Residual Certificates") will represent the beneficial ownership of the residual interest in any underlying REMIC and the residual interest in the Master REMIC. Aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC (if any) will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC.

         Each class of Regular Certificates will represent beneficial ownership of regular interests issued by the Master REMIC. In addition, each Class 1-A-1, Class 2-A-1, Class M-1, Class M-2 and Class B Regular Certificate (together, the "Benefited Regular Certificates") will represent a beneficial interest in the right to receive payments from the Carryover Reserve Fund to the extent of its respective entitlement to Net Rate Carryover. A holder of a Benefited Regular Certificate must allocate the purchase price for such Certificate between these two components -- the REMIC regular interest component and the Interest Rate Cap Agreement component.

         The term "Interest Rate Cap Agreement" refers to the rights of the Benefited Regular Certificateholders to receive payments from the Carryover Reserve Fund with respect to Net Rate Carryover. The term "Other Regular Certificates" refers to Regular Certificates other than the Benefited Regular Certificates.

         Upon the issuance of the Offered Certificates, Sidley Austin Brown & Wood LLP ("Tax Counsel"), will deliver its opinion concluding, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, that each REMIC created under the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Regular Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that the rights of the holders of the Benefited Regular Certificates to receive payments from the Carryover Reserve

Fund, pursuant to the Interest Rate Cap Agreement, represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations ss.1.860G-2(i).

Taxation of the REMIC Regular Interest Component of the Benefited Regular Certificates and Taxation of the Other Regular Certificates

         Interest on the REMIC regular interest component of a Benefited Regular Certificate and interest on the Other Regular Certificates must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the REMIC regular interest component of the Class B Certificates will be treated as having been issued with OID, and certain other Benefited Regular Certificates and certain Other Regular Certificates may be treated as having been issued with OID. For purposes of determining the amount and rate of accrual of OID and market discount, the trust fund intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% of the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at the foregoing rate or any other rate. See "Yield, Prepayment and Maturity Considerations" and "Material Federal Income Tax Consequences" in the prospectus. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the Accrual Period) result in the accrual of negative amounts of OID on the REMIC regular interest components or certificates issued with OID in an Accrual Period. Holders will be entitled to offset negative accruals of OID only against future OID accruals such REMIC regular interest components or certificates. Although the tax treatment is not entirely certain, each notional amount certificate will be treated as having been issued with OID in an amount equal to the excess of (1) the sum of all expected payments on the certificate determined under the prepayment assumption over (2) the price at which the certificate was issued. Although unclear, a holder of a notional amount certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the certificateholder would be entitled if there were no further prepayments of the mortgage loans.

         If any holders acquire an Other Regular Certificate or REMIC regular interest component of a Benefited Regular Certificate at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences -- REMIC Certificates -- a. Regular Certificates" in the prospectus.

Taxation of the Interest Rate Cap Agreement Component of the Benefited Regular Certificates

         The following discussion assumes that the rights of the Benefited Regular Certificateholders under the Interest Rate Cap Agreement will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. If these rights were treated as representing the beneficial interests in, or the obligations of, an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments of Net Rate Carryover to such certificateholders who are non-U.S. Persons. Prospective investors in the Benefited Regular Certificates should consult their tax advisors regarding their appropriate tax treatment.

         As discussed above, the holder of a Benefited Regular Certificate must allocate the purchase price for the certificate between two components -- the REMIC regular interest component and the Interest Rate Cap Agreement component. The Interest Rate Cap Agreement component should further be viewed as a deemed obligation of the Class C Certificateholder, as applicable, to the extent that any Net Rate Carryover is paid. It is anticipated that for information reporting purposes, the Trustee will assume that, with respect to any Benefited Regular Certificate, the Interest Rate Cap Agreement component will have an insubstantial value relative to the value of the REMIC regular interest component. It is possible, however, that the Interest Rate Cap Agreement component will have more than insubstantial value relative to the value of the REMIC regular interest component. Similarly, the IRS could successfully argue that the Interest Rate Cap Agreement component has more than insubstantial value relative to the value of the REMIC regular interest component. In either case, the REMIC regular interest component could be viewed as having been issued with either (1) OID or an additional amount of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or (2) with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See "Material Federal Income Tax Consequences -- Taxation of Interests" in the Prospectus.

         Any payments received by a holder of a Benefited Regular Certificate from the Carryover Reserve Fund will be treated as periodic payments on an interest rate cap agreement. To the extent the sum of such periodic payments for any year exceeds that year's amortized price of the Interest Rate Cap Agreement component, such excess will be ordinary income. If for any year the amount of that year's amortized price exceeds the sum of the periodic payments, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code.

         The portion of the overall purchase price attributable to the Interest Rate Cap Agreement component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Interest Rate Cap Agreement component of such a certificate.

Treatment of a Regular Certificate on Sale, Exchange or Other Disposition

         Upon the sale, exchange, or other disposition of a Benefited Regular Certificate, the holder must allocate the amount realized between the two components of the Certificate (that is, the REMIC regular interest component and the Interest Rate Cap Agreement component) based on the relative fair market values of those components at the time of sale. The holder of an Other Regular Certificate must allocate the amount realized entirely to the certificate.

         Assuming that the Other Regular Certificates and Benefited Regular Certificates are held as "capital assets" within the meaning of section 1221 of the Code, gain or loss on the disposition of the Other Regular Certificates or REMIC regular interest component of the Benefited Regular Certificates should, subject to the limitation described below, be capital gain or loss. Gain attributable to the Other Regular Certificate or REMIC regular interest component of a Benefited Regular Certificate will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of:

         (1) the amount that would have been includable in the holder's gross income with respect to the certificate or REMIC regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Certificate over

         (2)     the amount actually included in such holder's income.

         Assuming that the Benefited Regular Certificates are held as capital assets, any gain or loss on the disposition of the Interest Rate Cap Agreement component of the Benefited Regular Certificates should be treated as capital gain or loss.

Status of the Regular Certificates

         The REMIC regular interest component of a Benefited Regular Certificate and an Other Regular Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion (or greater) that the assets of the Trust Fund, exclusive of the Corridor Contracts and the applicable Carryover Reserve Fund, would be so treated. In addition, the interest derived from an Other Regular Certificate or the REMIC regular interest component of a Benefited Regular Certificate will be treated as interest derived from an obligation secured by real property or an interest in real property for purposes of section 856(c)(3) of the Code in the same proportion (or greater) that the income of the Trust Fund would be so treated. The Interest Rate Cap Agreement or partnership interest component of a Benefited

Regular Certificate will not, however, qualify as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code. Due to their respective rights under the Interest Rate Cap Agreement component, holders of the Benefited Regular Certificates should consult their tax advisers before resecuritizing those Certificates in a REMIC transaction.

Taxation of Residual Certificates

         The holders of the Residual Certificates must include the taxable income of each REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which, with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases is subject to U.S. federal income tax. The Residual Certificates have no Interest Rate Cap Agreement component and such component is therefore not discussed herein.

         In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

         Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a Residual Certificate sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

         If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of Residual Certificates. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

         Purchasers of a Residual Certificate are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- Taxation of Holders of Residual Interest Securities" in the prospectus. Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest, or a "tax avoidance potential" residual interest or both. Among other things, holders of noneconomic residual interests should be aware of REMIC regulations that may affect their ability to transfer such noneconomic residual interests. See "Material Federal Income Tax Considerations -- Taxation of Holders of Residual Interest Securities," "Material Federal Income Tax Considerations -- Taxation of Holders of Residual Interest Securities -- Residual Certificates -- Mark to Market Rules," and "-- Excess Inclusions" in the prospectus. Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Material Federal Income Tax Consequences -- Taxation of the REMIC -- Prohibited Transactions and Contributions Tax" and "Material Federal Income Tax Considerations -- Taxation of Holders of Residual Interest Securities -- Limitation on Losses" in the prospectus.

         As a result of the 2001 Act, limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Act"), the backup withholding rate has been reduced to 28%. Unless they are amended, these provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning after December 31, 2010. See "Material Federal Income Tax Consequences" in the prospectus. Investors are encouraged to consult their tax advisors with respect to both statutes.

                                   Other Taxes

         The Depositor makes no representations regarding the tax consequences of the purchase, ownership or disposition of the offered certificates under any state, local or foreign tax laws.

         All investors should consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the offered certificates.

                              ERISA Considerations

         Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to
Section 4975 of the Code (a "Plan"), that proposes to cause the Plan to acquire any of the offered certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See "ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

         Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans. It is anticipated that the certificates will constitute "equity interests" for the purpose of the Plan Assets Regulation.

         The U.S. Department of Labor has granted the Underwriter an administrative exemption (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the trust fund. The Exemption extends exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

         For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

         It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the Class A-R Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date of this prospectus supplement, there is no single mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

         The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- from S&P or Fitch, Inc., or Baa3 from Moody's, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of
it). An offered certificate that satisfies the requirements of the Exemption other than the rating requirement may be eligible for purchase by an insurance company general account that includes plan assets in reliance on Sections I and III of Prohibited Transaction Class Exemption 95-60.

         Because the Class A-R Certificates are not being purchased by any underwriter to whom an exemption similar to the Exemption has been granted, the Class A-R Certificates do not currently meet the requirements of the Exemption or any comparable individual administrative exemption granted to any underwriter. Consequently, the Class A-R Certificates may be transferred only if the trustee receives:

         o a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the Trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer; or

         o an opinion of counsel satisfactory to the Trustee that the purchase and holding of the certificate by a Plan, or any person acting on behalf of a Plan or using a Plan's assets, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee to any obligation in addition to those undertaken in the pooling and servicing agreement.

         If the representation is not true, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is initiated without the required opinion of counsel, the attempted transfer or acquisition shall be void.

         Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation and the applicability of the Exemption described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             Method of Distribution

         Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Countrywide Securities Corporation, an affiliate of the depositor, the sellers and the master servicer ("CSC" or the "underwriter"), the depositor has agreed to sell to the underwriter and the underwriter has agreed to purchase from the depositor the offered certificates the "Underwritten Certificates").

         Distribution of the Underwritten Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect such transactions by selling the Underwritten Certificates to or through dealers and such dealers may receive from the underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriter and any dealers that participate with the underwriter in the distribution of the Underwritten Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Underwritten Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         The depositor has been advised by the underwriter that it intends to make a market in the Underwritten Certificates purchased by it, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

         The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, liabilities, customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

         The Class A-R Certificates will not be purchased by the underwriter but will be transferred to Countrywide Home Loans on the closing date as partial consideration for the sale of the Mortgage Loans to the depositor. The Class A-R Certificates may be offered by Countrywide Home Loans (or an affiliate) or the depositor from time to time directly or through underwriters or agents (either of which may include Countrywide Securities Corporation) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class A-R Certificates may be deemed to be "underwriters" within the meaning or the Securities Act and any profit on the sale of the certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

                                  Legal Matters

         The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York. Certain legal matters will be passed on for the underwriter by McKee Nelson LLP.

                                     Experts

         The consolidated balance sheets of MBIA Inc. and subsidiaries and MBIA Insurance Corporation and subsidiaries as of December 31, 2003 and December 31, 2002 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2003, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     Ratings

         It is a condition to the issuance of the offered certificates that they be assigned the respective ratings set forth in the Summary of this prospectus supplement. The ratings of the Class 1-A-5 and Class 1-A-6 Certificates are without regard to the Class 1-A-5 Policy and Class 1-A-6 Policy, respectively.

         The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. Moody's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The rating assigned by Moody's to the Notional Amount Certificates does not address whether investors will recoup their initial investment.

         The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The rating assigned by S&P to the Notional Amount Certificates does not address whether investors will recoup their initial investment.

         The ratings of the rating agencies listed above do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

         The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

         The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies listed above; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies listed above.

               Index to Defined Terms

2/1 Mortgage Loan................................S-18
3/1 Mortgage Loan................................S-18
5/1 Mortgage Loan................................S-18
Accrual Period...................................S-68
Adjusted Net Mortgage Rate.......................S-70
Adjustment Date..................................S-18
Alternative Documentation Program................S-50
Applied Realized Loss Amount.....................S-84
Basic Principal Distribution Amount..............S-73
beneficial owner.................................S-63
Book-Entry Certificates..........................S-62
BSFP.............................................S-79
capital assets..................................S-106
Carryover Reserve Fund...........................S-84
Certificate Account..............................S-66
Certificate Owners...............................S-62
CI...............................................S-64
Class 1-A-5 Policy...............................S-84
Class 1-A-6 Policy...............................S-84
Class 2-A-1 Principal Distribution Amount........S-74
Class 2-A-1 Principal Distribution Target
  Amount.........................................S-74
Class B Certificates.............................S-60
Class B Principal Distribution Amount............S-75
Class Certificate Balance........................S-61
Class M Certificates.............................S-60
Class M-1 Principal Distribution Amount..........S-75
Class M-2 Principal Distribution Amount..........S-75
Clearstream, Luxembourg..........................S-64
CLUES Plus Documentation Program.................S-50
Code............................................S-104
Compensating Interest............................S-59
Cooperative......................................S-65
Corridor Contract Agreement......................S-79
Corridor Contract Counterparty...................S-79
Corridor Contract Notional Balance...............S-79
Corridor Contract Termination Date...............S-83
Countrywide Financial............................S-56
Countrywide Home Loans...........................S-56
Countrywide Servicing............................S-56
CPR..............................................S-93
CSC.............................................S-109
Cumulative Loss Trigger Event....................S-77
Current Interest.................................S-69
Cut-off Date Pool Principal Balance..............S-17
DBC..............................................S-64
debt-to-income...................................S-49
Definitive Certificate...........................S-63
deleted mortgage loan............................S-47
Delinquency Trigger Event........................S-77
Determination Date...............................S-59
Distribution Account.............................S-66
Distribution Date................................S-67
DTC.........................................S-62, I-1
e-MITS...........................................S-54
ERISA...........................................S-108
Euroclear........................................S-62
Euroclear Operator...............................S-65
Euroclear Participants...........................S-65
European Depositaries............................S-62
Excess Cashflow..................................S-78
excess interest..................................S-11
Exemption.......................................S-108
Expanded Underwriting Guidelines.................S-50
Expense Fee Rate.................................S-58
Extra Principal Distribution Amount..............S-76
FICO Credit Scores...............................S-48
Financial Intermediary...........................S-63
Fixed Rate Certificates..........................S-60
Full Documentation Program.......................S-49
GAAP.............................................S-88
Global Securities.................................I-1
Gross Margin.....................................S-18
Group 1 Mortgage Loans...........................S-17
Group 1 Principal Distribution Amount............S-74
Group 1 Principal Distribution Target Amount.....S-74
group 1 senior certificates......................S-60
Group 2 Mortgage Loans...........................S-17
group 2 senior certificates......................S-60
Guarantee Policy.................................S-84
Indirect Participants............................S-63
Initial Periodic Rate Cap........................S-18
Interest Carry Forward Amount....................S-69
Interest Determination Date......................S-83
Interest Funds...................................S-69
Interest Only Loans..............................S-18
Interest Rate Cap Agreement.....................S-104
Interest Remittance Amount.......................S-67
Last Scheduled Distribution Date................S-104
LIBOR Business Day...............................S-83
LIBOR Ceiling Rate...............................S-79
LIBOR Certificates...............................S-60
LIBOR Strike Rate................................S-79
Loan-to-Value Ratio..............................S-19
Master REMIC....................................S-104
Master Servicing Fee.............................S-58
Maximum Mortgage Rate............................S-18
MBIA Default.....................................S-89
Minimum Mortgage Rate............................S-18
Moody's...........................................S-4
Mortgage Index...................................S-18
Mortgage Loans...................................S-17
Mortgage Rate....................................S-18
Net Rate Cap.....................................S-70
Net Rate Carryover...............................S-71
New CI...........................................S-64

No Income/No Asset Documentation Program.........S-50
Notional Amount Certificates.....................S-61
OC Release Amount................................S-76
offered certificates.............................S-60
OID.............................................S-105
One-Month LIBOR..................................S-83
One-Year CMT.....................................S-18
Optional Termination Date........................S-93
overcollateralization............................S-11
Overcollateralization Deficiency Amount..........S-76
Overcollateralization Target Amount..............S-76
Overcollateralized Amount........................S-76
Participants.....................................S-63
Pass-Through Margin..............................S-69
Pass-Through Rate................................S-69
Plan............................................S-108
Pool Principal Balance...........................S-73
Preferred Processing Program.....................S-49
Prepayment Assumption............................S-93
Prepayment Interest Excess.......................S-68
Prepayment Period................................S-73
Principal Distribution Amount....................S-73
Principal Remittance Amount......................S-67
Priority Amount..................................S-73
Priority Percentage..............................S-73
private certificates.............................S-60
real estate assets..............................S-106
Realized Loss....................................S-77
Reduced Documentation Program....................S-50
Reference Bank Rate..............................S-83
Reference Banks..................................S-83
Regular Certificates............................S-104
Relevant Depositary..............................S-62
Relief Act.......................................S-15
replacement mortgage loan........................S-47
Residual Certificates...........................S-104
Rolling Sixty-Day Delinquency Rate...............S-77
Rules............................................S-63
S&P...............................................S-4
SAP..............................................S-88
senior certificates..............................S-60
Senior Credit Enhancement Percentage.............S-76
Senior Principal Distribution Amount.............S-75
Senior Principal Distribution Target Amount......S-74
Shift Percentage.................................S-74
Six-Month LIBOR..................................S-18
Sixty-Day Delinquency Rate.......................S-77
Standard Underwriting Guidelines.................S-50
Stated Income/Stated Asset Documentation Program.S-50
Stated Principal Balance.........................S-73
Stepdown Date....................................S-76
Streamlined Documentation Program................S-50
subordinated certificates........................S-60
Subsequent Periodic Rate Cap.....................S-18
Subsequent Recoveries............................S-78
Substitution Adjustment Amount...................S-47
Tax Counsel.....................................S-104
Terms and Conditions.............................S-65
Trigger Event....................................S-77
Twelve-Month LIBOR...............................S-18
U.S. Person.......................................I-4
underlying REMIC................................S-104
underlying REMIC Regular Interests..............S-104
underwriter.....................................S-109
Underwritten Certificates.......................S-109
Unpaid Realized Loss Amount......................S-77

                                     Annex I

          Global Clearance, Settlement And Tax Documentation Procedures

         Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold Such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and either twelve 30-day months or the actual number of days in the related accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of a 360-day year and either twelve 30-day months or the actual number of days in the related accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                 1. borrowing through Clearstream or Euroclear accounts) for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing System's Customary procedures;

                 2. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

                 3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding Securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax (which will be reduced through 2006) that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between Such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification),

         U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a Court within the United States is able to exercise primary Supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This Summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                   CWALT, INC.
                                    Depositor

                       Mortgage Pass-Through Certificates
                              (Issuable in Series)

--------------------------------------------------------------------------------
 Please carefully consider our discussion of some of the risks of investing in the certificates under "Risk Factors" beginning on page 5.
--------------------------------------------------------------------------------

The Trusts

Each trust will be established to hold assets in its trust fund transferred to it by CWALT, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

o first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan,

o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac, or

o private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan.

The Certificates

CWALT, Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Offers of Certificates

The certificates may be offered through several different methods, including offerings through underwriters.

                           --------------------------


The SEC and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


January 26, 2004

                                Table of Contents

                                                                           Page
                                                                           ----

Important Notice About Information in this
     Prospectus and Each Accompanying
     Prospectus Supplement....................................................4
Risk Factors..................................................................5
     Limited Source Of Payments -- No
     Recourse To Sellers, Depositor Or Servicer...............................5
     Credit Enhancement May Not Be Sufficient To
     Protect You From Losses..................................................6
     Losses On Balloon Payment Mortgages Are Borne By You.....................6
     Nature Of Mortgages......................................................6
     You Could Be Adversely Affected By
     Violations Of Environmental Laws.........................................8
     Ratings Of The Certificates Do Not
     Assure Their Payment.....................................................9
     Book-Entry Registration..................................................9
     Bankruptcy Or Insolvency May Affect
     The Timing And Amount Of
     Distributions On The Certificates.......................................10
The Trust Fund ..........................................................    12
     The Mortgage Loans -- General ......................................    13
     Agency Securities ..................................................    15
     Private Mortgage-Backed Securities .................................    20
     Pre-Funding ........................................................    21
     Substitution of Mortgage Assets ....................................    22
     Available Information ..............................................    22
     Incorporation of Certain Documents by Reference ....................    22
Use of Proceeds .........................................................    22
The Depositor ...........................................................    23
Mortgage Loan Program ...................................................    23
     Underwriting Process ...............................................    23
     Qualifications of Sellers ..........................................    24
     Representations by Sellers; Repurchases ............................    24
Description of the Certificates .........................................    25
     General ............................................................    26
     Distributions on Certificates ......................................    28
     Advances ...........................................................    29
     Reports to Certificateholders ......................................    30
     Categories of Classes of Certificates ..............................    31
     Indices Applicable to Floating Rate and Inverse Floating Rate Classe    33
     Book-Entry Certificates ............................................    36
Credit Enhancement ......................................................    38
     General ............................................................    38
     Subordination ......................................................    38
     Mortgage Pool Insurance Policies ...................................    38
     Special Hazard Insurance Policies ..................................    40
     Bankruptcy Bonds ...................................................    40
     Reserve Fund .......................................................    41
     Cross Support ......................................................    41


                                                                           Page
                                                                           ----

     Insurance Policies, Surety Bonds and Guaranties ....................    41
     Over-Collateralization .............................................    42
     Financial Instruments ..............................................    42
Yield and Prepayment Considerations .....................................    42
The Pooling and Servicing Agreement .....................................    43
     Assignment of Mortgage Assets ......................................    43
     Payments on Mortgage Assets; Deposits to Certificate Account .......    45
     Collection Procedures ..............................................    47
     Hazard Insurance ...................................................    48
     Realization Upon Defaulted Mortgage Loans ..........................    49
     Servicing and Other Compensation and Payment of Expenses ...........    52
     Evidence as to Compliance ..........................................    53
     List of Certificateholders53
     Certain Matters Regarding the Master Servicer and the Depositor ....    53
     Events of Default ..................................................    54
     Rights Upon Event of Default .......................................    55
     Amendment ..........................................................    55
     Termination; Optional Termination ..................................    56
     The Trustee ........................................................    57
Certain Legal Aspects of the Mortgage Loans .............................    57
     General ............................................................    57
     Foreclosure and Repossession .......................................    58
     Rights of Redemption ...............................................    60
     Anti-Deficiency Legislation and Other Limitations on Lenders .......    60
     Environmental Risks ................................................    61
     Due-on-Sale Clauses ................................................    62
     Prepayment Charges .................................................    62
     Applicability of Usury Laws ........................................    62
     Servicemembers Civil Relief Act ....................................    62
     Consumer Protection Laws ...........................................    63
Material Federal Income Tax Consequences ................................    63
     General ............................................................    64
     Non-REMIC Certificates .............................................    64
     REMIC Certificates .................................................    71
     Prohibited Transactions and Other Taxes ............................     3
     Liquidation and Termination ........................................    83
     Administrative Matters .............................................    83
     Tax-Exempt Investors ...............................................    84
     Non-U.S. Persons ...................................................    84
     Tax-Related Restrictions on Transfers of Residual Certificates .....    84
Other Tax Considerations ................................................    87
ERISA Considerations ....................................................    87
Legal Investment ........................................................    90

Method of Distribution ..................................................    91
Legal Matters ...........................................................    92
Financial Information ...................................................    92
Rating ..................................................................    92
Index to Defined Terms ..................................................    93

              Important Notice About Information in this Prospectus
                   and Each Accompanying Prospectus Supplement

     Information about each series of certificates is contained in two separate documents:

o this prospectus, which provides general information, some of which may not apply to a particular series; and

o the accompanying prospectus supplement for a particular series, which describes the specific terms of the certificates of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

     You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                          ----------------------------

     If you require additional information, the mailing address of our principal executive offices is CWALT, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund - Incorporation of Certain Documents by Reference" beginning on page 22.

                                  Risk Factors

You should carefully consider the following information since it identifies significant risks associated with an investment in the certificates.

Limited Source Of Payments -- No                  The applicable prospectus supplement may provide that certificates will
Recourse To Sellers, Depositor Or                 be payable from other trust funds in addition to their associated trust
Servicer                                          fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a certificateholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else.
                                                  Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

                                                  You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the certificates. Nor will you have recourse against the assets of the trust fund of any other series of certificates.

                                                  The certificates will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets.

                                                  CWALT, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                                              o        funds obtained from enforcing a corresponding
                                                                       obligation of a seller or originator of the
                                                                       loan, or

                                                              o        funds from a reserve fund or similar credit
                                                                       enhancement established to pay for loan
                                                                       repurchases.

                                                  The only obligations of the master servicer to a trust fund consist of its obligations to service the related mortgage loans in accordance with the terms of the related pooling and servicing agreement.

                                                  The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase some of the loans. However, the seller may not have the financial ability to make the required repurchase.

Credit Enhancement May Not                        Credit enhancement is intended to reduce the effect of
Be Sufficient To Protect You From                 loan losses.  But credit enhancements may benefit only
Losses                                            some classes of a series of certificates and the amount
                                                  of any credit enhancement will be limited as described in the applicable prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the certificates covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, the trustee may be permitted to reduce, substitute for, or even eliminate all or a portion of a credit enhancement so long as the rating agencies that have rated the certificates at the request of the depositor indicate that that would not cause them to change adversely their rating of the certificates. Consequently, certificateholders may suffer losses even though a credit enhancement exists and its provider does not default.

Losses On Balloon Payment                         Some of the underlying loans may not be fully amortizing over their
Mortgages Are Borne By You                        terms to maturity and, thus, will require substantial principal payments
                                                  (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on such factors as mortgage rates at the time of sale or refinancing, the borrower's equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

     Your Risk Of Loss May Be                     The trust fund may include loans that were originated with loan-to-value
     Higher Than You Expect If your               ratios in excess of the value of the related mortgaged property. Under
     Certificates Are Backed By                   these circumstances, the trust fund could be treated as a general
     Partially Unsecured Loans                    unsecured creditor as to the unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

Nature Of Mortgages                               The value of the properties underlying the loans held in the trust fund
     Declines in Property Values May              may decline over time. Among the factors that could adversely affect the
     Adversely Affect You                         value of the properties are:

                                                              o        an overall decline in the residential real
                                                                       estate market in the areas in which they are
                                                                       located,

                                                              o        a decline in their general condition from the
                                                                       failure of borrowers to maintain their property
                                                                       adequately, and

                                                              o        natural disasters that are not covered by
                                                                       insurance, such as earthquakes and floods.

                                                  If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general.
                                                  These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of certificates.

     Delays in Liquidation May                   Even if the properties underlying the loans held in the
     Adversely Affect You                        trust fund provide adequate security for the loans,
                                                 substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete.
                                                 Furthermore, in some states if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. Thus, if a borrower defaults, these restrictions may impede the trust's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

     Disproportionate Effect of                  Liquidation expenses of defaulted loans generally do not
     Liquidation Expenses May                    vary directly with the outstanding principal balance of
     Adversely Affect You                        the loan at the time of default.  Therefore, if a
                                                 servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

     Consumer Protection Laws May                 Federal, state and local laws extensively regulate various aspects of
     Adversely Affect You                         brokering, originating, servicing and collecting mortgage loans. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect mortgage loans.

                                                  Additional requirements may be imposed under federal, state or local laws on so-called "high cost" mortgage loans, which typically are defined as loans that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or mortgage originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the mortgage loans, such as the trust.

                                                  The federal laws that may apply to loans held in the trust include the following:


                                                              o        the Truth in Lending Act and its regulations, which
                                                                       (among other things) require disclosures to
                                                                       borrowers regarding the terms of mortgage loans and
                                                                       provide property owners in non-purchase money
                                                                       transactions with a right of rescission that
                                                                       generally extends for three days after proper
                                                                       disclosures are given (but in no event more than
                                                                       three years);

                                                              o        the Home Ownership and Equity Protection Act and
                                                                       its regulations, which (among other things) impose
                                                                       additional disclosure requirements and limitations
                                                                       on loan terms with respect to nonpurchase money
                                                                       mortgage loans with interest rates or origination
                                                                       costs in excess of prescribed levels;

                                                              o        the Real Estate Settlement Procedures Act and its
                                                                       regulations, which (among other things) prohibit
                                                                       the payment of referral fees for real estate
                                                                       settlement services and regulate escrow accounts
                                                                       for taxes and insurance and billing inquiries made
                                                                       by borrowers;

                                                              o        the Equal Credit Opportunity Act and its
                                                                       regulations, which (among other things) generally
                                                                       prohibit discrimination in any aspect of a credit
                                                                       transaction on certain enumerated basis, such as
                                                                       age, race, color, sex, religion, marital status,
                                                                       national origin or receipt of public assistance;
                                                                       and

                                                              o        the Fair Credit Reporting Act, which (among other
                                                                       things) regulates the use of consumer reports
                                                                       obtained from consumer reporting agencies and the
                                                                       reporting of payment histories to consumer
                                                                       reporting agencies.

                                                  The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a mortgage loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

                                                  Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in the secondary mortgage market, including assignees that hold the mortgage loan, such as the trust. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by the holders of one or more classes of certificates.

You Could Be Adversely Affected                   Federal, state, and local laws and regulations impose a wide range of
By Violations Of Environmental                    requirements on activities that may affect the environment, health, and
Laws                                              safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

                                                  In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings Of The Certificates Do Not                Any class of certificates issued under this prospectus and the
Assure Their Payment                              accompanying prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of certificates will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the certificates will be redeemed early. A rating is not a recommendation to purchase, hold, or sell certificates because it does not address the market price of the certificates or the suitability of the certificates for any particular investor.

                                                  A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future.
                                                  For example, the rating agency could lower or withdraw its rating due to:

                                                              o        a decrease in the adequacy of the value of the
                                                                       trust assets or any related credit enhancement,

                                                              o        an adverse change in the financial or other
                                                                       condition of a credit enhancement provider, or

                                                              o        a change in the rating of the credit
                                                                       enhancement provider's long-term debt.


                                                  The amount, type, and nature of credit enhancement established for a class of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates.
                                                  These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of certificates.

Book-Entry Registration                           Certificates issued in book-entry form may have only
     Limit on Liquidity                           limited liquidity in the resale market, since investors
                                                  may be unwilling to purchase certificates for which they
                                                  cannot obtain physical instruments.

     Limit on Ability to Transfer or              Transactions in book-entry certificates can be effected
     Pledge                                       only through The Depository Trust Company, its
                                                  participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge certificates issued in book-entry form may be limited.

     Delays in Distributions                      You may experience some delay in the receipt of
                                                  distributions on book-entry certificates since the
                                                  distributions will be forwarded by the trustee to The
                                                  Depository Trust Company for it to credit the accounts
                                                  of its participants.  In turn, these participants will
                                                  then credit the distributions to your account either
                                                  directly or indirectly through indirect participants.

Bankruptcy Or Insolvency May                      The seller and the depositor will treat the transfer of
Affect The Timing And Amount Of                   the loans held in the trust fund by the seller to the
Distributions On The Certificates                 depositor as a sale for accounting purposes.  The
                                                  depositor and the trust fund will treat the transfer of the loans from the depositor to the trust fund as a sale for accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans.
                                                  Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans.
                                                  Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates.

                                                  If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. The period during which cash collections may be commingled with the master servicer's own funds before each distribution date for certificates will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds, the trust fund may not have a perfected interest in those collections.
                                                  In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the certificates.


                                                  Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

                                                  Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the certificates. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index to Defined Terms" on page 93.

                                 The Trust Fund*

     This prospectus relates to Mortgage Pass-Through Certificates, which may be sold from time to time in one or more series by the depositor, CWALT, Inc., on terms determined at the time of sale and described in this prospectus and the related prospectus supplement. Each series will be issued under a separate pooling and servicing agreement to be entered into with respect to each series. The certificates of a series will evidence beneficial ownership of a trust fund. The trust fund for a series of certificates will include certain mortgage related assets (the "Mortgage Assets") consisting of

     o a pool of first lien mortgage loans (or participation interests in them) secured by one- to four-family residential properties,

     o mortgage pass-through securities (the "Agency Securities") issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or

     o other mortgage pass-through certificates or collateralized mortgage obligations (the "Private Mortgage-Backed Securities") evidencing an interest in, or secured by, mortgage loans of the type that would otherwise be eligible to be mortgage loans.

The Mortgage Assets will be acquired by the depositor, either directly or indirectly, from one or more institutions, which may be affiliates of the depositor, and conveyed by the depositor to the related trust fund. The trustee for each series of certificates will be specified in the related prospectus supplement. See "The Pooling and Servicing Agreement" for a description of the trustee's rights and obligations. The entity or entities named as master servicer in the related prospectus supplement, which may be an affiliate of the depositor. See "The Pooling and Servicing Agreement - Certain Matters Regarding the Master Servicer and the Depositor." The mortgage loans will be secured by first mortgage liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, the Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. The mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA as specified in the related prospectus supplement. All or a portion of the mortgage loans in a mortgage pool may be insured by FHA insurance and may be partially guaranteed by the VA.

     The certificates will be entitled to payment from the assets of the related trust fund or other assets pledged for the benefit of the holders of the certificates as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor. The applicable prospectus supplement may specify the Mortgage Assets that a trust fund will consist of, but if it does not, the Mortgage Assets of any trust fund will consist of mortgage loans, Agency Securities or Private Mortgage-Backed Securities but not a combination of them. Mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan Program - Underwriting Standards" or as otherwise described in a related prospectus supplement.

     The following is a brief description of the Mortgage Assets expected to be included in the trust funds. If specific information about the Mortgage Assets is not known at the time the related series of certificates initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the certificates. A maximum of 5% of the Mortgage Assets as they will be constituted at the time that the applicable detailed description of Mortgage Assets is filed will deviate in any material respect from the Mortgage Asset pool characteristics described in the related prospectus supplement, other



----------------
* Whenever the terms mortgage pool and certificates are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific mortgage pool and the certificates representing certain undivided interests in a single trust fund consisting primarily of the Mortgage Assets in the mortgage pool. Similarly, the term pass-through rate will refer to the pass-through rate borne by the certificate of one specific series and the term trust fund will refer to one specific trust fund.

than the aggregate number or amount of mortgage loans. A schedule of the Mortgage Assets relating to the series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates.

         The Mortgage Loans -- General

     The real property that secures repayment of the mortgage loans is referred to collectively as mortgaged properties. The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage loans with certain Loan-to-Value Ratios or certain principal balances or both may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of coverage will be described in the applicable prospectus supplement.

     The applicable prospectus supplement may specify the day on which monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

     o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.

     o Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate specified in its mortgage note or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

     o Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o The mortgage loans generally may be prepaid at any time without the payment of any prepayment fee. If so specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain periods, which are called lockout periods. Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

     A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the mortgage loans during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable mortgage loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the mortgage loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable mortgage loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased.

     Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including

     o the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

     o the type of property securing the mortgage loans (e.g., separate residential properties, individual units in condominium apartment buildings or in buildings owned by cooperatives, vacation and second homes),

     o    the original terms to maturity of the mortgage loans,

     o the largest principal balance and the smallest principal balance of any of the mortgage loans,

     o the earliest origination date and latest maturity date of any of the mortgage loans,

     o the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%,

     o    the maximum and minimum per annum mortgage rates and

     o    the geographical distribution of the mortgage loans.

     If specific information respecting the mortgage loans is not known to the depositor at the time the related certificates are initially offered, more general information of the nature described above will be provided in the detailed description of Mortgage Assets.

     The "Loan-to-Value Ratio" of a mortgage loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The applicable prospectus supplement may specify how the collateral value of a mortgaged property will be calculated, but if it does not, the collateral value of a mortgaged property is the lesser of the sales price for the property and the appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

     No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the certificates of the related series.

     The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the certificateholders of the related series. The master servicer named in the related prospectus supplement will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement, and will receive a fee for its services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

     The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the sellers and to assign to the trustee for the series of certificates the depositor's rights with respect to the representations and warranties. See "The Pooling and Servicing Agreement - Assignment of Mortgage Assets." The obligations of the master servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described under "Mortgage Loan Program - Representations by Sellers; Repurchases") and its obligation to make cash advances upon delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Certificates - Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement. The master servicer may also be a seller in which case a breach of its obligations in one capacity will not constitute a breach of its obligations in the other capacity.

     The mortgage loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. These loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. The mortgaged properties relating to mortgage loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. The mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may specify that the term of the leasehold may be less than five years beyond the scheduled maturity of the mortgage loan, but if it does not, the term of the leasehold will exceed the scheduled maturity of the mortgage loan by at least five years.

Agency Securities

     Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

     Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

     Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

     The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

     If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

     Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

     Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

     The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

     Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

     Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

     Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

     Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

     The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

     Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Private Mortgage-Backed Securities

     Private Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

     The issuer of the Private Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Private Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Private Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Private Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Private Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Private Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

     The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or multifamily property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

     The prospectus supplement for a series for which the trust fund includes Private Mortgage-Backed Securities will specify

     o the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the trust fund;

     o certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including

          o    the payment features of the mortgage loans,

          o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

          o the servicing fee or range of servicing fees with respect to the mortgage loans and

          o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

     o the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities;

     o the weighted average term-to stated maturity of the Private Mortgage-Backed Securities;

     o the pass-through or certificate rate of the Private Mortgage-Backed Securities;

     o the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities;

     o the issuer of Private Mortgage-Backed Securities, the private servicer (if other than the issuer of Private Mortgage-Backed Securities) and the private trustee for the Private Mortgage-Backed Securities;

     o certain characteristics of credit support, if any, the as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

     o the terms on which the underlying mortgage loans for the Private Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

     o the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

     Private Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Private Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933 or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933.

Pre-Funding

     If stated in the related prospectus supplement, a portion of the issuance proceeds of the certificates of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional mortgage assets from time to time during the time period specified in the related prospectus supplement. Prior to the investment of amounts on deposit in the related pre-funding account in additional mortgage assets, those amounts may be invested in one or more permitted investments, or other investments that may be specified in the related prospectus supplement. Additional mortgage assets that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria more fully set forth in the related prospectus supplement. The eligibility criteria for additional mortgage assets will be consistent with the eligibility criteria of the mortgage assets included in the related trust fund as of the related closing date, subject to the exceptions that are stated in the related prospectus supplement. Although the specific parameters of a pre-funding account with respect to any issuance of certificates will be specified in the related prospectus supplement, it is anticipated that:

     o the period during which additional mortgage assets may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date; and

     o the additional mortgage assets to be acquired by the related trust fund will be subject to the same representations and warranties as the mortgage assets included in the related trust fund on the related closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

Substitution of Mortgage Assets

     Substitution of Mortgage Assets will be permitted upon breaches of representations and warranties with respect to any original Mortgage Asset or if the documentation with respect to any Mortgage Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the trust fund.

Available Information

     The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

     This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates offered by this prospectus and the prospectus supplement nor an offer of the certificates to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference

     All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                                 Use of Proceeds

     The net proceeds to be received from the sale of the certificates will be applied by the depositor to the purchase of Mortgage Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell certificates in series from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

     The depositor will not receive any proceeds from the sale of any of the certificates in any market making transaction by Countrywide Securities Corporation, an affiliate of the depositor.

                                  The Depositor

     CWALT, Inc., a Delaware corporation, was organized on May 22, 2003 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests in them or bonds secured by them. The depositor is a subsidiary of Countrywide Financial Corporation, a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

     Neither the depositor nor any of the depositor's affiliates will ensure or guarantee distributions on the certificates of any series.

                              Mortgage Loan Program

     The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from one or more mortgage loan sellers. The applicable prospectus supplement will specify the underwriting criteria pursuant to which the mortgage loans were originated or will indicate that the mortgage loans were originated pursuant to the underwriting criteria specified under "Underwriting Process."

Underwriting Process

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower's employer. The verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the mortgaged property as collateral, an appraisal may be made of each property considered for financing. In instances where an appraisal is required, the appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

     In the case of a mortgage loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least as long as the remaining term on the loan agreement or promissory note for the mortgage loan.

     Certain of the types of mortgage loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

     Each seller must be an institution experienced in originating and servicing mortgage loans of the type contained in the related mortgage pool and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those mortgage loans.

Representations by Sellers; Repurchases

     Each seller will have made representations and warranties in respect of the mortgage loans sold by it and evidenced by a series of certificates. The applicable prospectus supplement may specify the different representations and warranties, but if it does not, the representations and warranties will generally include, among other things:

     o that title insurance (or in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy and primary mortgage insurance policy were effective at the origination of each mortgage loan other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor;

     o that the seller had good title to each mortgage loan and the mortgage loan was subject to no valid offsets, defenses, counterclaims;

     o that each mortgage loan constituted a valid first lien on, or a first perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the pooling and servicing agreement);

     o that there were no delinquent tax or assessment liens against the mortgaged property; and

     o that each mortgage loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

     In addition, if any required payment on a mortgage loan was more than 31 days delinquent at any time during the twelve months before the cut-off date, the related prospectus supplement shall so indicate.

     As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     As indicated in the related pooling and servicing agreement, the representations and warranties of a seller in respect of a mortgage loan will be made as of the date of initial issuance of the series of certificates, the related cut-off date, the date on which the seller sold the mortgage loan to the depositor or one of its affiliates, or the date of origination of the related mortgage loan, as the case may be. If representations and warranties are made as of a date other than the closing date or cut-off date, a substantial period of time may have elapsed between the other date and the date of initial issuance of the series of certificates evidencing an interest in the mortgage loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by the seller or following the origination of the mortgage loan, as the case may be, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a mortgage loan occurs after the date of sale of the mortgage loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related mortgaged property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the mortgage loan as of the date of initial issuance of the related series of certificates. If the master servicer is also a seller of mortgage loans with respect to a particular series, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as the master servicer.

     The trustee, if the master servicer is the seller, or the master servicer will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders in the mortgage loan. The applicable prospectus supplement may specify that the seller has a different repurchase obligation, but if it does not, then if the seller cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller will be obligated to repurchase the mortgage loan from the trust fund at a price equal to 100% of the outstanding principal balance of the mortgage as of the date of the repurchase plus accrued interest on it to the first day of the month in which the purchase price is to be distributed at the mortgage rate, less any unreimbursed advances or amount payable as related servicing compensation if the seller is the master servicer with respect to the mortgage loan. If an election is made to treat a trust fund or designated portions of it as one or more "real estate mortgage investment conduits" (or "REMICs") as defined in the Internal Revenue Code of 1986, as amended (the "Code"), the master servicer or a holder of the related residual certificates will be obligated to pay any prohibited transaction tax that may arise in connection with the repurchase. The applicable prospectus supplement may contain different reimbursement options, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Certificates - General" and in the related prospectus supplement. Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller.

     Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase obligation as described under "The Pooling and Servicing Agreement - Assignment of Mortgage Assets."

                         Description of the Certificates

     The prospectus supplement relating to the certificates of each series to be offered under this prospectus will, among other things, set forth for the certificates, as appropriate:

     o a description of the class or classes of certificates and the rate at which interest will be passed through to holders of each class of certificates entitled to interest or the method of determining the amount of interest, if any, to be passed through to each class;

     o the initial aggregate certificate balance of each class of certificates included in the series, the dates on which distributions on the certificates will be made and, if applicable, the initial and final scheduled distribution dates for each class;

     o information as to the assets comprising the trust fund, including the general characteristics of the Mortgage Assets included in the trust fund and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the trust fund, and the amount and source of any reserve fund;

     o the circumstances, if any, under which the trust fund may be subject to early termination;

     o the method used to calculate the amount of principal to be distributed with respect to each class of certificates;

     o the order of application of distributions to each of the classes within the series, whether sequential, pro rata, or otherwise;

     o    the distribution dates with respect to the series;

     o additional information with respect to the plan of distribution of the certificates;

     o whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

     o the aggregate original percentage ownership interest in the trust fund to be evidenced by each class of certificates;

     o information as to the nature and extent of subordination with respect to any class of certificates that is subordinate in right of payment to any other class; and

     o    information as to the seller, the master servicer and the trustee.

     Each series of certificates will be issued pursuant to a pooling and servicing agreement, dated as of the related cut-off date, among the depositor, the master servicer and the trustee for the benefit of the holders of the certificates of the series. The provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement is an exhibit to the Registration Statement of which this prospectus is a part.

     The prospectus supplement for a series of certificates will describe any provision of the pooling and servicing agreement relating to the series that materially differs from its description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the applicable prospectus supplement. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a certificate of the series addressed to CWALT, Inc., 4500 Park Granada, Calabasas, California 91302,
Attention: Secretary. The following summaries describe material provisions that may appear in each pooling and servicing agreement.

General

     The certificates of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement, will evidence specified beneficial ownership interests in the related trust fund created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees by a governmental entity or other person, but if it does not, the Mortgage Assets will not be insured or guaranteed by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related pooling and servicing agreement,

     o the Mortgage Assets that from time to time are subject to the related pooling and servicing agreement (exclusive of any amount specified in the related prospectus supplement as a retained interest);

     o the assets required to be deposited in the related Certificate Account or Distribution Account from time to time;

     o property that secured a mortgage loan and that is acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure; and

     o any primary mortgage insurance policies, FHA insurance and VA guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related pooling and servicing agreement.

     If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

     Each series of certificates will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Mortgage Assets in the related trust fund. These specified percentages may be 0%. A series of certificates may include one or more classes that are senior in right to payment to one or more other classes of certificates of the series. Certain series or classes of certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of certificates may be made before one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related trust fund, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

     Distributions of either or both of principal and interest on the related certificates will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at other intervals and on the dates specified in the prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the certificates are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to them at the address appearing in the certificates register maintained for holders of certificates or, if specified in the related prospectus supplement, in the case of certificates that are of a certain minimum denomination, upon written request by the certificateholder, by wire transfer or by another means described in the prospectus supplement; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee or other person specified in the notice to certificateholders of the final distribution.

     The certificates will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of certificates of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

     As to each series, an election may be made to treat the related trust fund or designated portions of it as one or more real estate mortgage investment conduits or "REMICs" as defined in the Code. The related prospectus supplement will specify whether one or more REMIC elections are to be made. Alternatively, the pooling and servicing agreement for a series may provide that one or more REMIC elections may be made at the discretion of the depositor or the master servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to certificateholders not described in this prospectus, will be set forth in the related prospectus supplement. If one or more REMIC elections are made with respect to a series, one of the classes will be designated as evidencing the sole class of residual interests in the related REMIC (or in each related REMIC in the case of two or more REMICs). All other classes of certificates in the series will constitute regular interests in the related REMIC or REMICs, as applicable, as defined in the Code. As to each series with respect to which one or more REMIC elections are to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The applicable prospectus supplement may restrict the master servicer's reimbursement rights, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the trust fund or from any holder of the related residual certificate.

Distributions on Certificates

     General. In general, the method of determining the amount of distributions on a particular series of certificates will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement" and in the related prospectus supplement. Various methods that may be used to determine the amount of distributions on the certificates of a particular series. The prospectus supplement for each series of certificates will describe the method to be used in determining the amount of distributions on the certificates of its series.

     Distributions allocable to principal of and interest on the certificates will be made by the trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any reserve fund or prefunding account. As between certificates of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The applicable prospectus supplement may provide for payment distinctions within classes, but if it does not, distributions to any class of certificates will be made pro rata to all certificateholders of that class.

     Available Funds. All distributions on the certificates of each series on each distribution date will be made from the Available Funds, in accordance with the terms described in the related prospectus supplement and specified in the pooling and servicing agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Certificate Account on the distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Certificate Account for distribution on future distribution dates.

     Distributions of Interest. Interest will accrue on the aggregate original balance of the certificates (or, in the case of certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of certificates (the initial "Class Certificate Balance") entitled to interest at the pass-through rate (which may be a fixed rate or a rate that is adjustable as specified in the prospectus supplement) from the date and for the periods specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of certificates entitled to interest (other than a class of certificates that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the Class Certificate Balance of the class has been distributed in full or, in the case of certificates entitled only to distributions allocable to interest, until the aggregate notional amount of the certificates is reduced to zero or for the period of time designated in the related prospectus supplement. The original certificate balance of each certificate will equal the aggregate distributions allocable to principal to which the certificate is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the certificate. The notional amount of a certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of accrual certificates, any interest that has accrued but is not paid on a given distribution date will be added to the Class Certificate Balance of the class of certificates on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual certificates will commence only after the occurrence of the events specified in the prospectus supplement and, before that time, the beneficial ownership interest of the class of accrual certificates in the trust fund, as reflected in the Class Certificate Balance of the class of accrual certificates, will increase on each distribution date by the amount of interest that accrued on the class of accrual certificates during the preceding interest accrual period but that was not required to be distributed to the class on the distribution date. The class of accrual certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.

     Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal. The Class Certificate Balance of any class of certificates entitled to distributions of principal will be the original Class Certificate Balance of the class of certificates specified in the prospectus supplement, reduced by all distributions reported to the holders of the certificates as allocable to principal and in the case of accrual certificates, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual certificates and in the case of adjustable rate certificates, unless otherwise specified in the related prospectus supplement, subject to the effect of negative amortization. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal.

     A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. If so provided in the related prospectus supplement, one or more classes of senior certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to senior certificates will have the effect of accelerating the amortization of the senior certificates while increasing the interests evidenced by the subordinated certificates in the trust fund. Increasing the interests of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. See "Credit Enhancement
- Subordination" and "Credit Enhancement - Subordination of the Subordinated Certificates" in the related prospectus supplement.

     Unscheduled Distributions. If specified in the related prospectus supplement, the certificates will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Mortgage Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the certificates on the distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the certificates on the next distribution date. The applicable prospectus supplement may provide that unscheduled distributions will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

     To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Certificate Account for future distributions to certificateholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the master servicer's determination that the advances will be recoverable out of late payments by obligors on the Mortgage Assets, liquidation proceeds, insurance proceeds not used to restore the property or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

     In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to certificateholders, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to certificateholders, the master servicer will replace the funds on or before any future distribution date to the extent that funds in the applicable Certificate Account on the distribution date would be less than the amount required to be available for distributions to certificateholders on the Distribution Date. Any advances will be reimbursable to the master servicer out of recoveries on the specific Mortgage Assets with respect to which the advances were made (e.g., late payments made by the related obligors, any related insurance proceeds, liquidation proceeds or proceeds of any mortgage loan repurchased by the depositor, a sub-servicer or a seller pursuant to the related pooling and servicing agreement). In addition, advances by the master servicer or sub-servicer also will be reimbursable to the master servicer or a sub-servicer from cash otherwise distributable to certificateholders to the extent that the master servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. The master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds not used to restore the property, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the pooling and servicing agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the prospectus supplement.

Reports to Certificateholders

     The applicable prospectus supplement may specify different items to be reported, but if it does not, before or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each certificateholder of record of the related series a statement setting forth, to the extent applicable to the series of certificates, among other things:

     o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment penalties;

     o    the amount of the distribution allocable to interest;

     o    the amount of any advance;

     o the aggregate amount otherwise allocable to the subordinated certificateholders on the distribution date and the aggregate amount withdrawn from the reserve fund or prefunding account, if any, that is included in the amounts distributed to the certificateholders;

     o the Class Certificate Balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

     o the percentage of principal payments on the Mortgage Assets (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

     o the percentage of principal prepayments with respect to the Mortgage Assets, if any, which each class will be entitled to receive on the following distribution date;

     o the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

     o the number and aggregate principal balances of mortgage loans (A) delinquent exclusive of mortgage loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

     o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

     o the pass-through rate, if adjusted from the date of the last statement, of a class expected to be applicable to the next distribution to the class;

     o if applicable, the amount remaining in the reserve fund or prefunding account at the close of business on the distribution date;

     o the pass-through rate as of the day before the preceding distribution date; and

     o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to certificateholders for any series of certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each certificateholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to the first two items for the calendar year or, if the person was a certificateholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for certificateholders to prepare their tax returns.

Categories of Classes of Certificates

     In general, classes of pass-through certificates fall into different categories. The following chart identifies and generally defines the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise the series by reference to the following categories.

Categories of Classes                                                      Definition
                                                                        Principal Types

Accretion Directed..................       A class that receives principal payments from the accreted interest from specified accrual classes.  An accretion directed class also may receive principal payments from principal paid on the underlying Mortgage Assets or other assets of the trust fund for the related series.

Companion Class ....................       A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Certificates..............       A class consisting of "components." The components of a class of component certificates may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component certificates may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS.......       A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of)
                                           (1) principal prepayments on the underlying Mortgage Assets that are allocated disproportionately to the senior certificates because of the shifting interest structure of the certificates in the trust and/or (2)
                                           scheduled principal payments on the underlying Mortgage Assets, as specified in the related prospectus supplement.  During the lock-out period, the portion of the principal distributions on the underlying
                                           Mortgage Assets that the NAS class is locked out of will be distributed to the other classes of senior certificates.

Notional Amount Certificates........       A class having no principal balance and bearing interest on the related notional amount.  The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class
     or PACs........................       A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Assets.  These two rates are the endpoints for the "structuring range" for the planned principal class.  The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities.  The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class...........       A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class.  In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Mortgage Assets.  These two rates are the endpoints for the
                                           "structuring range" for the scheduled principal class.

Sequential Pay......................       Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired.  A single class that receives principal payments before or after all other classes in the same series of certificates may be identified as a sequential pay class.

Strip...............................       A class that receives a constant proportion, or "strip," of the principal payments on the underlying Mortgage Assets or other assets of the trust fund.

Super Senior........................       A class that will not bear its proportionate share of realized losses
                                           (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class certificate balance of the support class is reduced to zero.

Support Class.......................       A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior class after the related classes of subordinated certificates are no longer outstanding.

Targeted Principal Class
     or TACs........................       A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Assets.

                                                                         Interest Types

Fixed Rate..........................       A class with an interest rate that is fixed throughout the life of the class.

Floating Rate.......................       A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate...............       A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate.......................       A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

Interest Only.......................       A class that receives some or all of the interest payments made on the underlying Mortgage Assets or other assets of the trust fund and little or no principal.  Interest only classes have either a nominal principal balance or a notional amount.  A nominal principal balance represents actual principal that will be paid on the class.  It is referred to as nominal since it is extremely small compared to other classes.  A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only......................       A class that does not bear interest and is entitled to receive only distributions of principal.

Partial Accrual.....................       A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class.  The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual.............................       A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date.
                                           The accretion may continue until some specified event has occurred or until the accrual class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

     The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

     If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on Telerate page 3750 of the Moneyline Telerate Service, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on Telerate page 3750 of the Moneyline Telerate Service, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

     Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

         (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

         (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

          o    LIBOR as determined on the previous LIBOR determination date or

          o    the reserve interest rate.

     The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

          o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

          o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

         (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

     Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

     If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

     If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

     The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the pooling and servicing agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

     The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

     The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

     The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-Entry Certificates

     If so specified in the related prospectus supplement, one or more classes of the certificates of any series may be initially issued through the book-entry facilities of The Depository Trust Company. Each class of book-entry certificates of a series will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of each class and which will be held by a nominee of the depository. The applicable prospectus supplement may specify other procedures for book-entry certificates, but if it does not, the following generally describes the procedures that will be applicable to any class of book-entry certificates.

     Beneficial interests in the book-entry certificates of a series will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus. Accordingly, the depository or its nominee is expected to be the holder of record of the book-entry certificates. Except as described below, no person acquiring a beneficial interest in a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry certificate will be recorded on the records of the depository (or of a participating firm that acts as agent for the financial intermediary, whose interest will in true be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry certificate. Beneficial ownership of a book-entry certificate may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

     In accordance with its normal procedures, the depository is expected to record the positions held by each depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing the depository and depository participants as in effect from time to time.

     Distributions on the book-entry certificates will be made on each distribution date by the trustee to the depository. The depository will be responsible for crediting the amount of the payments to the accounts of the applicable depository participants in accordance with the depository's normal procedures. Each depository participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates. Because the depository can act only on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since some potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Until definitive certificates are issued, it is anticipated that the only "certificateholder" of the book-entry certificates will be the depository or its nominee. Beneficial owners of the book-entry certificates will not be certificateholders, as that term will be used in the pooling and servicing agreement relating to the series of certificates. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the related trust fund provided to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     Until definitive certificates are issued, the depository will take any action permitted to be taken by the holders of the book-entry certificates of a particular series under the related pooling and servicing agreement only at the direction of one or more financial intermediaries to whose depository accounts the book-entry certificates are credited to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates.

     The applicable prospectus supplement may specify when and for what reasons definitive certificates may be issued, but if it does not, definitive certificates will be issued to beneficial owners of book-entry certificates, or their nominees, rather than to the depository, only if the depository or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor, the depositor, at its sole option, elects to terminate the book-entry system through the depository; or after the occurrence of an event of default, beneficial owners of certificates representing not less than 51% of the aggregate percentage interests evidenced by each class of certificates of the related series issued as book-entry certificates advise the trustee and the depository through the financial intermediaries in writing that the continuation of a book-entry system through the depository (or a successor to it) is no longer in the best interests of the beneficial owners.

     Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive certificates. Upon surrender by the depository of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue the definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement relating to the series of certificates.

                               Credit Enhancement

General

     Credit enhancement may be provided for one or more classes of a series of certificates or with respect to the Mortgage Assets in the related trust fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, the use of a cross-support feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or other method of credit enhancement described in the related prospectus supplement, or any combination of them. Credit enhancement may not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest on them. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

Subordination

     If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated certificates will be subordinate to the rights of holders of one or more other classes of senior certificates of the series to distributions of scheduled principal, principal prepayments, interest or any combination of them that otherwise would have been payable to holders of subordinated certificates under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses with respect to the Mortgage Assets will be borne first by the various classes of subordinated certificates and thereafter by the various classes of senior certificates, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the Mortgage Assets over the lives of the certificates or at any time, the aggregate losses on Mortgage Assets which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated certificateholders that will be distributable to senior certificateholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the Mortgage Assets or aggregate losses on the Mortgage Assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on the certificates.

     If specified in the related prospectus supplement, various classes of senior certificates and subordinated certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated certificates, respectively, through a cross support mechanism or otherwise.

     As between classes of senior certificates and as between classes of subordinated certificates, distributions may be allocated among the classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated certificates, payments to senior certificateholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.

Mortgage Pool Insurance Policies

     If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the insurer named in the prospectus supplement. Each mortgage pool insurance policy will, subject to policy limitations, cover loss from default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described below, the master servicer will present claims under the insurance to the pool insurer on behalf of itself, the trustee and the certificateholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under them may be made only for particular defaulted mortgage loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that mortgage pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage insurance policy, but if it does not, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

     In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless

     o any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under it has been submitted and settled;

     o hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

     o if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

     o the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

     Upon satisfaction of these conditions, the pool insurer will have the option either to purchase the mortgaged property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and certificateholders or to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any mortgaged property is damaged, and proceeds, if any, from the related hazard insurance policy or a special hazard insurance policy or policies maintained for a series are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

     The applicable prospectus supplement may specify that mortgage pool insurance will cover various origination and servicing defaults, but if it does not, then no mortgage pool insurance policy will insure (and many primary mortgage insurance policies do not insure) against loss sustained from a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in its origination, or failure to construct a mortgaged property in accordance with plans and specifications. A failure of coverage for one of these reasons might result in a breach of the related seller's representations and, in that case, might result in an obligation on the part of the seller to repurchase the defaulted mortgage loan if the breach cannot be cured by the seller. No mortgage pool insurance policy will cover (and many primary mortgage insurance policies do not cover) a claim with respect to a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The original amount of coverage under each mortgage pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of master servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the certificateholders.

Special Hazard Insurance Policies

     If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related certificates from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See "The Pooling and Servicing Agreement - Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

     The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

Bankruptcy Bonds

     If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement.

Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related certificates. See "Certain Legal Aspects of the Mortgage Loans - Anti-Deficiency Legislation and Other Limitations on Lenders."

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

Reserve Fund

     If so specified in the related prospectus supplement, credit support with respect to a series of certificates may be provided by one or more reserve funds held by the trustee, in trust, for the series of certificates. The related prospectus supplement will specify whether or not a reserve fund will be included in the trust fund for a series.

     The reserve fund for a series will be funded by a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them in an aggregate amount specified in the related prospectus supplement; by the deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated certificateholders, if any, would otherwise be entitled; or in any other manner specified in the related prospectus supplement.

     Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the certificateholders, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the certificates at the request of the depositor. Additional information about the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the certificateholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

Cross Support

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of certificates. In that case, credit support may be provided by a cross support feature that requires that distributions be made on certificates evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

Insurance Policies, Surety Bonds and Guaranties

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain of their classes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, paying administrative expenses, or establishing a minimum reinvestment rate on the payments made on the assets or principal payment rate on the assets. These arrangements may include agreements under which certificateholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement.

Over-Collateralization

     If so provided in the prospectus supplement for a series of certificates, a portion of the interest payment on each Mortgage Asset may be applied as an additional distribution of principal to reduce the principal balance of a particular class or classes of certificates and, thus, accelerate the rate of payment of principal on the class or classes of certificates. Reducing the principal balance of the certificates without a corresponding reduction in the principal balance of the underlying Mortgage Assets will result in over-collateralization.

Financial Instruments

     If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

     o to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

     o to provide payments in the event that any index rises above or falls below specified levels; or

     o to provide protection against interest rate changes, certain type of losses, including reduced market value, or other payment shortfalls to one or more classes of the related series.

     If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

                       Yield and Prepayment Considerations

     The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related trust fund. The original terms to maturity of the underlying mortgage loans of the Mortgage Assets in a given mortgage pool will vary depending upon the type of mortgage loans included in it, and each prospectus supplement will contain information about the type and maturities of the mortgage loans. The applicable prospectus supplement may indicate that some mortgage loans provide for prepayment penalties, but if it does not, then the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans of the Mortgage Assets will affect the life of the related series of certificates.

     A number of factors may affect the prepayment experience of mortgage loans, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds.

     The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers by the mortgagor of the underlying mortgaged property. Mortgage loans insured by the FHA and mortgage loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement - Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the mortgage loans.

     The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

     When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Thus, in most instances, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to certificateholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid in the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in the month.

     Interest payable on the certificates on any given distribution date will include all interest accrued during their related interest accrual period. The interest accrual period for the certificates of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date, and your effective yield at par would be less than the indicated coupon rate.

     Under specified circumstances, the master servicer or the holders of the residual interests in a REMIC may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of certificates. See "The Pooling and Servicing Agreement - Termination; Optional Termination."

     Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the certificates.

     The prospectus supplement relating to a series of certificates will discuss in greater detail the effect of the rate and timing of principal payments (including principal prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the certificates.

                       The Pooling and Servicing Agreement

     The following is a summary of the material provisions of the pooling and servicing agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the related pooling and servicing agreement.

Assignment of Mortgage Assets

     Assignment of the Mortgage Loans. At the time of issuance of the certificates of a series, the depositor will cause the mortgage loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the certificates to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and other specified information.

     In addition, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) for each mortgage loan

o the mortgage note endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

o the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office or some other arrangement will be provided for),

o        an assignment of the mortgage to the trustee in recordable form and

o any other security documents specified in the related prospectus supplement or the related pooling and servicing agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which in the opinion of counsel recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

     With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee

o the related original cooperative note endorsed without recourse in blank or to the order of the trustee (or, to the extent the related pooling and servicing agreement so provides, a lost note affidavit),

o        the original security agreement,

o        the proprietary lease or occupancy agreement,

o        the recognition agreement,

o        an executed financing agreement and

o the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

     The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     The trustee (or the custodian) will review the mortgage loan documents within the time period specified in the related prospectus supplement after receipt of them, and the trustee will hold the documents in trust for the benefit of the certificateholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to purchase the related mortgage loan from the trustee at the purchase price or, if so specified in the related prospectus supplement, replace the mortgage loan with another mortgage loan that meets specified requirements. There can be no assurance that a seller will fulfill this purchase obligation. Although the master servicer may be obligated to enforce the obligation to the extent described under "Mortgage Loan Program - Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its purchase obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor. The applicable prospectus supplement may provide other remedies but if it does not, then this purchase obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

     Notwithstanding these provisions, unless the related prospectus supplement otherwise provides, no mortgage loan will be purchased from a trust fund for which one or more REMIC elections are made if the purchase would result in the imposition of a prohibited transaction tax under the Code.

     Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

     Assignment of Private Mortgage-Backed Securities. The depositor will cause the Private Mortgage- Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund - Private Mortgage-Backed Securities." Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Private Mortgage-Backed Security conveyed to the trustee.

Payments on Mortgage Assets; Deposits to Certificate Account

     The master servicer will establish and maintain or cause to be established and maintained for the related trust fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the trust fund (the "Certificate Account"). The applicable prospectus supplement may provide for other requirements for the Certificate Account, but if it does not, then the Certificate Account must be either

o maintained with a depository institution the short-term unsecured debt obligations of which are rated in the highest short-term rating category by the nationally recognized statistical rating organizations (other than Standard & Poor's) that rated one or more classes of the related series of certificates at the request of the depositor, or one of the two highest short-term ratings categories if the related certificates are rated by Standard & Poor's, or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of the holding company are so rated,

o an account or accounts the deposits in which are insured by the FDIC or SAIF to the limits established by the FDIC or the SAIF, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained,

o a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or

o an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of certificates at the request of the depositor.

The collateral eligible to secure amounts in the Certificate Account is limited to defined permitted investments. A Certificate Account may be maintained as an interest bearing account or the funds held in it may be invested pending each succeeding distribution date in defined permitted investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive the interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

     The master servicer will deposit or cause to be deposited in the Certificate Account for each trust fund within two days following its receipt or on a daily basis, to the extent the master servicer's or its parent's long term credit rating does not satisfy the requirements set forth in the related pooling and servicing agreement, the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest specified in the related prospectus supplement):

o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the mortgage loans;

o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer) of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure;

o all proceeds of any mortgage loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Mortgage Loan Program - Representations by Sellers; Repurchases" or "The Pooling and Servicing Agreement - Assignment of Mortgage Assets" above and all proceeds of any mortgage loan repurchased as described under "The Pooling and Servicing Agreement - Termination; Optional Termination";

o all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "- Hazard Insurance";

o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Certificate Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

o all other amounts required to be deposited in the Certificate Account pursuant to the pooling and servicing agreement.

     The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Certificate Account to withdraw funds from the Certificate Account for the following purposes:

o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Certificate Account credited thereto;

o to reimburse the master servicer for advances, the right of reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of principal and interest on the mortgage loan (or insurance proceeds or liquidation proceeds from the mortgage loan) with respect to which the advance was made;

o to reimburse the master servicer for any advances previously made that the master servicer has determined to be nonrecoverable;

o to reimburse the master servicer from insurance proceeds not used to restore the property for expenses incurred by the master servicer and covered by the related insurance policies;

o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

o to pay to the master servicer, with respect to each mortgage loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the pooling and servicing agreement, all amounts received on them and not taken into account in determining the principal balance of the repurchased mortgage loan;

o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the pooling and servicing agreement;

o to withdraw any amount deposited in the Certificate Account that was not required to be deposited in it; and

o to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     In addition, the pooling and servicing agreement will generally provide that on or before the business day preceding each distribution date, the master servicer shall withdraw from the Certificate Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of certificates.

Collection Procedures

     The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for mortgage loans that are comparable to the mortgage loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a mortgage loan and arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment to the extent not inconsistent with the coverage of the mortgage loan by a mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, if applicable. To the extent the master servicer is obligated to make or to cause to be made advances, the obligation will remain during any period of such an arrangement.

     The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clauses, but if it does not, then in any case in which property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and the exercise will not impair or threaten to impair any recovery under any related primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the mortgage loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on it. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans - Due-on-Sale Clauses." The terms of the related mortgage loan may not be changed in connection with an assumption.

     Any prospective purchaser of a cooperative apartment will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of shares securing a cooperative loan.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

Hazard Insurance

     The master servicer will require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which the mortgaged property is located. The coverage will be in an amount that is at least equal to the lesser of

o the maximum insurable value of the improvements securing the mortgage loan or

o        the greater of

         o        the outstanding principal balance of the mortgage loan and

         o an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Certificate Account. If the master servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Certificate Account the amounts that would have been deposited therein but for the clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement - Special Hazard Insurance Policies" and "Credit Enhancements - Insurance - Special Hazard Insurance Policy" in the related prospectus supplement.

     The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan.

Realization Upon Defaulted Mortgage Loans

     Primary Mortgage Insurance Policies. The master servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of certificates that is required to be kept in force under the applicable pooling and servicing agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of certificates of the series that have been rated.

     Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property, hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related primary mortgage insurance policy, claim payments previously made by the primary insurer and unpaid premiums.

     Primary mortgage insurance policies reimburse certain losses sustained from defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan; failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans; physical damage to the mortgaged property; and the related sub-servicer not being approved as a servicer by the primary insurer.

     Recoveries Under A Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will be required to

o        advance or discharge

         o all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, mortgaged property sales expenses, any specified outstanding liens on the mortgaged property and foreclosure costs, including court costs and reasonable attorneys' fees;

o upon any physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

o tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

     The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

     If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the master servicer is not required to expend its own funds to restore the damaged mortgaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

     If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures that it deems appropriate to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings that are reimbursable under the pooling and servicing agreement. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

     If the master servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of a mortgage loan plus interest accrued thereon that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan. If the master servicer has expended its own funds to restore the damaged mortgaged property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted mortgage loan together with accrued interest on it. See "Credit Enhancement" in this prospectus and in the related prospectus supplement.

     FHA Insurance; VA Guaranties. Mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. Those mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

     The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due `under the mortgage loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the mortgage loan upon default for an amount equal to the principal amount of the debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the mortgage loan.

     The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA guaranteed mortgage loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

     The amount payable under the guaranty will be the percentage of the VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

     Application of Liquidation Proceeds. Unless the related pooling and servicing agreement provides for a different application of liquidation proceeds, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

                  first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related mortgaged property and any unreimbursed servicing compensation payable to the master servicer with respect to the mortgage loan;

                  second, to reimburse the master servicer for any unreimbursed advances with respect to the mortgage loan;

                  third, to accrued and unpaid interest (to the extent no advance has been made for the amount) on the mortgage loan; and

                  fourth, as a recovery of principal of the mortgage loan.

     If a final liquidation of a mortgage loan resulted in a realized loss and thereafter the master servicer receives a recovery specifically related to that mortgage loan, such recovery (net of any reimbursable expenses) shall be distributed to the certificateholders in the same manner as prepayments received in the prior calendar month, to the extent that the related realized loss was allocated to any class of certificates. In addition, the class certificate balance of each class of certificates to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of certificates. However, the class certificate balance of each such class of certificates will not be increased by more than the amount of realized losses previously applied to reduce the class certificate balance of each such class of certificates. Holders of certificates whose class certificate balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the Distribution Date on which the increase occurs. The foregoing provisions will apply even if the class certificate balance of a class of certificates was previously reduced to zero. Accordingly, each class of certificates will be considered to remain outstanding until the termination of the related trust.

Servicing and Other Compensation and Payment of Expenses

     The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each mortgage loan, and the compensation will be retained by it from collections of interest on the mortgage loan in the related trust fund. As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally the master servicer or a sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable Certificate Account.

     The master servicer will, to the extent provided in the related pooling and servicing agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received (a "Liquidated Mortgage"), and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds (including insurance proceeds).

Evidence as to Compliance

     Each pooling and servicing agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans, Private Mortgage-Backed Securities or Agency Securities, under pooling and servicing agreements substantially similar to each other (including the related pooling and servicing agreement) was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers requires it to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of mortgage loans, Private Mortgage-Backed Securities or Agency Securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac (rendered within one year of the statement) of firms of independent public accountants with respect to the related sub-servicer.

     Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by certificateholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

List of Certificateholders

     Each pooling and servicing agreement will provide that three or more holders of certificates of any series may, by written request to the trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement and the certificates.

Certain Matters Regarding the Master Servicer and the Depositor

     The master servicer under each pooling and servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

     Each pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except upon a determination that the performance by it of its duties under the pooling and servicing agreement is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     Each pooling and servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability that would otherwise be imposed for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. Each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to any specific Mortgage Asset or Mortgage Assets (except any loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action that it deems appropriate with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders under the pooling and servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to certificateholders.

     Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each pooling and servicing agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of certificates of any series that have been rated.

Events of Default

     The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each pooling and servicing agreement will consist of

o any failure by the master servicer to deposit in the Certificate Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates having not less than 25% of the voting rights evidenced by the certificates;

o any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement which failure materially affects the rights of certificateholders that continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates of any class evidencing not less than 25% of the voting rights evidenced by the certificate; and

o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

"Voting rights" are the portion of voting rights of all of the certificates that is allocated to any certificate pursuant to the terms of the pooling and servicing agreement.

     If specified in the related prospectus supplement, the pooling and servicing agreement will permit the trustee to sell the Mortgage Assets and the other assets of the trust fund if payments on them are insufficient to make payments required in the pooling and servicing agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

Rights Upon Event of Default

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates having not less than 66 2/3% of the voting rights and under any other circumstances specified in the pooling and servicing agreement, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in the Mortgage Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement. Pending appointment, the trustee is obligated to act as master servicer. The trustee and any successor may agree upon the servicing compensation to be paid to the successor servicer, which may not be greater than the compensation payable to the master servicer under the pooling and servicing agreement.

     No certificateholder, solely by virtue of its status as a certificateholder, will have any right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of any class of certificates of the series evidencing not less than 25% of the voting rights have requested the trustee in writing to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

Amendment

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the certificateholders,

         (a) to cure any ambiguity or mistake;

         (b) to correct any defective provision therein or to supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in it;

         (c) to conform the pooling and servicing agreement to the final prospectus supplement provided to investors in accordance with the initial offering of the certificates;

         (d) to add to the duties of the depositor, the seller or the master servicer;

         (e) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement; or

         (f) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement.

     However, no action pursuant to clauses (e) or (f) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of certificates of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the certificates.

     In addition, to the extent provided in the related pooling and servicing agreement, a pooling and servicing agreement may be amended without the consent of any of the certificateholders to change the manner in which the Certificate Account is maintained, if the change does not adversely affect the then current rating of the class or classes of certificates of the series that have been rated at the request of the depositor. Moreover, if one or more REMIC elections are made with respect to the trust fund, the related pooling and servicing agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of any REMIC, to avoid or minimize the risk of imposition of any tax on any REMIC or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may also be amended by the depositor, the master servicer and the trustee with the consent of holders of certificates of the series evidencing a majority in interest of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the related certificates. However, no amendment may

         (a) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Assets that are required to be distributed on any certificate without the consent of the holder of the certificate,

         (b) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
     (a), without the consent of the holders of certificates of the class evidencing, as to the class, percentage interests aggregating 66 2/3%, or

         (c) reduce the aforesaid percentage of certificates of any class of holders that is required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

If one or more REMIC elections are made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment will not cause any REMIC to fail to qualify as a REMIC.

Termination; Optional Termination

     Generally, the obligations created by each pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the master servicer and required to be paid to them pursuant to the pooling and servicing agreement following the later of

o the final payment or other liquidation of the last of the Mortgage Assets subject to it or the disposition of all property acquired upon foreclosure of the Mortgage Assets remaining in the trust fund and

o the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMICs (see "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement), from the related trust fund of all of the remaining Mortgage Assets and all property acquired in respect of the Mortgage Assets.

     Any purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a series of certificates will be made at the option of the master servicer or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of that right will effect early retirement of the certificates of that series, but the right of the master servicer or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Mortgage Assets at the cut-off date for the series. The foregoing is subject to the provision that if one or more REMIC elections are made with respect to a trust fund, any repurchase pursuant to the second bulleted item above will not be made if such repurchase would result in a "prohibited transaction tax" (within the meaning of Section 860F(a)(1) of the Code) being imposed on any REMIC.

The Trustee

     The trustee under each pooling and servicing agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                   Certain Legal Aspects of the Mortgage Loans

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated.

General

     The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     In this prospectus, we generally use the term "mortgage" to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

     Cooperatives. Certain of the mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure and Repossession

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if an obligor fails to make payments or defaults in the performance of covenants required under it. Typically, the lender and the cooperative enter into a recognition agreement, which establishes the rights and obligations of both parties upon a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on it.

     Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders."

     In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Rights of Redemption

     In some states after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, following judgment on a personal action, the lender may be considered to have elected a remedy and may be precluded from exercising other remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, upon waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Environmental Risks

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage on the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for the costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but does not "participate in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act ("Asset Conservation Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of either the property or the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include merely having the capacity to influence, or unexercised right to control operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

     If a lender is or becomes liable, it can bring an action for contribution under CERCLA against any other "responsible parties," including a previous owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

     The secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, and state environmental statutes may or may not contain protections for secured creditors. Subtitle I of the regulations promulgated under the federal Resource Conservation and Recovery Act ("RCRA") regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks or the real property in which the underground petroleum storage tanks are located under Subtitle I of RCRA. Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors or alternatively, may not impose liability on secured creditors at all.

     Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgage Properties was conducted.

Due-on-Sale Clauses

     Generally, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the mortgage loans. The absence of this a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.

Applicability of Usury Laws

     Title V of the depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges, or both.

Servicemembers Civil Relief Act

     Generally, under the terms of the Servicemembers Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the mortgage loans. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the certificates. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Consumer Protection Laws

     Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting mortgage loans. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

     Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

     The federal laws that may apply to loans held in the trust fund include the following:

o the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of mortgage loans and provide property owners in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given (but in no event more than three years);

o the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money mortgage loans with interest rates or origination costs in excess of prescribed levels;

o the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

o the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance; and

o the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

     The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a mortgage loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

     Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary mortgage market transactions, including assignees that hold the mortgage loan, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

                    Material Federal Income Tax Consequences

         The following discussion is the opinion of Sidley Austin Brown & Wood LLP, counsel to the depositor, as to the material federal income tax consequences of the purchase, ownership, and disposition of certificates. The opinion of Sidley Austin Brown & Wood LLP is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to special taxpayers such as insurance companies and securities dealers and investors who hold certificates as part of a straddle within the meaning of
Section 1092 of the Internal Revenue Code of 1986, as amended. Prospective investors are encouraged to consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of certificates.

General

         The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as one or more REMICs under the Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

Non-REMIC Certificates

         If no REMIC election is made, the trust fund will be classified as a "grantor trust" under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code, in which case, certificate owners will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described below. Sidley Austin Brown & Wood LLP will issue an opinion confirming the above-stated conclusions for each trust fund for which no REMIC election is made.

a.       Single Class of Certificates

         Characterization. The trust fund may be created with one class of certificates, in which case, each certificateholder will be treated as the owner of a pro rata undivided interest in each of the mortgage loans in the Pool. Any amount received by a certificateholder in lieu of an amount due with respect to any mortgage loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payment it replaces.

         Each certificateholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the income from the mortgage loans in the trust fund, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent expenses of the trust fund plus their other miscellaneous itemized deductions (as defined in the Code) exceed two percent of their adjusted gross income. A certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid by the master servicer. A certificateholder using an accrual method of accounting must take into account its pro rata share of income as it accrues, or when received if the income is received before it accrues, and must take into account its pro rata share of deductions as they accrue. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of any excess could be considered as an ownership interest retained by the master servicer (or any person to whom the master servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the mortgage loans. The mortgage loans would then be subject to the "coupon stripping" rules of the Code discussed below.

         Generally, as to each series of certificates:

o a certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) and representing principal and interest payments on mortgage loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans in the trust fund are of a type described in that Code section;

o a certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), to the extent that the mortgage loans in the trust fund are of a type described in that Code section, and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent income on the trust fund is described in that Code section; and

o             a certificate owned by a REMIC will represent an "obligation . . .
              which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3) to the extent the mortgage loans in the trust fund are of a type described in that Code Section.

         Buydown Loans. Certain trust funds may hold buydown loans. These loans can be secured not only by a lien on real property but also by a pledged account that is drawn upon to subsidize the mortgagor's monthly mortgage payments for a limited period of time. For purposes of the conclusions described immediately above, so long as the loan value of the underlying real property at least equals the amount of the loan, then the loan will be treated as fully secured by real property. If the loan value of the real property is less than the amount of the loan, then a certificateholder could be required to treat the loan as one secured by an interest in real property only to the extent of the value of the real property. The related prospectus supplement for any series of certificates will specify whether such apportionment would be required.

         Premium. The price paid for a certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A certificateholder that acquires an interest in mortgage loans at a premium may elect, under Code
Section 171, to amortize the premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on the certificate. The basis for the certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. The legislative history indicates that if a prepayment assumption is applied to an instrument for purposes of the OID rules, that prepayment assumption should be applied in amortizing bond premium.

         If a premium is not subject to amortization using a reasonable prepayment assumption, then the holder of a certificate acquired at a premium may recognize a loss if a mortgage loan prepays in full. The amount of the loss is equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a reasonable prepayment assumption is used to amortize premium, it appears that any loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. In addition, amounts received on the redemption of an obligation issued by a natural person are considered received in exchange for the obligation if the debt obligation is purchased or issued after June 8, 1997 (that is, treated the same as obligations issued by corporations). This change could affect the character of any loss (for example, cause the loss to be treated as capital if the assets are held as capital assets by the taxpayer).

         On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the certificates are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the Code relating to "original issue discount" (currently Code Sections 1271 through 1273 and 1275) will be applicable to a certificateholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "- Certificates Representing Interests in Loans Other Than ARM Loans."

         Market Discount. A certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a "market discount." Provided the mortgage loan was not issued with OID, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan allocable to the holder's undivided interest in the mortgage loans over the holder's tax basis in the undivided interest. Market discount with respect to a certificate will be considered to be zero if the amount allocable to the certificate is less than 0.25% of the certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are advised to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury Department has not yet issued regulations, rules described in the relevant legislative history describes how market discount should be accrued on instruments bearing market discount. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of these methods in the case of instruments that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. The legislative history states Congress intends that if a prepayment assumption would be used to calculate OID it should also be used to accrue marked discount. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a certificate at a market discount also may be required to defer, until the maturity date of the certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the certificate. The amount of the interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the certificate for the days during the taxable year on which the holder held the certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the certificateholder in that taxable year or thereafter.

         Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a certificate having market discount, the certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the certificateholder acquires during the year of the election and thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium is deemed to have made an election to amortize bond premium with respect to all premium debt instruments that the certificateholder owns and acquires. See "- Single Class of Certificates - Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.

         Certificates Representing Interests in Loans Other Than ARM Loans. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates (that is, the initial rates on the mortgage loans are lower than subsequent rates on the mortgage loans) on the mortgage loans.

         OID on each certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the semi-annual (or more frequent) compounding of interest, in advance of receipt of the cash attributable to the income. The amount of OID required to be included in an owner's income in any taxable year with respect to a certificate representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically ("ARM Loans") likely will be computed as described under "- Accrual of Original Issue Discount." The following discussion is based in part on Treasury regulations issued under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") and on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The holder of a certificate should be aware, however, that the OID Regulations may not adequately address certain issues relevant to prepayable securities.

         Under the Code, each mortgage loan underlying the certificates will be treated as having been issued on the date it was originated with an amount of OID equal to the excess, if any, of the mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest ("QSI") payments. The accrual of this OID, as described under "- Accrual of Original Issue Discount," will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the certificates calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. There are no regulations dictating how the Prepayment Assumption is determined. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate. The requirement of using a prepayment assumption for the purpose of calculating OID only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in debt instruments, (and, in tax years beginning after August 5, 1997, to any pool of debt instruments the yield on which may be affected by reason of prepayments.) However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described in "- Accrual of Original Issue Discount."

         Accrual of Original Issue Discount. Generally, the owner of a certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on any certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID will generally be determined as set forth under the OID Regulations. In the case of each full accrual period, this will be done by (i) adding (A) the present value of all remaining payments, determined as of the end of the accrual period and
(B) any payments received during the accrual period, and (ii) subtracting from that total the "adjusted issue price" at the beginning of the accrual period. The present value of the remaining payments are determined first by using the Prepayment Assumption to calculate the amount and timing of the remaining payments and then by discounting the payments so determined using the original yield to maturity. The adjusted issue price of a certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment (other than QSI) made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

         Original issue discount generally must be reported as ordinary gross income as it accrues under a constant yield method that takes into account the compounding of interest as it accrues rather than when it is received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (e.g., due to points) will be includible by the holder. Other original issue discount on the mortgage loans (that is, OID attributable to factors other than a difference between the issue price and original principal amount, such as interest payments that increase after an initial "teaser" rate) would still need to be accrued.

         Certificates Representing Interests in ARM Loans. The OID Regulations do not address the treatment of instruments, such as the certificates, which represent interests in ARM Loans. In the absence of any authority, the master servicer will report OID on certificates attributable to ARM Loans to holders in a manner it believes is consistent with the rules described under the heading "- Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. As such, for purposes of projecting both the remaining payments and future yield, the assumed rate payable on the ARM Loans will be the fixed rate equivalent on the issue date. Further, the addition to the principal balance of an ARM Loan of interest deferred due to negative amortization ("Deferred Interest") may require the inclusion of the interest in the income of the certificateholder when the interest accrues. Furthermore, the addition of Deferred Interest to the certificate's principal balance will result in additional income (including possibly OID income) to the certificateholder over the remaining life of the certificates.

         The treatment of ARM obligations is uncertain. Investors are encouraged to consult their tax advisors regarding how income will be includible with respect to the certificates.

b.       Multiple Classes of Certificates

         1.       Stripped Bonds and Stripped Coupons

         Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If a trust fund is created with two classes of certificates, one class of certificates may represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (the "Stripped Bond Certificates"), while the other class of certificates may represent the right to some or all of the interest on the same mortgage loans (the "Stripped Coupon Certificates").

         Servicing fees in excess of reasonable servicing fees ("excess servicing") will be subject to the stripped bond rules. If the excess servicing fee is less than 100 basis points (that is, 1% interest on the mortgage loan principal balance) or the certificates are initially sold with a de minimis discount (which amount may be calculated without a prepayment assumption), any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan-by-loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off. See "- Non-REMIC Certificates" and "- Multiple Classes of Senior Certificates - Stripped Bonds and Stripped Coupons."

         Although current authority is not entirely clear, a Stripped Bond Certificate should be treated as an interest in mortgage loans issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of the certificate will be required to accrue the discount under the OID rules of the Code. See "- Non-REMIC Certificates" and "- Single Class of Certificates - Original Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans as market discount rather than OID if either the amount of OID with respect to the mortgage loan is treated as zero under the OID de minimis rule when the certificate was stripped or no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the trust fund's mortgage loans.

         The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan. However, based on IRS guidance, it appears that all payments from a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

         Based on current authority it is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if a certificate is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, any certificate so treated should be able to recognize a loss equal to the portion of the unrecovered premium of the certificate that is allocable to the mortgage loan. In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefore (that is, treated the same as obligations issued by corporations). This change could affect the character of any loss.

         The IRS has not issued guidance under the Code's coupon stripping rules with respect to instruments that represent interests in ARM Loans. In the absence of any authority, the master servicer will report OID on certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described under the heading "- Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. As such, for purposes of projecting both the remaining payments and future yield, the assumed rate payable on the ARM Loans will be the fixed rate equivalent on the issue date. Application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to the income. Further, the addition to the principal balance of an ARM Loan of interest deferred due to negative amortization ("Deferred Interest") may require the inclusion of the interest in the income of the certificateholder when the interest accrues. Furthermore, the addition of Deferred Interest to the certificate's principal balance will result in additional income (including possibly OID income) to the certificateholder over the remaining life of the certificates.

         The treatment of Stripped ARM Obligations is uncertain. Investors are encouraged to consult their tax advisors regarding how income will be includible with respect to the certificates.

         Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

c.       Sale or Exchange of a Certificate

         Sale or exchange of a certificate before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the certificate. The adjusted basis of a certificate generally will equal the seller's purchase price for the certificate, increased by the OID and market discount (if any) included in the seller's gross income with respect to the certificate, and reduced by amortized premiums (if any) and principal payments on the certificate previously received by the seller. Except for the amount of any market discount not previously included in income, the gain or loss will be capital gain or loss to an owner for which a certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the certificate has been owned for the long-term capital gain holding period (currently more than one year).

         The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1) , so that gain or loss recognized from the sale of a certificate by a bank or a thrift institution to which that section applies will be ordinary income or loss.

d.       Non-U.S. Persons

         As used in this prospectus, a "U.S. Person" means

o        a citizen or resident of the United States,

o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or created under the laws of the United States or any State thereof or the District of Columbia (unless in the case of a partnership Treasury Regulations provide otherwise),

o an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

In addition, U.S. Persons would include certain trusts that can elect to be treated as U.S. Persons. A "Non-U.S. Person" is a person other than a U.S. Person.

         Interest paid (or accrued) on the mortgage loans to a certificateholder who is a non-U.S. Person will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided, that the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, and the non-U.S. Person provides the trust or other person who is otherwise required to withhold U.S. tax with respect to the mortgage loans with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If an interest in a mortgage loan is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent. In that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the non-U.S. Person that owns that interest in the mortgage loan. If interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable income tax treaty and the non-U.S. Person provides the trust, or an organization or financial institution described above, with an appropriate statement (e.g., a Form W-8BEN), signed under penalties of perjury, to that effect. Any foreclosure property owned by the trust fund could be treated as a U.S. real property interest owned by certificateholders and subject to withholding under section 1445 of the Code.

e.       Information Reporting and Backup Withholding

         The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during the year, the information deemed appropriate to assist certificateholders in preparing their federal income tax returns, or to enable holders to make any information available to beneficial owners or financial intermediaries that hold certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability providing the required information is supplied to the IRS.

f.   Proposed Reporting Regulations.

         In June 2002 the IRS and Treasury Department proposed new rules concerning the reporting of tax information with respect to "Widely Held Mortgage Trusts." If these rules are finalized, the Trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the certificateholders, which changes may affect the timing of when a Certificateholder reports such items.

REMIC Certificates

         The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "- Residual Certificates" and "- Prohibited Transactions"), if during any taxable year a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described under "Residual Certificates," then the trust fund will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation, and the related certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief upon an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for REMIC status are not satisfied. Assuming compliance with all provisions of the related pooling and servicing agreement, each trust fund that elects REMIC status will qualify as a REMIC, and the related certificates will be considered to be regular interests ("Regular Certificates") or residual interests ("Residual Certificates") in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC. With respect to each trust fund for which a REMIC election is to be made, Sidley Austin Brown & Wood LLP will issue an opinion confirming the conclusions expressed above concerning the status of the trust fund as a REMIC and the status of the certificates as representing regular or residual interests in a REMIC.

         In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of these Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets and interest on the certificates will be qualifying income only to the extent the REMIC's income is qualifying income. In addition, payments on mortgage loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c).

         In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "- Non-REMIC Certificates - Single Class of Certificates." REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

         A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

         Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (respectively, the "Underlying REMIC" or "REMICs" and the "Master REMIC") for federal income tax purposes. Upon the issuance of such a series of certificates, assuming compliance with all provisions of the related pooling and servicing agreement, the Master REMIC as well as each Underlying REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and each Underlying REMIC, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions. With respect to each trust fund for which more than one REMIC election is to be made, Sidley Austin Brown & Wood LLP will issue an opinion confirming the conclusions expressed above concerning the status of the Master REMIC and each Underlying REMIC as a REMIC and the status of the certificates as regular or residual interests in a REMIC.

         Except for the residual interest in any Underlying REMIC, only REMIC Certificates issued by the Master REMIC will be offered under this prospectus. All Underlying REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code.

a.       Regular Certificates

         General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

         Original Issue Discount and Premium. The Regular Certificates may be issued with OID. Generally, OID, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of Regular Certificates (the "Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

         Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the Regular Certificates. The prospectus supplement for each series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

         The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). The trustee intends to base its computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

         In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its issue price. The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate includes the amount, if any, paid by an initial certificateholder for interest accruing before the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest that constitute "qualified stated interest." Qualified stated interest generally means interest unconditionally payable at intervals of one year or less at a single fixed rate or qualified variable rate (as described below) during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal thereon.

         If the interval between the issue date and the first distribution date on a Regular Certificate is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Regular Certificate has de minimis OID, the stated redemption price of the Regular Certificate is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Regular Certificates stated principal over its issue price. If the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Regular Certificate, the excess amount of the distribution would be added to the Regular Certificate's stated redemption price. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate. Additionally, it is possible that the IRS could assert that the stated pass-through rate of interest on the Regular Certificates is not unconditionally payable because late payments or nonpayments on the mortgage loans are not penalized nor are there reasonable remedies in place to compel payment on the mortgage loans. That position, if successful, would require all holders of Regular Certificates to accrue income on the certificates under the OID Regulations.

         Under the de minimis rule, OID on a Regular Certificate will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. The weighted average maturity of a Regular Certificate is the sum of the weighted maturity of each payment of the Regular Certificate's stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Regular Certificate's total stated redemption price. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and income will be capital gain if the Regular Certificate is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant yield method.

         The prospectus supplement with respect to a trust fund may provide for certain Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of Super-Premium Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of Super-Premium Certificates is the sum of all payments to be made on these Regular Certificates determined under the Prepayment Assumption, with the result that these Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the Prepayment Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. However, if the Super-Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those certificates would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of Super-Premium Certificates should be limited to their principal amount (subject to the discussion under "- Accrued Interest Certificates"), so that the Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If this position were to prevail, the rules described under "- Regular Certificates - Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss either (i) when its remaining basis exceeds the maximum amount of future payments (assuming no further prepayments) or (ii) when the final payment is received with respect to the Super-Premium Certificate. Absent further guidance, the trustee intends to treat the Super-Premium Certificates as described in this prospectus.

         Under the REMIC Regulations, if the issue price of a Regular Certificate (other than those based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such a Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described under "- Regular Certificates - Premium" should apply. However, it is possible that the holder of a certificate issued at a premium, even if the premium is less than 25% of the certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code section 171 is made to amortize the premium.

         Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on the Regular Certificate for each day the certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. Accrual periods may be of any length and may vary in length over the term of the Regular Certificates, provided that each accrual period (i) is no longer than one year,
(ii) begins or ends on a distribution date (except for the first accrual period which begins on the issue date) and (iii) begins on the day after the preceding accrual period ends. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

o        adding

         o The present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificates under the Prepayment Assumption and

         o any payments included in the stated redemption price at maturity received during the same accrual period, and

o subtracting from that total the adjusted issue price of the Regular Certificates at the beginning of the same accrual period.

The adjusted issue price of a Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a Regular Certificate issued with OID who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Regular Certificate. In computing the daily portions of OID for a subsequent purchaser of a Regular Certificate (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion for any day is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is:

o        the excess of the cost of the Regular Certificate to the purchaser over

o the adjusted issue price of the Regular Certificate (which is the issue price of the Regular Certificate plus the aggregate amount of OID that would have been includible in the gross income of an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), less any prior payments included in the stated redemption price at maturity,

And the denominator of which is:

o the sum of the daily portions for the Regular Certificate for all days beginning after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at least annually based on current values of certain objective rates or based on lending rates for newly borrowed funds. An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

         The amount of OID with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described under "- Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate.

         Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a certificate having market discount, then the certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the certificateholder acquires during the year of the election and thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium is deemed to have made an election to amortize bond premium with respect to all premium debt instruments that the certificateholder owns and acquires. See "- Regular Certificates - Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.

         Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of a Regular Certificate's stated principal amount or, in the case of a Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the Regular Certificate from an original holder) over the price for the Regular Certificate paid by the purchaser. A certificateholder that purchases a Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the electing certificateholder on or after the first day of the first taxable year to which the election applies.

         Market discount with respect to a Regular Certificate will be considered to be zero if it is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued. Investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant yield rate or according to one of the following methods:

         o For Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

         o For Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

         A holder of a Regular Certificate that acquires the Regular Certificate at a market discount also may be required to defer, until the maturity date of the Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Regular Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Regular Certificateholder in that taxable year or thereafter.

         Premium. A purchaser of a Regular Certificate that purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. The Amortizable Bond Premium Regulations mentioned above specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Regular Certificates. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described in this prospectus. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether the certificates have OID) will also apply in amortizing bond premium under Code
Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on the Regular Certificates and will be applied as an offset against the interest payment. Prospective purchasers of the Regular Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Deferred Interest. Certain classes of Regular Certificates will provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of the certificates before the time distributions of cash with respect to the Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on the certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate the inclusion). Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of the certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on the Regular Certificates.

         Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on senior certificates. Subordinated certificateholders nevertheless will be required to report income with respect to their certificates under an accrual method without giving effect to delays and reductions in distributions on the subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and characterization of any losses or reductions in income are uncertain. Subordinated certificateholders are urged to consult their own tax advisors on this point.

         Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. The adjusted basis generally will equal the original cost of the Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Regular Certificate. A Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Regular Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of the Regular Certificate, over the amount actually includible in the holder's income.

         The Regular Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Certain of the Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on accrual periods that have the same number of days as the accrual periods between distribution dates (the "Ordinary Accrual Period") but that end and begin on other dates. In addition, in some cases, even though the period between the Closing Date for a Payment Lag Certificate and its first distribution date is shorter than an Ordinary Accrual Period, the Payment Lag Certificate will pay on the first distribution date an amount of interest for a full Ordinary Accrual Period (the extra interest being "pre-issuance interest"). In the case of such a Payment Lag Certificate, the trust fund intends to (i) treat the pre-issuance interest as part of the issue price of the Payment Lag Certificate and (ii) the remaining amount of such interest as interest.

         Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

         Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates. See "- Residual Certificates
- Pass-Through of Non-Interest Expenses of the REMIC."

         Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Potential investors and Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

         Subsequent Recoveries. Class Certificate Balances that have been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. See the discussion under the caption "The Pooling and Servicing Agreement - Realization Upon Defaulted Mortgage Loans - Application of Liquidation Proceeds." An increase in a Certificate Balance caused by a Subsequent Recovery should be treated by the certificateholder as ordinary (or capital) income to the extent that the certificateholder claimed an ordinary (or capital) deduction for any decrease in the Certificate Balance caused by Realized Losses. Potential investors and Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their certificates as a result of Subsequent Recoveries. "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss prior to the receipt of such recoveries.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Regular Certificates to a Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Regular Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax income treaty.

         Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

         It is recommended that Regular Certificateholders who are not U.S. Persons and persons related to them not acquire any Residual Certificates, and holders of Residual Certificates (the "Residual Certificateholder") and persons related to Residual Certificateholders not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Regular Certificateholder at any time during the year, any information deemed appropriate to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability providing the requisite information is supplied to the IRS.

b.       Residual Certificates

         Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "- Prohibited Transactions and Other Taxes." Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which it owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. An original holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued or held by the REMIC.

         In most cases, a Residual Certificateholder will be required to include taxable income from the Residual Certificate in excess of the cash received ("phantom income"). This mismatch may be caused, for example, by a structure in which interest from the mortgage loans in excess of what is needed to pay interest on the Regular Certificates is used to pay the principal on the Regular Certificates. This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of the tax treatment on the after-tax yield of a Residual Certificate.

         A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the Residual Certificateholder owns the Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Certificate that purchased the Residual Certificate at a price greater than (or less than) the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder. See "- Sale or Exchange of Residual Certificates." It is not clear, however, whether these adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for these adjustments.

         Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the REMIC for interest and OID on the Regular Certificates and, except as described under "- Regular Certificates - Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, all bad loans will be deductible as business bad debts, and the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individual. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income earned from temporary investments or reserve assets, reduced by the amortization of any premium on the mortgage loans. In addition, a Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Certificates due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Certificates. The REMIC's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Certificates and the Residual Certificates (or, if a class of certificates is not sold initially, its fair market value). The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to this income, under a method similar to the method described above for accruing OID on the Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption.

         The REMIC will be allowed a deduction for interest and OID on the Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

         A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "- Sale or Exchange of Residual Certificates." For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of the Residual Certificate to the holder and the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder, see "- Allocation of the Income of the REMIC to the Residual Certificates."

         Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the Residual Certificate. Any net loss that is not currently deductible due to this limitation may only be used by the Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         For purposes of determining REMIC taxable income or loss, the trustee intends to treat Subsequent Recoveries in the way described under the caption "Subsequent Recoveries."

         Mark to Market Rules. A Residual Certificate cannot be marked-to-market.

         Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated among the Regular Certificateholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either would qualify as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules. The applicable prospectus supplement may apportion expenses to the Regular Certificates, but if it does not, then the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Certificates.

         In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a Regular Certificate or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (for example a partnership, an S corporation or a grantor trust), the trust expenses will be deductible under Code Section 67 only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010. The amount of additional taxable income recognized by Residual Certificateholders who are subject to the limitations of Code Section 67, Code Section 68 or both may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

         The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders are encouraged to consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

         Excess Inclusions. All or a portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter generally will be subject to federal income tax in all events. Thus, for example, an excess inclusion may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "- Tax-Exempt Investors"); and is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "- Non-U.S. Persons."

         Except in the case of a Residual Certificate that has no significant value, and except as discussed in the following paragraph, the excess inclusions for any calendar quarter is the excess, if any, of the income of the Residual Certificateholder for that calendar quarter from its Residual Certificate over the sum of the "daily accruals" for all days during the calendar quarter on which the Residual Certificateholder holds the Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of the same quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. In the case of a Residual Certificate that has no significant value, the excess inclusions for any calendar quarter is all of the Residual Certificateholder's income from the Residual Certificate for that quarter.

         In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

         Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in the Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

         Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules). A holder's adjusted basis in a Residual Certificate generally equals the cost of the Residual Certificate to the Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual Certificateholder with respect to the Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the Residual Certificateholder with respect to the Residual Certificate and by the distributions received thereon by the Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

         Any loss from the sale of a Residual Certificate will be subject to the "wash sale" rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Certificate, the seller reacquires the Residual Certificate, or acquires (i) a Residual Certificate in any other REMIC, (ii) a similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) or (iii) an ownership interest in a FASIT (as defined in Code Section 860L). In general, under the wash sale rules, loss from the Residual Certificate will be disallowed and the Residual Certificateholder's basis in the replacement interest will be the basis in the Residual Certificate that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual Certificate and the purchase price of the replacement interest.

Prohibited Transactions and Other Taxes

         The Code imposes a tax on REMICs equal to 100 percent of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax") and prohibits deducting any loss with respect to prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition (as opposed to holding to maturity) of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund that has elected to be treated as a REMIC, if made after the day on which the trust fund issues all of its interest could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No trust fund for any series of certificates will accept contributions that would subject it to a Contributions Tax.

         In addition, a trust fund that has elected to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates results from

         o a breach of the related master servicer's, trustee's or seller's obligations under the related pooling and servicing agreement for the series, the tax will be borne by the master servicer, trustee or seller, as the case may be, out of its own funds or

         o the seller's obligation to repurchase a mortgage loan, the tax will be borne by the seller.

If the master servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

Liquidation and Termination

         If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC will not be subject to any Prohibited Transactions Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

         The REMIC will terminate shortly following the retirement of the Regular Certificates. If a Residual Certificateholder's adjusted basis in the Residual Certificate exceeds the amount of cash distributed to the Residual Certificateholder in final liquidation of its interest, then it would appear that the Residual Certificateholder would be entitled to a loss equal to the amount of the excess. It is unclear whether the loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

         Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate. Certain information is required to be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

         Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Tax-Exempt Investors

         Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See "- Residual Certificates - Excess Inclusions."

Non-U.S. Persons

         Amounts paid to Residual Certificateholders who are not U.S. persons (see "- Regular Certificates - Non-U.S. Persons") are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "- Regular Certificates." Furthermore, the rate of withholding on any income on a Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "- Residual Certificates - Excess Inclusions." If the portfolio interest exemption is unavailable, the amount will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the Residual Certificates do not have significant value). See "- Residual Certificates - Excess Inclusions." If the amounts paid to Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to the non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of Residual Certificates, see "- Tax-Related Restrictions on Transfers of Residual Certificates."

Tax-Related Restrictions on Transfers of Residual Certificates

         Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to the interest for periods after the transfer and the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to it an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, the person does not have actual knowledge that the affidavit is false. A "disqualified organization" means the United States, any State, possession or political subdivision of the United States, any foreign government, any international organization or any agency or instrumentality of any of the foregoing entities (provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by a governmental agency), any organization (other than certain farmers cooperatives) generally exempt from federal income taxes unless the organization is subject to the tax on "unrelated business taxable income" and a rural electric or telephone cooperative.

         A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in the entity. The amount of the tax is equal to the product of the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means a regulated investment company, real estate investment trust, or common trust fund; a partnership, trust, or estate; and certain cooperatives. Any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. Large partnerships (generally with 100 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

         To comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

         Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Transferee" unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under "Certain Federal Income Tax Consequences - Non-REMIC Certificates - Non-U.S. Persons." A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the residual interest is subject to tax under Code
Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic Residual Certificate is disregarded, the transferor continues to be treated as the owner of the Residual Certificate and continues to be subject to tax on its allocable portion of the net income of the REMIC.

         A Residual Certificate (including a Residual Certificate with a positive value at issuance) is a "Noneconomic Residual Certificate" at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Certificate has a "significant purpose to impede the assessment or collection of tax" if, at the time of transfer, the transferor either knew or should have known (had "Improper Knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

         The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Certificate is presumed not to have Improper knowledge at the time of transfer if the following conditions are met:
(i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual Certificate, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Certificate and intends to pay taxes associated with holding the Noneconomic Residual Certificate as they become due; (iii) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) ("Offshore Location") of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

         A transfer of a Noneconomic Residual Certificate meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax ("AMT") under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

         The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation, but an Eligible Corporation does not include a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a residual interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic Residual Certificate meets the Asset Test if at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. The consideration given to the transferee to acquire the noneconomic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

         Treatment of Inducement Fees. Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.


         In addition, the proposed regulations provide that inducement fees shall be treated as income from sources within the United States.

         If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of REMIC residual certificates. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these proposed regulations.

         Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United States trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that the amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed I.R.S. Form W-8ECI and the trustee consents to the transfer in writing.

         Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are encouraged to consult their own tax advisors with respect to transfers of the Residual Certificates and pass-through entities are encouraged to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            Other Tax Considerations

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations," potential investors are encouraged to consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the certificates. State, local and foreign tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

                              ERISA Considerations

     The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code, which apply to certificates issued by the trust. The related prospectus supplement will contain more specific information concerning the considerations relating to ERISA and the Code applicable to each series of certificates.

     ERISA imposes requirements on employee benefit plans subject to ERISA (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which the plans, accounts or arrangements are invested) (collectively "Plans") and on persons who bear specified relationships to Plans ("Parties in Interest") or are fiduciaries with respect to Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in certificates without regard to ERISA's requirements, but subject to the provisions of applicable federal or state law. Any of those plans that are qualified and exempt from taxation under Code Sections 401(a) and 501(a) are subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor ("DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg. Section 2510.3-101.) Under this "Plan Assets Regulation," the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan acquires an "equity interest" could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no "substantial equity features." If certificates are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the certificates would not cause the assets of the issuer to be deemed plan assets. If the certificates are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to the issuer could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. Trust certificates are "equity interests" for purposes of the Plan Asset Regulation.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the mortgage loans may be deemed plan assets of each Plan that purchases certificates, an investment in the certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

     Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities: for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

     The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by entities, including trusts, that hold investment pools consisting of certain secured receivables, loans and other obligations ("issuer") and the servicing, operation and management of such entities, provided that the conditions and requirements of the Underwriter Exemptions are met.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

o the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

o the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the investment pool contains certain types of collateral, such as fully-secured mortgages on real property in (a "Designated Transaction");

o the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor's, a division of The McGraw-Hill Company, Inc., Moody's Investors Service, Inc. or Fitch Ratings (the "rating agencies");

o the trustee is not an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter;

o the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection therewith; and

o the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

     If an issuer holds obligations that have high loan-to-value ratios, the Underwriter Exemption may apply to the issuer's non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies if the obligations are residential or home equity loans, and the fair market value of the collateral for each loan on the closing date is at least 80% of the sum of the outstanding principal balance of the related obligation held in the investment pool and the outstanding principal balance of any obligation of higher priority secured by the same collateral.

     The issuer must also meet the following requirements:

o the investment pool must consist solely of assets of the type that have been included in other investment pools;

o securities in those other investment pools must have been rated in one of the three highest rating categories (or four, in a Designated Transaction) of at least one of the rating agencies for at least one year prior to the Plan's acquisition of securities; and

o securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

o in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

o the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the investment pool;

o the Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the seller, any underwriter, the trustee, the master servicer, any servicer, any insurer with respect to the trust, any obligor with respect to mortgage loans included in the investment pool constituting more than five percent of the aggregate unamortized principal balance of the assets in the investment pool, any counterparty to a permissible notional principal contract included in the trust, or any affiliate of those parties (the "Restricted Group").

     The Underwriter Exemptions provide exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Underwriter Exemptions. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than twenty-five percent of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding accounts meet certain conditions.

     The rating of a security may change. If a class of securities no longer has a permitted rating from at least one rating agency, securities of that class will no longer be eligible for relief under the Underwriter Exemptions (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it). A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

     The prospectus supplement for each series of certificates will indicate the classes of certificates offered thereby, if any, as to which it is expected that an Underwriter Exemption will apply.

     Any Plan fiduciary that proposes to cause a Plan to purchase certificates is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                Legal Investment

     The prospectus supplement for each series of certificates will specify which, if any, of the classes of certificates offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of certificates that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacts legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the certificates will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security").

     All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the policy statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

                             Method of Distribution

     Certificates are being offered hereby in series from time to time (each series evidencing a separate trust fund) through any of the following methods:

o by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters;

o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

o        by placement directly by the depositor with institutional investors.

     A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the certificates will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the certificates of the series if any certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     This prospectus, together with the related prospectus supplement, may be used by Countrywide Securities Corporation, an affiliate of CWALT, Inc., in connection with offers and sales related to market making transactions in the certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in those transactions. Sales in those transactions will be made at prices related to prevailing prices at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

     If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of the series.

                                  Legal Matters

     The validity of the certificates, including certain federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019.

                              Financial Information

     A new trust fund will be formed for each series of certificates and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     Rating

     It is a condition to the issuance of the certificates of each series offered by this prospectus and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             Index to Defined Terms


1986 Act...........................................67
Agency Securities..................................12
Amortizable Bond Premium Regulations...............65
Applicable Amount..................................81
ARM Loans..........................................67
Asset Conservation Act.............................61
CERCLA.............................................61
Certificate Account................................45
Class Certificate Balance..........................28
Code...............................................25
Contingent Regulations.............................72
Contributions Tax..................................83
Deferred Interest..............................68, 69
Eleventh District..................................34
ERISA..............................................87
excess inclusion...................................81
excess servicing...................................68
FHLBSF.............................................35
Garn-St Germain Act................................62
Insured Expenses...................................46
Legislative History................................67
Liquidated Mortgage................................53
Loan-to-Value Ratio................................14
Master REMIC.......................................72
Mortgage Assets....................................12
National Cost of Funds Index.......................35
Non-U.S. Person....................................70
OID................................................64
OID Regulations....................................67
OTS................................................35
Parties in Interest................................87
pass-through entity................................85
Payment Lag Certificates...........................78
Plans..............................................87
Prepayment Assumption..............................67
Private Mortgage-Backed Securities.................12
Prohibited Transactions Tax........................83
RCRA...............................................61
Regular Certificateholders.........................72
Regular Certificates...............................71
Relief Act.........................................62
REMIC Certificates.................................71
REMICs.............................................72
Residual Certificateholder.........................79
Residual Certificates..............................71
Restricted Group...................................89
single-class REMIC.................................78
SMMEA..............................................90
Stripped ARM Obligations...........................69
Stripped Bond Certificates.........................68
Stripped Coupon Certificates.......................68
Subsequent Recoveries..............................78
Super-Premium Certificates.........................73
Title V............................................62
U.S. Person........................................70
Underlying REMIC...................................72
Underwriter Exemptions.............................88

                         Alternative Loan Trust 2004-J4
                                     Issuer


                                   CWALT, INC.
                                    Depositor


                                     [LOGO]
                                     Seller


                       Countrywide Home Loans Servicing LP
                                 Master Servicer


                                  $616,382,060
                                  (Approximate)


               Mortgage Pass-Through Certificates, Series 2004-J4

                              --------------------

                              Prospectus Supplement

                              --------------------


                       Countrywide Securities Corporation


         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Series 2004-J4 Mortgage Pass-Through Certificates in any state where the offer is not permitted.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2004-J4 Mortgage Pass-Through Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2004-J4 Mortgage Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus until July 30, 2004.

                                 April 29, 2004